AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION JULY 25, 2014
REGISTRATION NO. 333-180166

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 13
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
 MA MANAGED FUTURES FUND, LP
(Exact name of registrant as specified in its charter)

Delaware	6221
(State of Organization)	(Primary Standard Industrial
Classification Code Number)
90-0793845
(I.R.S. Employer Identification Number)
Agents and Corporations, Inc.
4440 PGA Boulevard	1201 Orange Street
Suite 600	Suite 600
Palm Beach Gardens, FL 33410	Wilmington, DE 19801
(561) 623-5310	(302) 575-0877
(Address, including zip code, and telephone number, including area	(Name, address, including zip code, and telephone number, including
code, of registrant's principal executive offices)	area code, of agent for service)
Copy to:
Bilal H. Malik
 Malik Law Group LLC
 191 Peachtree Street, Suite 3275
 Atlanta, GA 30303
 (678) 279-5478
     Approximate Date Of Commencement Of Proposed Sale To The Public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") check the following box.  ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Number of Securities to be Offered	Proposed Maximum Aggregate Offering†	Amount of Registration Fee‡
Class A, Class C, and Class I Limited Partnership Units, no par value per Unit	50,000	$50,000,000	$5,730.00
Total:	50,000	$50,000,000	$5,730.00

† The proposed maximum aggregate offering has been calculated assuming that all Units are sold at the price of $1,000 per Unit. After the initial contribution period, Units will be sold at their present net asset value.
‡ The amount of the registration fee for the Units is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering as described above.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

PROSPECTUS
AND DISCLOSURE DOCUMENT
OF
MA MANAGED FUTURES FUND, LP
$50,000,000.00 CLASS A, CLASS C, AND CLASS I, COLLECTIVELY
LIMITED PARTNERSHIP UNITS
The Offering
     MA Managed Futures Fund, LP (the "Fund"), a Delaware limited partnership, is offering three separate classes of limited partnership units (the "Units"), designated Class A, Class C, and Class I, in an aggregate offering amount of up to $50,000,000.00, collectively for all Classes. Class C is further divided into four series: Series I, Series II, Series III, and Series IV. Each investor will receive a Schedule K-1 reporting their allocable share of partnership tax items each year for income tax purposes. The primary objective of MA Managed Futures Fund, LP is to seek appreciation of its assets over time by implementing its futures trading program as well as by investing in a portfolio of managed futures funds and managed futures accounts which, in turn, invest in a wide array of futures products. The three Classes invest in a single portfolio, and the assets and liabilities of each Class are not segregated from the assets and liabilities of the other Classes.
     Selling agents selected by MA Capital Management, LLC, the general partner of the Fund, including Newport Coast Securities, Inc. (CRD# 16944), are offering the Units for an initial capital contribution period scheduled to end at 5:00 p.m. in New York, NY on                                 , subject to extension for up to 3 months. After the initial offering period, capital contributions will be accepted as of the last day of each month. In each case, Units will be purchased at their current net asset value after deduction of any front-end sales load. The selling agents will use their best efforts to locate investors for the Fund but are not required to meet any predetermined total capital contribution amount. The selling agents will not be paid any front-end sales loads or annual sales fees until the minimum offering amount ($5,000,000) is sold. The offering of the Units will terminate 36 months after the effective date  of this registration, on  <TBD>
    If the total amount registered pursuant to this offering is sold, the proceeds to MA Managed Futures Fund, LP will be as follows:

	Proceeds to MA Managed Futures Fund, LP*
	Aggregate	Per Unit ($1,000/Unit)
If all Units sold are Class I Units	$50,000,000.00	$1,000.00
If all Units sold are Class A Units	$47,500,000.00	$950.00
If all Units sold are Class C Series I Units	$49,937,500.00	$998.75
If all Units sold are Class C Series II Units	$49,958,333.33	$999.16
If all Units sold are Class C Series III Units	$49,979,166.66	$999.58
If all Units sold are Class C Series IV Units	$50,000,000.00	$1,000.00

    *To be held in a non-interest bearing escrow account at Huntington National Bank during the initial capital contribution period until the minimum capital contributions ($5,000,000) is raised. Thereafter, such proceeds will be turned over to the Fund for trading.

    During the initial capital contribution period, all Class A, Class C, and Class I Units will be sold at a price of $1,000 per Unit. Thereafter, due to the performance of the Fund, the prices of the Class A, Class C, and Class I Units will fluctuate according to their net asset value. Therefore, any Units sold after the initial capital contribution period will be sold at their current net asset value, which may be higher or lower than $1,000, to be determined at the time of such sale by the Fund's transfer agent, Mutual Shareholder Services, LLC. Investors will be notified of the current net asset value of the Units prior to their execution of the Fund's Subscription Agreement and will also be notified of the final Unit price determined as of the month-end closing date of their subscription to the Fund after such determination is made by the Fund's transfer agent.

    Investors should note that there are volume discounts for Class A Units; please see please see the "Sales Compensation" subsection under the "Charges" section, below.
 The General Partner
     MA Capital Management, LLC, a professional futures trading advisor, serves as the general partner and commodity pool operator of MA Managed Futures Fund, LP (the "General Partner"). The General Partner is registered as a commodity pool operator and commodity trading advisor with the U.S. Commodity Futures Trading Commission.
Minimum Investment
     The minimum initial capital contribution for Class A and Class C Units is $5,000 and the minimum capital contribution for Class I Units is $1,000,000.  The minimum additional capital contribution for each Class of Units is $1,000.
The Risks
     These limited partnership Units are speculative securities. You could lose all or substantially all of your investment in the Fund. Before you decide whether to invest, read this entire prospectus carefully and consider "THE RISKS YOU FACE" on page 14.
●	The Fund has not yet commenced operations and thus has no performance history.

●
The General Partner's investment program and the managed futures funds and managed futures accounts in which the Fund invests are speculative and leveraged. The General Partner's trading program, as well as the managed futures funds and managed futures accounts, will acquire positions with face amounts substantially greater than their total equity. Leverage magnifies the impact of both gains and losses.

●	Performance is expected to be volatile; the net asset value of an investor's Units may fluctuate significantly in a single month.

●
The General Partner anticipates that approximately 90% of the Fund's assets will be managed by third party sub-advisors to the Fund or invested in managed futures funds which are themselves managed by commodity pool operators unaffiliated with the General Partner. These third party sub-advisors and commodity pool operators will control the investment programs of each managed futures account and managed futures fund, respectively, in which the Fund invests. Therefore, the Fund's performance will, to a certain extent, depend on the skill and acumen of such third party sub-advisors and commodity pool operators and their ability to successfully implement their trading programs. As of the date of this Prospectus, , the Fund has executed no agreements with any third party commodity trading advisers or managed futures funds. Therefore, the Fund is not obligated to invest with any trading program or managed futures fund at this time. In the future, when the Fund signs agreements with such third party sub-advisors and managed futures funds, the Fund will be obligated to make such agreements available to investors online via the SEC's EDGAR database except to the extent such agreements are protected, in whole or in part, by confidentiality treatment as determined by order of the Securities and Exchange Commission.

●
After each calendar year each investor in the Fund will receive a Schedule K-1 reporting such investor's share of partnership tax items for income tax purposes. This form is expected to be available prior to April 15 each year following the taxable year it relates to; however, if there were a delay in making Schedule K-1's available, it could be more difficult for investors to complete their tax returns in a timely fashion. Additionally, investors who seek advice from tax advisors with respect to their Schedule K-1 may incur additional costs in the form of fees.

●	There is no secondary market for the Fund's Units. You may withdraw from the Fund only as of a month-end. Transfers of Units are subject to limitations.

●	You will sustain losses if the substantial expenses of the Fund are not offset by investment gains and interest income.
     To invest, you will be required to represent and warrant, among other things, that you have received a copy of this Prospectus and that you satisfy the minimum net worth and income requirements for residents of your state to invest in the Fund. You are encouraged to discuss your investment decision with your individual financial, tax, and legal advisers.

     The Fund is an "emerging growth company" under the federal securities laws and will therefore be subject to reduced public reporting requirements.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.
    The Fund is not registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the investor protections and regulations applicable to registered investment companies will not apply to the Fund.
    This Prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

Prospectus dated July 25, 2014

COMMODITY FUTURES TRADING COMMISSION
 RISK DISCLOSURE STATEMENT
YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.
FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 39 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 7.
THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 14.
YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY ENGAGE IN OFF-EXCHANGE FOREIGN CURRENCY TRADING. SUCH TRADING IS NOT CONDUCTED IN THE INTERBANK MARKET. THE FUNDS THAT THE POOL USES FOR OFF-EXCHANGE FOREIGN CURRENCY TRADING WILL NOT RECEIVE THE SAME PROTECTION AS FUNDS USED TO MARGIN OR GUARANTEE EXCHANGE-TRADED FUTURES AND OPTION CONTRACTS. IF THE POOL DEPOSITS SUCH FUNDS WITH A COUNTERPARTY AND THAT COUNTERPARTY BECOMES INSOLVENT, THE POOL'S CLAIM FOR AMOUNTS DEPOSITED OR PROFITS EARNED ON TRANSACTIONS WITH THE COUNTERPARTY MAY NOT BE TREATED AS A COMMODITY CUSTOMER CLAIM FOR PURPOSES OF SUBSCHAPTER IV OF CHAPTER 7 OF THE BANKRUPTCY CODE AND THE REGULATIONS THEREUNDER. THE POOL MAY BE A GENERAL CREDITOR AND ITS CLAIM MAY BE PAID, ALONG WITH THE CLAIMS OF OTHER GENERAL CREDITORS, FROM ANY MONIES STILL AVAILABLE AFTER PRIORITY CLAIMS ARE PAID. EVEN POOL FUNDS THAT THE COUNTERPARTY KEEPS SEPARATE FROM ITS OWN FUNDS MAY NOT BE SAFE FROM THE CLAIMS OF PRIORITY AND OTHER GENERAL CREDITORS.

     This Prospectus does not include all of the information or exhibits in MA Managed Futures Fund, LP's Registration Statement. You can read and copy the entire Registration Statement at the Public Reference Facilities maintained by the Securities and Exchange Commission ("SEC") in Washington, D.C.
     MA Managed Futures Fund, LP will file quarterly and annual reports with the SEC. You can read and copy these reports at the SEC Public Reference Facility in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information.
     MA Managed Futures Fund, LP's filings will be posted at the SEC website at http://www.sec.gov.

     PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than $13,333,334, you are cautioned to carefully evaluate MA Managed Futures Fund, LP's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of capital contributions in MA Managed Futures Fund, LP. Units will not be offered nor will capital contributions be accepted in Pennsylvania until a minimum of $6,666,667 has been invested in the aggregate in MA Managed Futures Fund, LP.

     FLORIDA INVESTORS: The following notice is provided to satisfy the notification requirement set forth in subsection 11(a)(5) of Section 517.061 of the Florida Statutes, 1987, as amended: the Florida investor acknowledges that any sale of a Unit to the Florida investor is voidable by the Florida investor either within three days after the first tender of consideration is made by the Florida investor to the issuer, or an agent of the issuer, or within three days after the availability of that privilege is communicated to the Florida investor, whichever occurs later.
MA CAPITAL MANAGEMENT, LLC
 General Partner
4440 PGA Boulevard
 Suite 600
 Palm Beach Gardens, FL 33410
 (561) 623-5310

TABLE OF CONTENTS
Part One – Disclosure Document
SUMMARY	1
THE RISKS YOU FACE	15
The Fund is Speculative; You Could Lose All or Substantially All of Your Investment in the Fund	15
The Fund is a Newly Formed Entity With No Performance History for You to Evaluate When Making a Decision Whether or Not to Invest in the Fund	15
The Fund Will be Highly Leveraged; Leverage Magnifies Losses as Well as Gains	15
The Performance of the Fund is Expected to Be Volatile; Volatile Performance Can Result in Sudden Large Losses	15
Futures Investments are Highly Volatile and May Cause Large Losses, Including a Risk of Total Loss	15
Writing and Purchasing Options on Futures Can be More Volatile and Expensive than Futures Trading and May Cause Large Losses	16
Foreign Currency Trading Can be Volatile and Illiquid, Causing Large Losses	16
PIP Spreads Can Limit Profitability	17
Intra-Day Trading Uses Significant Leverage and Small Price Changes can Quickly Lead to Large Losses	17
The Fund will be Solely Responsible for All Losses in its Managed Futures Accounts	17
Fees and Commissions Are Charged Regardless of Profitability and Will Cause Losses If Not Offset by Gains and Interest Income	17
An Investment in the Fund is Not a Liquid Investment; Investors Remain Liable for Fund Liabilities Incurred After Submitting Withdrawal Notices but Before the calendar month-end Withdrawal Date, and You Will Not be Able to Limit Your Losses or Realize Accrued Profits Except at a calendar month-end	17
Timing Constraints Associated with Limited Partners' Ability to Withdraw from the Fund may Cause a Limited Partner Losses	18
Lack of Liquidity in the Markets in Which the Fund Trades Could Make It Impossible to Realize Gains or Limit Losses	18
The Fund May Trade Extensively in Foreign Markets Which May Not Be Subject to the Same Level of Regulatory Oversight as Trading in Domestic Markets	18
The Fund's Accounts with Futures Commission Merchants may be Improperly Segregated and are not Insured Against Loss in the Event of a Futures Commission Merchant's Bankruptcy	19
A Counterparty to an Exchange of Physicals may Default, Resulting in Losses to the Fund	19
If the Fund Does Not Perform in a Manner Non Correlated with the General Financial Markets or Does Not Perform Successfully, You Will Not Obtain Any Diversification Benefits by Investing in the Fund and You May Have No Gains to Offset Your Losses from Other Investments	19
Regulatory Change Applicable to the Fund is Impossible to Predict and May be Adverse to the Fund	19
The Fund's Operations Depend on Systems which are Subject to a Risk of Failure, Leading to Large Losses	19
Trading Orders May Not be Properly Executed, Resulting in the Fund Failing to Achieve an Intended Market Position and Suffering Losses	20
Stop Loss Orders are to the Risk of Subject Significantly Lower than the Price Intended in the Event of a "Flash Crash" or Similar Market Event, Resulting in Losses Execution at Prices	20
The Fund Will Not Engage in Hedging; Accordingly, the Fund may not be able to Limit Losses Resulting from General Market Movements	20
The General Partner Analyzes Fundamental as well as available Technical Data, which do not capture all the possible risk scenarios that might emerge; These unknown Risk Factors Could Result in Losses	21
Speculative Position Limits May Alter Trading Decisions for the Fund's own Trading Program and that of the Managed Futures Funds and Managed Futures Accounts in which it Invests, Possibly Resulting in Loss	21
Increases in Assets Under Management May Affect the General Partner's Investment Decisions to the Detriment of Your Investment in the Fund	21

Investors will Receive a Schedule K1 and as a Result May Suffer Complications in Filing their Tax Returns in the Event of Delay and May Incur Additional Costs from Professional Advisors	21
Investors Are Taxed Each Year Based on Their Share of Gains Attributable to the Fund; Investors Must Either Withdraw Units to Pay Taxes or Have Other Assets Available to Do So	21
You Could Owe Taxes on Your Share of Ordinary Income Attributable to the Fund Despite Having Suffered an Overall Loss	21
Recharacterization of the Fund's Ordinary Expenses as "Investment Advisory Fees" Could Result in an Investor Owing Increased Taxes	22
The Failure of a Clearing Broker or Currency Dealer Could Result in Losses	22
The Fund Is Subject to Actual and Potential Conflicts of Interest That Could Result in Losses for the Fund	22
The Managing Partner of the Fund's General Partner is a Broker of the Fund's Selling Agent	22
No Independent Experts Represented the Interests of Investors; You Must Rely on Your Own Professional Advisors with Respect to an Investment in the Fund	23
You Will Be Relying on the General Partner Alone to Direct the Fund's Trading Program and Select Managed Futures Funds and Managed Futures Accounts in which the Fund Invests	23
The Fund's Operations Depend Heavily on Key Personnel; Any Loss of Key Personnel Could Disrupt the Fund's Activities	23
The Fund may be Unable to Hire Third Party Sub Advisors or Traders with the Type of Experience Necessary to Complete the Fund's Business Model, Reducing the Fund's Potential for Profitability	23
The Fund Is Not a Regulated Investment Company or Mutual Fund and You Will Not Have the Investor Protections Afforded Those Investment Vehicles	23
The Fund Is a Limited Partnership and Limited Partners will not have an Opportunity to Review the Fund's Investments and will have no Voting Rights except in Limited Circumstances	23
The Fund Is an "Emerging Growth Company" under the JOBS Act of 2012 and, accordingly, the Fund will be subject to Reduced Disclosure Requirements	24
There may be Deficiencies with the Fund's Internal Controls that require improvements, and if the Fund is unable to adequately evaluate Internal Controls, the Fund may be subject to Sanction by the SEC	24
MA CAPITAL MANAGEMENT, LLC

MANAGEMENT'S DISCUSSION AND ANALYSIS OF PROSPECTIVE OPERATIONS	34
CONFLICTS OF INTEREST	38
RELATED PARTY TRANSACTIONS	41
LITIGATION	41
TRADING FOR THE GENERAL PARTNER'S OWN ACCOUNT	41
PRINCIPAL PROTECTED POOL	42
CHARGES	42
THE OFFERED SECURITIES	47
USE OF PROCEEDS	47
THIRD PARTY SUB-ADVISORS AND MANAGED FUTURES FUNDS	48
THE CLEARING BROKERS; THE INTRODUCING BROKER; ADMINISTRATION	49
DISTRIBUTIONS; WITHDRAWALS	55
MA MANAGED FUTURES FUND, LP AGREEMENT OF LIMITED PARTNERSHIP	56
FEDERAL INCOME TAX ASPECTS	58
INVESTMENT BY EMPLOYEE BENEFIT PLANS	61
PLAN OF DISTRIBUTION	63
CERTAIN LEGAL MATTERS	66
EXPERTS	67
INDEX TO FINANCIAL STATEMENTS	70

PART TWO – Statement of Additional Information

WHY MA MANAGED FUTURES FUND?	SAI-1
REGULATION	SAI-3

Exhibit A: Form of Agreement of Limited Partnership
Exhibit B: Subscription Agreement
Exhibit C: Request for Withdrawal
Exhibit D: Consent of Independent Registered Public Accounting Firm
Exhibit E: Consent of Independent Public Accounting Firm
     An electronic version of this Prospectus is available on a special web site (http://www.MAFuturesFund.com) being maintained by MA Capital Management, LLC.

SUMMARY
General
     MA Managed Futures Fund, LP, a Delaware limited partnership formed in October 2011 (the "Fund"), is offering three classes of limited partnership units ("Units"): Class A, Class C (divided into four series: Series I, Series II, Series III, and Series IV), and Class I (each, a "Class"). Each Class invests in the Fund's futures trading portfolio, as well as the Fund's portfolio of managed futures funds and managed futures accounts, each selected by MA Capital Management, LLC, the general partner and commodity pool operator of the Fund (the "General Partner"). The Fund has not yet begun investment and trading operations.
    For break-even analysis purposes, investments in the Fund will be calculated in terms of the minimum investment to each Class: $5,000 each for Class A and Class C Units, and $1,000,000 for Class I Units. At this price and after taking into account the estimated costs and fees applicable to the Fund, two break-even scenarios were created for the Fund.

    In the first scenario, an assumption is made that the Fund operates with the minimum capitalization needed to commence operations ($5,000,000) for its first twelve (12) calendar months of operations; under this assumption, the break-even point for the Fund twelve months after an investment is a return of $774.61 or 15.49% or $561.20 or 11.22% for Class A and Class C Units, respectively, and a return of $93,945.12 or 9.39% for Class I Units.  This scenario further assumes that the Fund's total assets under management remains at $5,000,000 for the first year of the Fund's operations.

   In the second scenario, an assumption is made for break-even purposes that the Fund operates with an average capitalization of $50,000,000 for its first twelve (12) calendar months of operations; under this assumption, the break-even point for the Fund after twelve months after an investment is a return of $612.52 or 12.25% or $399.11 or 7.98% for Class A and Class C Units, respectively, and a return of $61,528.66 or 6.15% for Class I Units. To the extent that the Fund falls short of this capitalization amount, a higher break-even point than that provided in the second break-even calculation scenario would result.
Investment Program
     The Fund will invest approximately 97% of its assets in exchange-traded futures contracts, options on futures, and off-exchange retail foreign currencies by implementing its own futures trading program as well as by investing in managed futures funds and managed futures accounts managed by third party commodity pool operators and third party sub-advisors. Approximately 10% of the 97% of the Fund's assets committed to exchange-traded futures contracts, options on futures, and off-exchange retail foreign currencies will be managed "in house" by the General Partner. The remainder, or approximately 90% of the 97% of the Fund's assets committed to trading the above assets, will be managed by third party sub-advisers or invested in other managed futures funds.
     The General Partner will exclusively trade futures contracts and options on futures contracts. The General Partner will not trade foreign currencies of any kind, although the managed futures funds and managed futures accounts in which the Fund invests will do so. Neither the General Partner, nor the managed futures funds and managed futures accounts in which the Fund will invest, will trade in swaps subject to CFTC regulation, or foreign exchange which are exempted from the definition of "swap" in accordance with the Commodity Exchange Act.
     The futures contracts the Fund will trade will consist of 8 asset classes: stock indices (United States: S&P 500, Nasdaq 100, Dow Jones; European: DAX, CAC 40, FTSE, etc.; and Asia: Hang Seng, Nikkei, etc.), volatility indices, bonds (US Treasury bonds, Australian bonds, UK bonds, etc.), currencies (USD/AUD, USD/CAD, USD/CHF, USD/EUR, USD/GBP, USD/JPY, USD/MXN, USD/NOK, USD/NZD, USD/SEK and US dollar indexes, etc.), real estate (Case-Shiller Home Index, etc.), energy (crude oil, natural gas, heating oil, coal, electricity, ethanol, etc.), metals (gold, silver, platinum, copper, aluminum, zinc, nickel, uranium, etc.), weather (temperature, hurricanes, snowfall, rainfall, etc.), and agricultural commodities (orange juice, coffee, cotton, sugar, cocoa, wheat, corn, soybeans, rapeseed, rice, palm oil, live cattle, lean hogs, rubber, etc.). The off-exchange foreign currency contracts the managed futures funds and managed futures accounts in which the Fund will invest may trade include: USD/AUD, USD/CAD, USD/CHF, USD/EUR, USD/GBP, USD/JPY, USD/MXN, USD/NOK, USD/NZD, USD/SEK, etc. The Fund will not trade futures contracts for individual securities.

     When investing in futures contracts, the Fund will utilize global futures markets and exchanges andUnited States futures markets, including: the Chicago Mercantile Exchange (CME); the Chicago Board of Trade (CBOT); the Commodity Exchange (COMEX); and the New York Mercantile Exchange (NYMEX). The Fund's currency trading will be conducted using exchange-traded futures and forward contracts and, to a lesser extent, spot forex markets.
The General Partner
     MA Capital Management, LLC, a Florida limited liability company, serves as the general partner and commodity pool operator of the Fund and is responsible for the management and administration of the Fund. The General Partner's offices, and the office of the Fund where its books and records will be kept, are located at 4440 PGA Boulevard, Suite 600, Palm Beach Gardens, FL 33410.
     The General Partner is registered as a commodity pool operator with the Commodity Futures Trading Commission ("CFTC") as of October 31,2011 and is also a commodity trading advisor registered with the CFTC as of August 17, 2010. The General Partner was also registered as a Forex Firm as of September 10, 2012. The General Partner is a member of the National Futures Association ("NFA") as of August 17, 2010. The Managing Partner of the General Partner is Monty Agarwal and Mark Stephan serves as a portfolio manager of the General Partner. The General Partner reserves the right to add additional personnel in the future.
     The past performance disclosures of the General Partner may be found beginning on page 14.
     The General Partner is a professional futures trading advisor. The General Partner intends to delegate certain administrative functions, including calculation of the Fund's net asset value to NAV Consulting, Inc., a major fund administration firm. Certain Fund records will be located at the offices of NAV Consulting Inc. at 2625 Butterfield Road, Suite 208W, Oak Brook, IL 60523. The General Partner also intends to delegate certain transfer agent duties, including the calculation of the net asset value of each Class and Series of Units and the distribution of reports to investors, to Mutual Shareholder Services, LLC. Certain Fund records will be located at the offices of Mutual Shareholder Services, LLC at 8000 Town Centre Drive, Suite 400, Broadview Heights, OH 44147.
     Monty Agarwal, a principal of the General Partner, has contributed $3,000 to the capital of the Fund as the "Initial Limited Partner." This amount is in addition to the total capital contribution amount offered by this Prospectus. Monty Agarwal will maintain an investment in the Fund of at least $3,000, but may withdraw any excess above such level in the Fund at any month-end.
The Offering
MA Capital Management LLC will select one or more selling agents, including Newport Coast Securities, Inc. (CRD# 16944), who will offer the Units of the Fund for an initial capital contribution period scheduled to end at 5:00 p.m. in New York, NY on                          , subject to extension for up to 3 months. After the initial capital contribution period, capital contributions will be continuously accepted as of the last day of each month until the offering of the Units terminates on May 31, 2016. Units will be purchased at their current net asset value after deduction of any front-end sales load. The selling agents will use their best efforts to locate investors for the Fund but are not required to meet any predetermined total capital contribution amount. Capital contribution proceeds will be deposited in the Fund's account at Huntington National Bank until the Fund commences operations, with all income from such deposits paid to the Fund. The Fund is required to reach a capitalization of $5,000,000 prior to beginning trading and, thereafter, no capital contribution amount must be raised as of the end of any month and the Fund does not need to maintain any minimum capitalization level to continue operations. The selling agents will not be paid any front-end sales loads or annual sales fees until the minimum offering amount ($5,000,000) is sold. If the total amount registered pursuant to this offering is contributed, the proceeds to MA Managed Futures Fund, LP will be as follows: $50,000,000 if all Units sold are Class I Units; $47,500,000 if all Units sold are Class A Units; $49,250,000 if all Units sold are Class C Units (assuming all Class C Units sold are of Series I, which pays the highest sales fee), or; some figure between $47,500,000 and $50,000,000 if some combination of the Classes of Units is sold. Investors should note that the selling agents will be deemed statutory underwriters of the Fund. As of the date of this Prospectus, only Newport Coast Securities, Inc. has been retained as a selling agent by the General Partner. No selling agent, including Newport Coast Securities, Inc., will receive any non-cash compensation in connection with the offering of the Fund under FINRA Rule 2310(c).

Escrow of Funds
          During the initial capital contribution period, funds from capital contributions will be deposited in a non-interest bearing escrow account within One (1) business day of acceptance by the General Partner in the Fund's name at Huntington National Bank, the Fund's escrow agent, until(i) the Fund raises the minimum aggregate initial capital contributions ($5,000,000) and released for trading purposes.  Please note that investor's funds will remain in Escrow, and will not be released for trading, until the $5 million contingency is met ; or (ii) returned to the payors of such funds as further described herein. Subscriptions may be accepted or rejected by the General Partner in its sole discretion. If a Subscriber's subscription is rejected, or if the minimum aggregate initial capital contribution is not achieved, his or her subscription payment will promptly be returned within Ten (10) business days.
Minimum Investment & Unit Net Asset Value Calculation
          The minimum initial capital contribution for Class A Units and Class C Units is $5,000. The minimum initial capital contribution for Class I Units is $1,000,000. The minimum additional capital contribution for Class A Units, Class C Units, and Class I Units is $1,000.
          The transfer agent of the Fund, Mutual Shareholder Services, LLC is responsible for calculating the net asset value of each Class of Units, including each Series of Class C. To determine the net asset value of each Unit, the transfer agent takes the net asset value of each Class and divides it by the number of Units in such Class, provided that, in the case of Class C Units, the transfer agent divides the net asset value of each Class C Series by the number of Units in such Series. To determine the value of the Limited Partner's investment in the Fund as of any date, the net asset value of the Class A, Class C, and/or Class I Units, as applicable, is multiplied by the number of Units the Limited Partner owns. The number of Units a Limited Partner owns will be increased by additional capital contributions and decreased by withdrawals.
Major Risks of the Fund
–	An investment in the Fund is a speculative investment. You must be prepared to lose all or substantially all of your investment.

–	The Fund is newly formed and thus has no performance history. The past performance of the General Partner's managed futures program is not necessarily indicative of the future results of the Fund.
–
The General Partner's trading program, as well as the managed futures funds and managed futures accounts in which the Fund invests, are speculative and leveraged. The General Partner's trading program, as well as the managed futures funds and managed futures accounts, will acquire positions with face amounts substantially greater than their total equity. Leverage magnifies the impact of both gains and losses.

–	The Fund's performance is expected to be volatile; the net asset value of the Fund and each Unit therein may fluctuate significantly in a single month.

–
Third party sub-advisors and commodity pool operators will control the investment programs of each managed futures account and managed futures fund in which the Fund invests. Therefore, the Fund's performance will depend, to a certain extent, on the skill and acumen of such third party sub-advisors and commodity pool operators and their ability to successfully implement their trading programs.

–	There is no secondary market for the Fund's Units. You may withdraw from the Fund only as of a calendar month-end. Transfers of Units are subject to limitations as described herein.

–	The Units will sustain losses if the substantial expenses of the Fund are not offset by investment gains and interest income.
–	The Fund is subject to numerous conflicts of interest as described herein.
Investment Considerations
–
The Fund will implement its own futures trading program as well as invest in managed futures funds and managed futures accounts managed by third party commodity pool operators and third party sub-advisors. Accordingly, the performance of the Fund will depend on the investment performance of the Fund's trading program as well as such third party commodity pool operators and sub-advisors. The Fund may not retain sub-advisors or invest in managed futures funds which are managed or advised by persons related to the General Partner or its Principals.

–
The General Partner utilizes fundamental analysis in selecting the managed futures funds and accounts in which it will invest the Fund's assets. Decisions to select managed futures funds and retain third party sub-advisors made by the General Partner are discretionary and thus involve human emotional responses to communications with third party commodity pool operators and sub-advisors, changing market conditions, and other factors outside the General Partner's control.

–
An investment in the Fund has the potential to help diversify an investor's traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and/or reduce the volatility (a widely used measure of risk) of a traditional portfolio of stocks and bonds. However, for a non-correlated asset to increase a traditional portfolio's overall returns, the non-correlated asset must outperform either stocks or bonds over the period being measured.  There can be no assurance that the Fund will outperform other sectors of an investor's portfolio or not produce losses.

–
The Fund will hold that portion of its assets traded in the Fund's futures trading program or invested in managed futures accounts (including those assets used as margin deposits for trading activities) in U.S. government securities and/or interest-bearing deposit accounts. Accordingly, the Fund, in addition to its potential to profit from its investment operations, will earn interest on all or almost all of its assets deposited in such accounts.

Limited Liability
     Investors cannot lose more than the amount of their investments and undistributed gains, if any. Thus, investors receive the advantage of limited liability in a leveraged trading vehicle.
Withdrawals, Distributions, Transfers, and Exchanges
     The Fund is intended to be a medium- to long-term (i.e., 3 to 5-year) investment. However, monthly withdrawals are permitted, without penalty or any charge, upon thirty (30) days' written notice to Mutual Shareholder Services (the Fund's transfer agent). Withdrawal proceeds will be paid in U.S. dollars. Due to the availability of monthly withdrawals, the General Partner does not intend to make any distributions, and the investment gains of the Fund, if any, will be reinvested in the Fund.
Charges to the Fund and each Unit
     The Fund's fees and charges are substantial and must be offset by investment gains and interest income in order to avoid depletion of the Fund's assets. The fees and expenses applicable to the Fund and each Unit therein are as follows:

          The General Partner
–
The Fund is charged a one percent (1%) annual management fee (1/12 of 1% payable monthly in advance) of the net assets of the Fund. The management fee will be allocated proportionally to each Limited Partner according to the Class and Series of Units such Limited Partner holds.

–
The Fund is also charged an incentive allocation equal to ten percent (10%) of the Fund's new appreciation, including realized and unrealized gains and losses, for each fiscal quarter. New appreciation is the increase in the Fund's net asset value, after adjusting for capital contributions and withdrawals, since the last time an incentive allocation was paid or, if no incentive allocation has been paid, since the Fund commenced trading operations. As "new appreciation" will take into account capital contributions and withdrawals, any changes in the Fund's net asset value due to contributions and withdrawals will be ignored for purposes of determining the increase in the Fund's net asset value. The incentive allocation will be allocated proportionally to each Limited Partner according to the Class and Series of Units such Limited Partner holds. Please see "Charges to be Paid by the Fund and Each Unit Therein — Incentive Allocation" for a more detailed discussion of new appreciation and the incentive allocation.

          Third Party Sub-Advisors and Managed Futures Fund Fees
–
The Fund may be charged a management fee of up to two percent (2%) of the actual (as opposed to notional) net assets of the Fund managed by a third party sub-advisor or invested in a managed futures fund, payable to such third party sub-advisor or managed futures fund at such regular intervals, either in arrears or in advance, as the General Partner and such third party sub-advisor or managed futures fund may agree.

–
The Fund may also be charged an incentive fee of up to twenty percent (20%) of the new appreciation, including realized and unrealized gains and losses, attributable to the Fund's assets managed by a third party sub-advisor or invested in a managed futures fund on such schedule as the General Partner and such third party sub-advisor or managed futures fund may agree. New appreciation is the increase in the net asset value of the assets managed by such third party sub-advisor or invested in a managed futures fund since the last time an incentive fee was paid or, if no incentive fee has been paid, since the Fund's allocation of assets to such third party sub-advisor or managed futures fund, in each case adjusted for additional capital contributions and withdrawals; the initial net asset value of the Fund's assets managed by a third party sub-advisor or invested in a managed futures fund is equal to the total net assets allocated by the Fund to such third party sub-advisor or managed futures fund. As incentive fees paid to third party sub-advisors or managed futures funds do not take into account the overall net gains or losses of the Fund and each Limited Partner's investment therein, the Fund may be assessed third party sub-advisor and managed futures fund incentive fees at a time when the overall net asset value of the Fund has decreased (although the General Partner may not be entitled to an incentive allocation in such a situation).

          Selling Agents and Others

–
Investors in Class A Units will pay a front-end sales load on each capital contribution to the Fund equal to the following schedule: for capital contributions of less than $50,000: 5.0%; less than $100,000 but at least $50,000: 4.0%; less than $250,000 but at least $100,000: 3.0%; less than $500,000 but at least $250,000: 2.5%; less than $750,000 but at least $500,000: 2.0%; less than $1,000,000 but at least $750,000: 1.5%; at least $1,000,000: no front-end sales load. The front-end sales load will reduce the number of Class A Units purchased. Payments of front-end sales loads may be made directly to third party selling agents by the Fund's independent transfer agent. The General Partner may waive the front-end sales load for any Class A Limited Partner. The selling agents will not be paid any front-end sales loads until the minimum offering amount ($5,000,000) is sold.

Class C Units will be sold in four different Series according to the total capital contributions (less any withdrawals) made by the Limited Partner holding such Class C Units: for contributions of less than $100,000, Series I; for contributions less than $500,000 but at least $100,000, Series II; for contributions less than $1,000,000 but at least $500,000, Series III; for contributions of at least $1,000,000, Series IV. Class C Units will pay an annual sales fee according to their respective Series equal to the following schedule: for Series I: 1.5%; for Series II, 1.0%; for Series III, 0.5%; for Series IV, no annual sales fee. The annual sales fee is charged monthly in advance as of the first day of each calendar month. The annual sales fee will be treated as an expense and will be charged to Class C Units for a period of 5 years. To the extent additional capital contributions or withdrawals by a Limited Partner would make such Limited Partner eligible for Units of another Series, all of the Class C Units held by such Partner will be exchanged for Units of the new Series at the current net asset values of the Units of the respective Class C Series. Payments of front-end sales loads may be made directly to third party selling agents by the Fund's independent transfer agent. The General Partner may waive the annual sales fee for any Class C Limited Partner. The selling agents will not be paid any annual sales fees until the minimum offering amount ($5,000,000) is sold.

Investors in Class I Units are not charged selling commissions. Furthermore, participating members will not receive any form of compensation related to Class I Units, including but not limited to front-end commissions, ongoing asset based fees or performance fees.

–
The Fund itself may be charged sales loads or other commissions or fees by brokers for, or advisers of, the managed futures funds or managed futures accounts in which the Fund invests. Each Partner in the Fund will indirectly bear these commissions or fees. Additionally, in the case of the Fund's trading program and the managed futures accounts in which the Fund invests, brokerage fees will be incurred by the Fund in the course of the General Partner or third party sub-adviser pursuing their respective investment programs on the Fund's behalf. In the case of the Fund's investment in a managed futures fund, the Fund will bear its pro rata share of the managed futures fund's expenses, including brokerage fees. Regardless of whether incurred by the Fund's trading program, its managed futures accounts, or the managed futures funds in which the Fund invests, such brokerage fees and expenses are estimated to amount to approximately 1.00% of the average month-end net assets per year allocated by the Fund to such program, accounts, or funds. The Fund anticipates that individual commissions per side (as opposed to round turn) will be in the following ranges (subject to minimum commissions of approximately $10.00): $0.50 - $2.00 per futures contract; $0.50 - $2.00 per option contract; $1.00 - $2.50 per index option contract; $1.00 - $2.00 per contract for option exercise/assignment. The foregoing commissions are in addition to futures exchange and clearing fees and other fees assessed by applicable options and futures exchanges. Futures and option clearing fees are estimated to be between $0.02 and $0.50 per contract, which may be subject to a maximum fee per trade for large orders. Forex brokerage fees are paid in either a fixed spread or a variable spread of the bid price and the ask price; in either case, the fee will typically be between 1.5 pips (one basis point or 1/100th of one percent for most currency pairs) and 5 pips, depending on the currency pair and market volatility. In some cases, however, the brokerage commission may be as low as a fraction of 1 pip (e.g., two-tenths of one pip).

–
Actual operating and ongoing offering expenses (including the costs of updating this Prospectus and increasing the maximum amount of Units for sale to the public), such as legal, auditing, administration, escrow, printing, and postage costs, are estimated to be 0.50% of average month-end net assets per year of the Fund. The General Partner will assume liability for operating expenses in excess of 1.00% of average month-end net assets per year of the Fund.

–
The Fund will bear, without reimbursement, its organizational and initial offering costs (other than sales commissions) up to $120,000. Costs in excess of $120,000 will be borne by the General Partner.

     Break-Even Analysis
     The following tables show the fees and expenses that an investor would incur on a minimum initial capital contribution to the Fund for each Class of Units and the amount that such investment must earn to break even after one year. The Break-Even Analysis has been performed under two scenarios:
The first set of break-even tables were created under the assumption that the Fund receives the minimum capital contributions required to begin trading, or $5,000,000. This scenario further assumes that the Fund's total assets under management remains at $5,000,000 for the first year of the Fund's operations.
The second set of break-even tables were created under the assumption that the Fund has an average minimum net asset value of $50,000,000 for the first year of the Fund's operations (the total amount offered pursuant to this Prospectus).
The fees estimated using these assumptions and shown below will be significantly overestimated or underestimated if the average net asset value of the Fund during its first year is significantly more than

$5,000,000 or less than $50,000,000, respectively. The break-even analysis is an approximation only.
ASSUMPTION: MINIMUM NET ASSET VALUE FOR FIRST CALENDAR YEAR
($5,000,000)
CLASS A UNITS

		DOLLAR RETURN REQUIRED
	PERCENTAGE RETURN REQUIRED	($5,000 INITIAL INVESTMENT)
	INITIAL TWELVE MONTHS OF	INITIAL TWELVE MONTHS OF
ROUTINE EXPENSES	INVESTMENT	INVESTMENT
General Partner Management Fees (1)	1.00%	$50.00
General Partner Incentive Allocation (2)	0.00%	$0.00
Third Party Sub-Advisor or Managed Futures Fund Management Fees (3)	1.80%	$90.00
Third Party Sub-Advisor or Managed Futures Fund Incentive Fee (4)	2.79%	$139.43
Selling Commissions (5)	5.00%	$250.00
Operating and Ongoing Offering Expenses (6)	1.00%	$50.00
Brokerage Fees and Expenses (7)	1.00%	$50.00
Organizational and Initial Offering Costs (8)	2.40%	$120.00

Less Interest Income (9)	0.05%	$2.50

TWELVE-MONTH BREAK-EVEN	14.94%	$746.93

CLASS C UNITS

		DOLLAR RETURN REQUIRED
	PERCENTAGE RETURN REQUIRED	($5,000 INITIAL INVESTMENT)
	INITIAL TWELVE MONTHS OF	INITIAL TWELVE MONTHS OF
ROUTINE EXPENSES	INVESTMENT	INVESTMENT
General Partner Management Fees (1)	1.00%	$50.00
General Partner Incentive Allocation (2)	0.00%	$0.00
Third Party Sub-Advisor or Managed Futures Fund Management Fees (3)	1.80%	$90.00
Third Party Sub-Advisor or Managed Futures Fund Incentive Fee (4)	2.02%	$101.02
Selling Commissions (5)	1.50%	$75.00
Operating and Ongoing Offering Expenses (6)	1.00%	$50.00
Brokerage Fees and Expenses (7)	1.00%	$50.00
Organizational and Initial Offering Costs (8)	2.40%	$120.00

Less Interest Income (9)	0.05%	$2.50

TWELVE-MONTH BREAK-EVEN	10.67%	$533.52

CLASS I UNITS

		DOLLAR RETURN REQUIRED
	PERCENTAGE RETURN REQUIRED	($1,000,000 INITIAL INVESTMENT)
	INITIAL TWELVE MONTHS OF	INITIAL TWELVE MONTHS OF
ROUTINE EXPENSES	INVESTMENT	INVESTMENT
General Partner Management Fees (1)	1.00%	$10,000.00
General Partner Incentive Allocation (2)	0.00%	$0.00
Third Party Sub-Advisor or Managed Futures Fund Management Fees (3)	1.80%	$18,000.00
Third Party Sub-Advisor or Managed Futures Fund Incentive Fee (4)	1.69%	$16,910.12
Selling Commissions (5)	0.00%	$0.00
Operating and Ongoing Offering Expenses (6)	1.00%	$10,000.00
Brokerage Fees and Expenses (7)	1.00%	$10,000.00
Organizational and Initial Offering Costs (8)	2.40%	$24,000.00

Less Interest Income (9)	0.05%	$500.00

TWELVE-MONTH BREAK-EVEN	8.84%	$88,410.12

ASSUMPTION: AVERAGE NET ASSET VALUE FOR FIRST CALENDAR YEAR OF $50,000,000

CLASS A UNITS

		DOLLAR RETURN REQUIRED
	PERCENTAGE RETURN REQUIRED	($5,000 INITIAL INVESTMENT)
	INITIAL TWELVE MONTHS OF	INITIAL TWELVE MONTHS OF
ROUTINE EXPENSES	INVESTMENT	INVESTMENT
General Partner Management Fees (1)	1.00%	$50.00
General Partner Incentive Allocation (2)	0.00%	$0.00
Third Party Sub-Advisor or Managed Futures Fund Management Fees (3)	1.80%	$90.00
Third Party Sub-Advisor or Managed Futures Fund Incentive Fee (4)	2.21%	$110.25
Selling Commissions (5)	5.00%	$250.00
Operating and Ongoing Offering Expenses (6)	1.00%	$50.00
Brokerage Fees and Expenses (7)	1.00%	$50.00
Organizational and Initial Offering Costs (8)	0.24%	$12.00

Less Interest Income (9)	0.05%	$2.50

TWELVE-MONTH BREAK-EVEN	12.20%	$609.75

CLASS C UNITS

		DOLLAR RETURN REQUIRED
	PERCENTAGE RETURN REQUIRED	($5,000 INITIAL INVESTMENT)
	INITIAL TWELVE MONTHS OF	INITIAL TWELVE MONTHS OF
ROUTINE EXPENSES	INVESTMENT	INVESTMENT
General Partner Management Fees (1)	1.00%	$50.00
General Partner Incentive Allocation (2)	0.00%	$0.00
Third Party Sub-Advisor or Managed Futures Fund Management Fees (3)	1.80%	$90.00
Third Party Sub-Advisor or Managed Futures Fund Incentive Fee (4)	1.44%	$71.84
Selling Commissions (5)	1.50%	$75.00
Operating and Ongoing Offering Expenses (6)	1.00%	$50.00
Brokerage Fees and Expenses (7)	1.00%	$50.00
Organizational and Initial Offering Costs (8)	0.24%	$12.00

Less Interest Income (9)	0.05%	$2.50

TWELVE-MONTH BREAK-EVEN	7.93%	$396.34

CLASS I UNITS

		DOLLAR RETURN REQUIRED
	PERCENTAGE RETURN REQUIRED	($1,000,000 INITIAL INVESTMENT)
	INITIAL TWELVE MONTHS OF	INITIAL TWELVE MONTHS OF
ROUTINE EXPENSES	INVESTMENT	INVESTMENT
General Partner Management Fees (1)	1.00%	$10,000.00
General Partner Incentive Allocation (2)	0.00%	$0.00
Third Party Sub-Advisor or Managed Futures Fund Management Fees (3)	1.80%	$18,000.00
Third Party Sub-Advisor or Managed Futures Fund Incentive Fee (4)	1.11%	$11,075.16
Selling Commissions (5)	0.00%	$0.00
Operating and Ongoing Offering Expenses (6)	1.00%	$10,000.00
Brokerage Fees and Expenses (7)	1.00%	$10,000.00
Organizational and Initial Offering Costs (8)	0.24%	$2,400.00

Less Interest Income (9)	0.05%	$500.00

TWELVE-MONTH BREAK-EVEN	6.10%	$60,975.16
The foregoing break-even analyses are approximations only and assume a constant net asset value ($5,000 with respect to Class A and Class C or $1,000,000 with respect to Class I) during the first year of an investor's investment in the Fund.

(1)	The Fund is charged a one percent (1%) annual management fee (1/12 of 1% payable monthly in advance) of the net assets of the Fund, payable to the General Partner.

(2)
The Fund is charged an incentive allocation equal to ten percent (10%) of the Fund's new appreciation, including realized and unrealized gains and losses, for each fiscal quarter. New appreciation is the increase in the Fund's net asset value, after adjusting for capital contributions and withdrawals, since the last time an incentive allocation was paid or, if no incentive allocation has been paid, since the Fund commenced trading operations. As "new appreciation" will take into account capital contributions and withdrawals, any changes in the Fund's net asset value due to contributions and withdrawals will be ignored for purposes of determining the increase in the Fund's net asset value. The incentive allocation will be allocated proportionally to each Limited Partner according to the Class and Series of Units such Limited Partner holds. No incentive allocation to the General Partner will be charged to the Fund until break-even costs are met for the Fund. However, because the General Partner's incentive allocation is payable quarterly, and the General Partner is not obligated to return incentive allocations once earned, it is possible for the General Partner to earn an incentive allocation during a break-even or losing year for the Fund if, after payment of an incentive allocation, the Fund incurs losses resulting in a break-even or losing year. It is impossible to predict what incentive allocations, if any, could be paid during a break-even or losing year for the Fund, thus none is shown.

The General Partner will pay a portion of the annual management fee (1%) and the incentive allocation (10%) it collects to the managing underwriter, Newport Coast Securities as underwriting compensation.  This underwriting compensation will only be paid to the managing underwriter and not to other selling agents. The maximum portion of the annual management and incentive allocation that the General Partner pays will be 10% for Class A and C units for an annual maximum of 0.50% of assets for a period of 3 years.

(3)
The Fund may be charged a management fee of up to two percent (2%) of the actual (as opposed to notional) net assets of the Fund managed by a third party sub-advisor or invested in a managed futures fund, payable at such regular intervals, either in arrears or in advance, as the General Partner and such third party sub-advisor or managed futures fund may agree. The General Partner estimates that approximately 90% of the Fund's assets will be managed by third party sub-advisors or invested in managed futures funds. For purposes of this break-even calculation, the most conservative management fee figure of 2% of actual funding has been used. Therefore, the calculation under the second scenario is as follows: ($50,000,000 X 90%) X (2%) = $900,000 per year of third party sub-advisor and managed futures fund management fees paid by the Fund.

(4)
The Fund may also be charged an incentive fee of up to twenty percent (20%) of the new appreciation, including realized and unrealized gains and losses, attributable to the Fund's assets managed by a third party sub-advisor or invested in a managed futures fund on such schedule as the General Partner and such third party sub-advisor or managed futures fund may agree. New appreciation is the increase in the net asset value of the assets managed by such third party sub-advisor or invested in such managed futures fund since the last time an incentive fee was paid or, if no incentive fee has been paid, since the Fund's allocation of assets to such third party sub-advisor or managed futures fund; the initial net asset value of the Fund's assets managed by a third party sub-advisor or invested in a managed futures fund is equal to the total net assets allocated by the Fund to such third party sub-advisor or managed futures fund. No incentive fees will be paid to a third party sub-advisor or managed futures fund until the loss carryforward provisions applicable to the Fund's investment are satisfied. However, as there may be multiple third party sub-advisors or managed futures funds retained by the Fund at any time, it is possible that the loss carryforward provisions protecting the assets managed by a particular third party sub-advisor or invested in a particular managed futures fund could be met, and the Fund would be obligated to pay such third party sub-advisor or managed futures fund an incentive fee, at a time when the Fund has experienced net losses. As third party sub-adviser and managed futures fund incentive fees may be paid regardless of whether the Fund overall breaks even in a given year and given that third party sub-advisors and managed futures funds will manage approximately 90% of the Fund's assets, it is likely that under a break-even scenario, the Fund will pay incentive fees to third party sub-advisors or managed futures funds. For purposes of the above break-even calculations, the incentive fees that would be paid to third party sub-advisors and managed futures funds, assuming that such third party sub-advisors and managed futures funds account for 90% of the Fund's income or profit and the General Partner accounts for the remaining 10%, under the respective break-even scenarios are provided. Limited Partners should be aware, however, that the actual incentive fees paid to third party sub-advisors and managed futures funds under an actual break-even scenario may differ widely from those figures provided above.

(5)
Investors in Class A Units will pay a front-end sales load on each capital contribution to the Fund equal to the following schedule: for capital contributions of less than $50,000: 5.0%; less than $100,000 but at least $50,000: 4.0%; less than $250,000 but at least $100,000: 3.0%; less than $500,000 but at least $250,000: 2.5%; less than $750,000 but at least $500,000: 2.0%; less than $1,000,000 but at least $750,000: 1.5%; at least $1,000,000: no front-end sales load. The front-end sales load will reduce the number of Class A Units purchased. Payments of front-end sales loads may be made directly to third party selling agents by the Fund's independent transfer agent.. The General Partner may waive the front-end sales load for any Class A Limited Partner. The selling agents will not be paid any front-end sales loads until the minimum offering amount ($5,000,000) is sold.

Class C Units will be sold in four different Series according to the total capital contributions (less any withdrawals) made by the Limited Partner holding such Class C Units: for contributions of less than $100,000, Series I; for contributions less than $500,000 but at least $100,000, Series II; for contributions less than $1,000,000 but at least $500,000, Series III; for contributions of at least $1,000,000, Series IV. Class C Units will pay an annual sales fee according to their respective Series equal to the following schedule: for Series I: 1.5%; for Series II, 1.0%; for Series III, 0.5%; for Series IV, no annual sales fee. In the above break-even tables, the sales fee applicable to Series I of Class C Units has been used; Series II, Series III, and Series IV will have lower sales fees and, therefore, a lower break-even point. The annual sales fee is charged monthly in advance as of the first day of each calendar month. The annual sales fee will be treated as an expense and will be charged to Class C Units for a period of 5 years. To the extent additional capital contributions or withdrawals by a Limited Partner would make such Limited Partner eligible for Units of another Series, all of the Class C Units held by such Partner will be exchanged for Units of the new Series at the current net asset values of the Units of the respective Class C Series. Payments of front-end sales loads may be made directly to third party selling agents by the Fund's independent transfer agent. The General Partner may waive the annual sales fee for any Class C Limited Partner. The selling agents will not be paid any annual sales fees until the minimum offering amount ($5,000,000) is sold.

Investors in Class I Units are not charged selling commissions. Furthermore, participating members will not receive any form of compensation related to Class I Units, including but not limited to front-end commissions, ongoing asset based fees or performance fees.

(6)
The Fund will pay its actual operating and ongoing offering expenses (including the costs of updating this Prospectus and increasing the total capital contribution amount available to the public), such as legal, auditing, administration, escrow, printing and postage costs. Additionally, the Fund will bear the operating expenses of the managed futures funds in which it invests. Together, the total operating and ongoing offering expenses of the Fund are estimated to be 0.50% of the average month-end net assets per year of the Fund. The General Partner will assume liability for operating expenses in excess of 1.00% of the average month-end net assets per year of the Fund. For the purpose of the above break-even calculations, the maximum figure (1.00%) has been employed under a "worst-case" scenario.

(7)
The Fund will pay brokerage fees and commissions in connection with its futures, options, and forward currency trading activities. Additionally, in the case of managed futures accounts in which the Fund invests, brokerage fees will be incurred by the Fund in the course of the third party adviser pursuing their investment program on the Fund's behalf. Finally, in the case of the Fund's investment in a managed futures fund, the Fund will bear its pro rata share of the managed futures fund's expenses, including brokerage fees. The Fund anticipates that individual commissions per side (as opposed to round turn) will be in the following ranges (subject to minimum commissions of approximately $10.00): $0.50 - $2.00 per futures contract; $0.50 - $2.00 per option contract; $1.00 - $2.50 per index option contract; $1.00 - $2.00 per contract for option exercise/assignment. The foregoing commissions are in addition to futures exchange and clearing fees and other fees assessed by applicable options and futures exchanges. Futures and option clearing fees are estimated to be between $0.02 and $0.50 per contract, which may be subject to a maximum fee per trade for large orders. Forex brokerage fees are paid in either a fixed spread or a variable spread of the bid price and the ask price; in either case, the fee will typically be between 1.5 pips (one basis point or 1/100th of one percent for most currency pairs) and 5 pips, depending on the currency pair and market volatility. In some cases, however, the brokerage commission may be as low as a fraction of 1 pip (e.g., two-tenths of one pip). Regardless of how incurred, the General Partner estimates that the brokerage fees paid directly or indirectly by the Fund will be approximately 1.00% of average month-end net assets per year of the Fund. This amount is an approximation by the General Partner and such fees and expenses may be significantly more or less than 1.00% on an annual basis.

(8)
The Fund will bear, without reimbursement, its organizational and initial offering costs (other than sales commissions) up to $120,000. Costs in excess of $120,000 will be borne by the General Partner. The organizational costs will be expensed upon the commencement of the Fund's operations and the offering costs will be amortized over the first 12 months of the Fund's operations.

(9)
The Fund will earn interest income on the money left over after all margin requirements are met, which will be directly dependent on the Fund's capitalization. The General Partner estimates that at a capitalization of $5,000,000, approximately 5% of the Fund's money will be earning interest and that at a capitalization of $50,000,000, approximately 50% of the Fund's money will be earning interest. If interest income earned is less than estimated, the Fund will have to earn investment profits greater than the amounts shown to cover its costs. Actual interest to be earned by the Fund will be at the prevailing rates for the period being measured which may be less than or greater than the 1.00% rate used in these break-even calculations over any twelve month period.

Federal Income Tax Aspects
     The Fund will be a partnership for federal income tax purposes. As such, investors will be taxed each year on the income attributable to their Units whether or not they make a withdrawal from the Fund or receive distributions from the Fund.
     To the extent the Fund's trading program, managed futures funds, or managed futures accounts invest in futures, gain or loss on such investments will, depending on the contracts traded, consist of a mixture of: 1) ordinary income or loss; and/or 2) capital gain or loss. Forty percent (40%) of trading profits, if any, on U.S. exchange-traded futures contracts are taxed as short-term capital gains at ordinary income rates and the remaining sixty percent (60%) is taxed as long-term capital gains at a lower maximum rate for individuals. Trading gains or losses from other contracts will be primarily short-term capital gains or losses, and interest income is taxed at ordinary income rates.
     For non-corporate investors, capital losses may be deducted against capital gains but may only be deducted against ordinary income to the extent of $3,000 per year. Therefore, investors could pay tax on their share of the Fund's interest income even though such investor's Units have decreased in net asset value.
Is MA Managed Futures Fund, LP a Suitable Investment for You?
     The primary objective of MA Managed Futures Fund, LP is to seek appreciation of its assets over time by investing in the General Partner's trading program as well as a portfolio of managed futures funds and managed futures accounts, each of which invest in a wide array of futures products. An investment in the Fund may fit within your portfolio allocation strategy if you are interested in the Fund's potential to produce returns generally unrelated to traditional securities investments.
     An investment in the Fund is speculative and involves a high degree of risk. The Fund is not a complete investment program. The General Partner offers Units in the Fund as a diversification opportunity for an investor's entire investment portfolio, and therefore an investment in the Fund should only be a limited portion of the investor's portfolio. To invest, you must, at a minimum, have:
          (1) a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or
          (2) a net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000.
     Some jurisdictions in which the Fund's Units are offered impose higher minimum suitability standards on prospective investors. These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards does not mean that an investment in the Fund is suitable for you. You should not invest more than 10% of your net worth, exclusive of home, furnishings, and automobiles, in MA Managed Futures Fund, LP.

Capital Contribution Procedure
     To invest in the Fund, you must complete and sign the Subscription Agreement, attached hereto as Exhibit B, and deliver it to your selling agent at least five business days prior to the applicable month-end closing date. Payment instructions are included with the Subscription Agreement. Subscription Agreements deemed valid and complete by the General Partner will be accepted, within five business days of receipt of a capital contribution, once payment proceeds have been received and cleared. Investors' purchases will be confirmed by their selling agents, generally within five business days after the applicable month-end closing. The General Partner will notify investors of, and will return, rejected capital contributions within five business days following the applicable month-end closing or sooner if practicable. No interest is earned while capital contributions are being processed. See "Plan of Distribution."

Inception of Trading
     The minimum initial capital contribution to the Fund by Limited Partners investing in Class A and Class C Units is $5,000; the minimum initial capital contribution to the Fund by Limited Partners investing in Class I Units is $1,000,000. Monty Agarwal, Principal of the General Partner, has invested $3,000 in the Fund and at all times will maintain at least $3,000 invested in the Fund. The Fund must be funded with at least $5,000,000 in capital contributions before it may begin trading activities. The maximum contribution amount that may be contributed to the Fund is currently $50,000,000. The General Partner may hold Limited Partners' funds prior to the commencement of the Fund's trading activities; all capital contributions may be deposited with the Fund's FCM or in the Fund's bank account(s). Any interest income paid on such deposits shall accrue to the Fund.
Reports
     Within 30 days after the end of a calendar month or as soon as practicable, the General Partner will provide Limited Partners with monthly account statements in accordance with CFTC Regulation 4.22. The account statements will report the fees charged by the third party sub-advisers or other managed futures funds, and will report the changes in net asset value of the third party sub-advisers or other managed futures funds. To the extent the third party sub-advisers or managed futures funds have submitted their CFTC mandated reports to the General Partner, they will be readily available and provided accordingly.  In addition, the General Partner will provide Limited Partners with year-end audited financial statements as soon as practicable after the end of each fiscal year (beginning with fiscal year 2014), but in no case later than 90 days after the end of each fiscal year, including a statement of profit or loss for such fiscal year.  The Fund's financial statements will be prepared using accounting principles generally accepted in the United State of America ("GAAP"). The General Partner shall be empowered to make any changes of accounting method that it shall deem advisable.
     Commodity Futures Trading Commission Rules require that this Prospectus be accompanied by summary financial information, which may be a recent monthly report of the Fund, current within 60 calendar days.
Organizational Chart
     The organizational chart below illustrates the relationship among the various service providers of this offering. MA Capital Management, LLC is the general partner of the Fund.  The selling agents and clearing brokers are not affiliated with MA Capital Management, LLC or MA Managed Futures Fund, LP.

Performance Disclosures
     THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.
     NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.
     MONTY AGARWAL HAS NOT OPERATED TRADING PROGRAMS COMPARABLE TO THE FUND WITHIN THE PRIOR FIVE YEARS AND, THEREFORE, THERE ARE NO PERFORMANCE DISCLOSURES RELATING TO HIS TRADING HISTORY.
     MARK STEPHAN HAS NOT OPERATED TRADING PROGRAMS COMPARABLE TO THE FUND PREVIOUSLY; THEREFORE, THERE ARE NO PERFORMANCE DISCLOSURES RELATING TO HIS TRADING HISTORY.

THE RISKS YOU FACE
The Fund Is Speculative; You Could Lose All or Substantially All of Your Investment in the Fund
     An investment in the Fund is a speculative investment. You will be relying on the General Partner to implement the Fund's trading program as well as invest the Fund's assets in managed futures funds and accounts, which cannot be assured. Consequently, you could lose all or substantially all of your investment in the Fund.
The Fund Is a Newly Formed Entity With No Performance History for You to Evaluate When Making a Decision Whether or Not to Invest in the Fund
     The Fund is a newly formed entity and thus has no performance history for you to evaluate when making your investment decision. Although past performance is not necessarily indicative of future performance, a performance history might provide you with more information upon which to base your investment decision. However, as the Fund has no performance history, you will have to make your investment decision without such information.  The past performance of the General Partner or its affiliates is not necessarily indicative of the future results of the Fund.
The Fund Will be Highly Leveraged; Leverage Magnifies Losses as Well as Gains
     Leverage may be used by the General Partner in its trading program, as well as by the managed futures funds and managed futures accounts in which the Fund invests in accordance with their respective organizational documents and trading programs. Because the amount of margin funds necessary to enter into a futures contract or off-exchange retail foreign currency position is typically about 2% to 15% of the total value of the contract, the General Partner's trading program, as well as the managed futures funds and managed futures accounts, will be able to hold positions with notional, or face, values far greater than their net assets.
    By utilizing leverage, the Fund is inherently able to leverage the dollar value of the futures contracts traded; accordingly, the operating profit or loss of the Fund will increase due to the increase in the dollar value of trading by the General Partner's trading program as well as the managed futures funds and managed futures accounts in which the Fund invests. As a result of this leveraging, even a small adverse movement in the price of a contract could cause the General Partner's trading program or a managed futures fund or managed futures account, and therefore the Fund, major and immediate losses. Like other leveraged investments, any trade may result in losses in excess of the amount invested.
The Performance of the Fund Is Expected To Be Volatile; Volatile Performance Can Result in Sudden Large Losses
     The General Partner expects the performance of the Fund to be volatile. Futures contracts and off-exchange retail foreign currency prices have a high degree of variability and are subject to occasional rapid and substantial changes, and the value of the Fund and each Unit therein may suffer substantial loss from time to time. The net asset value of your Units may change substantially between the date on which you make a capital contribution to the Fund, the date on which you request a withdrawal, and the month-end withdrawal date.
Futures Investments are Highly Volatile and May Cause Large Losses, Including a Risk of Total Loss
    The Fund and the managed futures funds and managed futures accounts in which the Fund invests will each invest in a number of different types of financial instruments related to futures, each of which involves a degree of risk of financial loss.  The value of futures contracts, commodities contracts and related investments are highly volatile. Market movements are difficult to predict and are influenced by, among other things, government trade, fiscal, monetary, and exchange control programs and policies; changing supply and demand relationships; national and international political and economic events; changes in interest rates; and the inherent volatility of the marketplace. In addition, governments from time to time intervene, directly and by regulation, in certain markets, often with the intent to influence prices directly.  The effects of government intervention may be particularly significant at certain times in the global futures markets, and such intervention (as well as other factors) may cause these markets and related investments to move rapidly, affecting United States and global financial markets. Investments in futures and related financial instruments are also subject to the risk of the failure of any of the exchanges on which positions trade or of their clearinghouses.

Writing and Purchasing Options on Futures Can be More Volatile and Expensive than Futures Trading and May Cause Large Losses
    The Fund will write, purchase, and sell options on futures instruments, the prices of which are often very volatile. The Fund will also invest in managed futures funds and managed futures accounts which may write, purchase, and sell options on futures investments. Price movements of options contracts are influenced by, among other things, interest rates, changing supply and demand relationships, international trade, fiscal, monetary, and exchange control programs and policies of governments, and national and international political and economic events and policies.  The value of options also depends in part upon the price of the futures underlying them.  Accordingly, options on highly volatile futures may be more expensive than options on other futures. Put options and call options typically have similar structural characteristics and operational mechanics, regardless of the underlying instrument on which they are purchased or sold. A put option gives the purchaser of the option, upon payment of a premium, the right to sell, and the writer the obligation to buy, the underlying commodity or other instrument at the exercise or "strike" price. A call option, upon payment of a premium, gives the purchaser of the option the right to buy, and the seller the obligation to sell, the underlying instrument at the strike price. If a put or call option purchased by the Fund were permitted to expire without being sold or exercised, the Fund would lose the entire premium it paid for the option. The risk involved in writing a put option is that there could be a decrease in the market value of the underlying futures instrument caused by rising interest rates or other factors. If this occurred, the option could be exercised and the underlying asset would then be sold to the Fund at a higher price than its current market value. The risk involved in writing a call option is that there could be an increase in the market value of the underlying asset caused by declining interest rates or other factors. If this occurred, the option could be exercised and the underlying instrument would then be sold by the Fund at a lower price than its current market value.  Purchasing and writing put and call options and, in particular, writing "uncovered" options are highly specialized activities and entail greater than ordinary investment risks. In particular, the writer of an uncovered call option assumes the risk of a theoretically unlimited increase in the market price of the underlying instrument above the exercise price of the option. This risk is enhanced if the instrument being sold short is highly volatile. The futures instruments necessary to satisfy the exercise of the call option may be unavailable for purchase except at much higher prices. Purchasing futures instruments to satisfy the exercise of the call option can itself cause the price of the asset to rise further, sometimes by a significant amount, thereby exacerbating the loss. Accordingly, the sale of an uncovered call option could result in a loss by the Fund of all or a substantial portion of its assets. Writing, purchasing, and selling options are highly specialized activities and entail greater than ordinary investment risks. Options are also subject to the risk of nonperformance by the counterparty, or the risk to the option buyer that the writer will not buy or sell the underlying asset as agreed in the option contract.
Foreign Currency Trading Can be Volatile and Illiquid, Causing Large Losses
    The General Partner will not invest the Fund's assets in retail off-exchange retail foreign currencies ("forex"), but the third party sub-advisors of the managed futures accounts, as well as the commodity pool operators of the managed futures funds, in which the Fund invests may do so on the Fund's behalf. Volatility, combined with the leverage of forex trading and of the General Partner's, third party sub-advisor's and managed futures funds' strategies, can cause large and sudden account fluctuations. Price movements of currencies are influenced by, among other things, climate, changing supply and demand relationships, governmental, agricultural, and trade strategies and policies, and national and international political and economic events, including changes in interest rates, international trade restrictions, and currency devaluations and revaluations, among others. The General Partner, third party sub-advisors and commodity pool operators cannot control any of these factors. Additionally, trading in forex may at times be illiquid and an unusually wide spread may at times exist between the price at which a counterparty is willing to purchase and sell particular foreign currencies. The General Partner's trading program, as well as the managed accounts and managed futures funds in which the Fund invests, will generally be dependent on the price quotes at a particular broker and will not be able to avoid reliance on a single broker, unless alternate arrangements are made for access to other brokers.

PIP Spreads Can Limit Profitability
    A retail forex market maker does not charge commissions or transaction fees. Instead, traders need to clear what is called a "pip spread." For most currency pairs, there is a 3 to 5 pip spread, meaning that a trader needs a position to grow at least $0.0003 to $0.0005 to break even on the transaction. Pip spreads are largely standardized across the retail forex industry. The spread is posted as the difference between the "bid" and "ask" prices for a currency pair. The pip difference between the "ask" and "bid" prices is the client's cost per transaction. The higher the leverage, the more the profit or losses that may be incurred from a 1 pip change.
Intra-Day Trading Uses Significant Leverage and Small Price Changes can Quickly Lead to Large Losses
    The Fund and the managed futures funds and managed futures accounts in which it invests will often engage in intra-day trading, where positions are opened and closed during the same trading day. Due to the nature of financial leverage and the rapid returns that are possible in intra-day trading, such strategies can be highly profitable or highly unprofitable over very short periods of time. Typically, brokers allow for bigger margins for intra-day trading purposes; because of the high risk of margin use, the General Partner or the managed futures funds or managed futures accounts in which the Fund invests may have to exit a losing position very quickly in order to prevent a loss larger than the original investment.
The Fund will be Solely Responsible for All Losses in its Managed Futures Accounts
    The Fund will be solely responsible to creditors for all losses in its managed futures accounts, even those in excess of the Fund's contribution to such account(s). For example, if a managed futures account of the Fund were to suffer net losses on one or more trades resulting in a deficit in such account, the Fund would be liable to repay the account's deficit. To the extent the managed futures accounts employ leverage, such accounts may quickly suffer losses far in excess of their net assets, requiring the Fund to contribute additional capital to such account(s).
Fees and Commissions Are Charged Regardless of Profitability and Will Cause Losses If Not Offset by Gains and Interest Income
     The Fund is subject to substantial charges payable irrespective of profitability in addition to incentive allocations which are payable to the General Partner based on the profitability of the Fund. The Fund must have gains from its investments and interest income to avoid losses. In order to break even during the first twelve months of investment, assuming an average minimum net asset value of the Fund of $50,000,000 during its first year of operations, Class A Units must return approximately 12.25%, Class C Units must return approximately 7.98%, and Class I Units must return approximately 6.15%.
An Investment in the Fund is Not a Liquid Investment; Investors Remain Liable for Fund Liabilities Incurred After Submitting Withdrawal Notices but Before the calendar month-end Withdrawal Date, and You Will Not be Able to Limit Your Losses or Realize Accrued Profits Except at a calendar month-end
     There is no secondary market for the Fund's Units. While investors have withdrawal rights, withdrawals are permitted only at the end of a calendar month upon 30 days' prior written notice Mutual Shareholder Services (the Fund's transfer agent) and withdrawing investors remain liable for the liabilities of the Fund until they are withdrawn at calendar month-end. Transfers of the ownership of Units are permitted only with the prior approval of the General Partner. Because Units cannot be readily liquidated, it will not be possible for you to limit losses or realize accrued gains, if any, except at a calendar month-end in accordance with the Fund's withdrawal provisions.

Timing Constraints Associated with Limited Partners' Ability to Withdraw from the Fund may Cause a Limited Partner Losses
    Limited Partners may make withdrawals from the Fund on a monthly basis after providing 30 days' prior written notice. At the same time, Limited Partners are provided monthly net asset value statements on the performance of the Fund and their Units. Therefore, the 30-day timing restraint on withdrawals from the Fund make it difficult to anticipate what the net asset value of a Limited Partner's Units will be at the following month-end that is at least 30 days after the date the Limited Partner gives notice. The monthly reporting period makes it difficult to ascertain the most recent net asset value figures for the Fund and each Unit therein, possibly leading to the Limited Partner making withdrawals at inopportune times or with limited information. For example, a Limited Partner's Units could suffer significant losses after the previous notification of net asset value but prior to the Limited Partner's withdrawal.
Lack of Liquidity in the Markets in Which the Fund Trades Could Make It Impossible to Realize Gains or Limit Losses
     It is not always possible to initiate or close a futures position at the desired price due to market conditions and/or price fluctuations. For example, when the market price of a commodity futures contract reaches its daily price fluctuation limit, no trades beyond the daily price fluctuation limit can be executed. Daily price fluctuation limits are established by the exchanges and approved by the CFTC. The holder of a commodity futures contract (including the Fund or the managed futures funds and managed futures accounts in which it invests) may therefore be locked into an adverse price movement for several days or more and lose considerably more than the initial margin paid to establish a position. Another instance of difficult or impossible execution occurs in thinly traded markets or markets which lack sufficient trading liquidity. As a result, no assurance can be given that the Fund's orders or those of the managed futures funds and managed futures accounts in which it invests will be executed at or near the desired price.
     Unexpected market illiquidity has caused major losses in the recent past in such sectors as emerging markets, mortgage-backed securities and other credit related instruments. There can be no assurance that the same will not happen in the futures markets generally, or in certain futures markets, at any time or from time to time. The large size of the positions the Fund may take in its managed futures accounts increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.
     United States commodity exchanges impose limits over the amount the price of some, but not all, futures contracts may change on any day. If a market has moved adversely to the Fund's position and has reached the daily price limit, it may be impossible for the Fund to liquidate its position until the limit is expanded by the exchange or the contract begins to trade away from the limit price. In addition, even if futures prices have not reached the daily price limit, the Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place.
The Fund May Trade Extensively in Foreign Markets Which May Not Be Subject to the Same Level of Regulatory Oversight as Trading in Domestic Markets
     A substantial portion of the Fund's trading program and its managed futures account trades may take place on markets or exchanges outside the United States. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA, or any domestic exchange regulates activities of any foreign boards of trade or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. In addition, some foreign exchanges are "principals markets" in which performance is the responsibility only of the individual exchange member counterparty, not of the exchange or a clearing facility. In such cases, the Fund will be subject to the risk that the member with whom the Fund has traded is unable or unwilling to perform its obligations under the transaction.
     Trading on foreign exchanges also presents the risk of loss due to the possible imposition of exchange controls (making it difficult or impossible for the Fund to repatriate some or all of its assets held by foreign counterparties), government expropriation of assets, taxation, government intervention in markets, limited rights in the event of bankruptcy of a foreign counterparty or exchange, and variances in foreign exchange rates between the time a position is entered and the time it is exited.

The Fund's Accounts with Futures Commission Merchants may be Improperly Segregated and are not Insured Against Loss in the Event of a Futures Commission Merchant's Bankruptcy
    Under CFTC regulations, FCMs are required to maintain a client's assets in a segregated account. If a client's FCM fails to do so, the Fund or the managed futures funds and managed futures accounts in which it invests may be subject to a risk of loss of its deposited funds in the event of the FCM's bankruptcy. Although FCMs are required to segregate customer accounts pursuant to the Commodity Exchange Act, in the event of a FCM's bankruptcy, there would be no equivalent of the Securities Investors Protection Corporation insurance available.
A Counterparty to an Exchange of Physicals may Default, Resulting in Losses to the Fund
    An exchange for physicals ("EFP") is a transaction in which the buyer of a cash commodity transfers to the seller a corresponding amount of long futures contracts or receives from the seller a corresponding amount of short futures at a price difference mutually agreed upon. In this way, the opposite hedges in futures of both parties are closed out simultaneously.  In such a transaction, the primary risk is associated with the default of such counterparty.
If the Fund Does Not Perform in a Manner Non-Correlated with the General Financial Markets or Does Not Perform Successfully, You Will Not Obtain Any Diversification Benefits by Investing in the Fund and You May Have No Gains to Offset Your Losses from Other Investments
     Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures contracts and off-exchange retail foreign currencies on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite each other. Because of this non-correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond markets, or vice versa. If the Fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will not obtain any diversification benefits by investing in the Fund and you may have no gains to offset your losses from other investments.
Regulatory Change Applicable to the Fund is Impossible to Predict and May be Adverse to the Fund
     The futures markets are subject to comprehensive regulation. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, among other measures, suspension of trading. Market regulation in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, various national governments have expressed concern regarding the need to regulate the "derivatives" markets in general. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the spot currency markets and the need to regulate the "derivatives" markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.
The Fund's Operations Depend on Systems which are Subject to a Risk of Failure, Leading to Large Losses
    The Fund depends on the General Partner and each third party sub-advisor to develop and implement appropriate systems for the Fund's activities. The Fund also depends on the each commodity pool operator to develop and implement appropriate systems for the managed futures fund's activities in which the Fund invests. In addition, certain of the Fund's, the General Partner's, and each third party sub-advisors' and managed futures funds' operations interface with or depend on systems operated by third parties, including brokers and market counterparties and their respective sub-custodians and other service providers, and the Fund, the General Partner, and each sub-advisor and managed futures fund may not be in a position to verify the risks or reliability of such third party systems. These programs or systems may be subject to certain defects, failures or interruptions, including, but not limited to, those caused by "worms," viruses, and power failures. Any such defect or failure could have a materially adverse effect on the Fund. For example, such failures could cause settlement of trades to fail, lead to inaccurate accounting, recording, or processing of trades, and cause inaccurate reports, which may affect the Fund's ability to monitor its investment portfolio and its risks or that of the managed futures funds and managed futures accounts in which it invests. The General Partner and each sub-advisor is not liable to the Fund for losses caused by systems failures.

Trading Orders May Not be Properly Executed, Resulting in the Fund Failing to Achieve an Intended Market Position and Suffering Losses
    The Fund's trading strategies, and those of the managed futures accounts and managed futures funds in which the Fund invests, depend on the ability to establish and maintain an overall market position in a combination of futures products selected by the General Partner and third party sub-advisors and commodity pool operators, respectively. The Fund's trading orders, and those of the managed futures funds and managed futures accounts in which the Fund invests, may not be executed in a timely and efficient manner due to various circumstances, including, without limitation, systems failures or human error attributable to the Principals, third party sub-advisors, commodity pool operators, brokers, agents, or other service providers. In such events, the Fund, managed futures fund, or managed futures account might only be able to acquire some, but not all, of the components of such investment, or if the overall investment were to need adjustment, the Fund, managed futures fund, or managed futures account might not be able to make such adjustment. As a result, the Fund, managed futures account, or managed futures fund would not be able to achieve the market position selected by the General Partner, third party sub-advisor, or commodity pool operator and the Fund, managed futures account, or managed futures fund might incur a loss in liquidating its position.
Stop-Loss Orders are Subject to the Risk of Execution at Prices Significantly Lower than the Price Intended in the Event of a "Flash Crash" or Similar Market Event, Resulting in Losses
    A stop-loss order, also known as a sell-stop order, is designed to stop or limit a loss in the event a position moves against you. A significant risk associated with a stop-loss order is that the order may be executed on a small or temporary price reversal that can frequently occur in the normal price movement of a publicly traded asset; thereafter, the value of the asset may increase or normalize, meaning the order caused a realized loss on the position that would have been avoided if no stop loss order had been placed. Another potential risk is that the stop-loss order may be executed at a much lower level than the stop price if the market is falling rapidly, experiencing above average volatility, or undergoing a so-called "flash crash," thereby locking in a large realized loss. Along these lines, a stop-loss order has a significant limitation in that it cannot guarantee losses will not exceed the stop price; indeed, after the stop-loss order is triggered, execution of the order may only be at a price significantly below the stop price.
The Fund Will Not Engage in Hedging; Accordingly, the Fund may not be able to Limit Losses Resulting from General Market Movements
     The General Partner and sub-advisors will not typically hedge the Fund's positions – either in respect of particular positions or in respect of the overall portfolio. The portfolio composition of the Fund, as well as that of the managed futures funds and managed futures accounts in which it invests, will commonly result in various directional market risks remaining unhedged. The General Partner and each third party sub-advisor and managed futures fund is not obligated to establish hedges for portfolio positions and may determine not do so.

The General Partner Analyzes Fundamental as well as available Technical Data, which do not capture all the possible risk scenarios that might emerge; These unknown Risk Factors Could Result in Losses
The General Partner's investment strategy cannot anticipate or model all possible market scenarios which can result in losses.  Additionally, despite the General Partner's best risk management practices, the execution of such practices might not be timely to prevent the losses.
Speculative Position Limits May Alter Trading Decisions for the Fund's own Trading Program and that of the Managed Futures Funds and Managed Futures Accounts in which it Invests, Possibly Resulting in Loss
     The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain, primarily agricultural and grain, futures contracts. Certain accounts controlled by the General Partner, including the accounts of the Fund, may be combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, the General Partner may modify the investment allocations for the Fund or the Fund may be forced to liquidate certain futures positions in its managed accounts, possibly resulting in losses.
Increases in Assets Under Management May Affect the General Partner's Investment Decisions to the Detriment of Your Investment in the Fund
     The General Partner has not agreed to limit the amount of money it may manage and it is actively seeking to raise additional capital contributions for the Fund. The more assets the General Partner manages, the more difficult it may be for the Fund to implement its trading program or select managed futures accounts profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, increases in capital under management may require the General Partner to modify its investment decisions for the Fund which could have a detrimental effect on your investment, such as decreasing gains or increasing losses.
Investors will Receive a Schedule K-1 and as a Result May Suffer Complications in Filing their Tax Returns in the Event of Delay and May Incur Additional Costs from Professional Advisors

     After each calendar year each investor in the Fund will receive a Schedule K-1 reporting such investor's share of partnership tax items for income tax purposes. This form is expected to be available prior to April 15 each year following the taxable year it relates to; however, if there were a delay in making Schedule K-1's available, it could be more difficult for investors to complete their tax returns in a timely fashion. Additionally, investors who seek advice from tax advisors with respect to their Schedule K-1 may incur additional costs in the form of fees.
Investors Are Taxed Each Year Based on Their Share of Gains Attributable to the Fund; Investors Must Either Withdraw Units to Pay Taxes or Have Other Assets Available to Do So
     Investors are taxed each year on their share of Fund gains, if any, irrespective of whether they make a withdrawal from the Fund or receive any cash distributions from the Fund. All performance information included in this prospectus is presented on a pre-tax basis; investors who experience such performance may have to withdraw a portion of their investments or, otherwise, pay the related taxes from other sources.
You Could Owe Taxes on Your Share of Ordinary Income Attributable to the Fund Despite Having Suffered an Overall Loss
     Investors may be required to pay tax on their share of ordinary income, from interest and gain on some foreign futures contracts, attributable to the Fund even though the Fund incurs overall losses. For non-corporate investors, capital losses can be used only to offset capital gains and $3,000 of ordinary income each year. Consequently, if a non-corporate investor were allocated $5,000 of ordinary income and $10,000 of capital losses, the investor would owe tax on $2,000 of ordinary income even though the investor would have a $5,000 loss for the year. The remaining $7,000 capital loss may be carried forward and used in subsequent years to offset capital gain and ordinary income, but subject to the same annual limitation on its deductibility against ordinary income.

Recharacterization of the Fund's Ordinary Expenses as "Investment Advisory Fees" Could Result in an Investor Owing Increased Taxes
     The General Partner does not intend to treat the ordinary expenses of the Fund as "investment advisory fees" for federal income tax purposes. The General Partner believes that this is the position adopted by virtually all United States futures fund sponsors. However, were the ordinary expenses of the Fund characterized as "investment advisory fees," non-corporate taxpayers would be subject to substantial restrictions on the deductibility of those expenses, would pay increased taxes in respect of an investment in the Fund, and could actually recognize taxable income despite having incurred a financial loss.
The Failure of a Clearing Broker or Currency Dealer Could Result in Losses
     The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker's proprietary assets. If any of the clearing brokers used by the Fund's managed accounts fails to do so, such assets of the Fund might not be fully protected in the event of the bankruptcy of the clearing broker. Furthermore, in the event of any clearing broker's bankruptcy, the Fund would be limited to recovering only a pro rata share, which may be zero, of all available funds segregated on behalf of the clearing broker's combined customer accounts. The trading in off-exchange retail foreign currencies in the Fund's managed accounts will generally be conducted in the dealer market, which is dominated by major money center banks, not subject to the provision of the Commodity Exchange Act. As a result, the Fund does not have the protections provided by the Commodity Exchange Act in the event of the bankruptcy of a currency dealer.
The Fund Is Subject to Actual and Potential Conflicts of Interest That Could Result in Losses for the Fund
     The Fund is subject to numerous actual and potential conflicts of interest, including: (1) the proprietary investment strategy of the General Partner or its principals or of the Fund's clearing brokers and their affiliates and personnel may increase competition for positions sought to be entered by the Fund, making it more difficult for the Fund to enter positions at favorable prices; and (2) the compensation that the selling agents receive gives them an incentive to promote the sale of the Fund's Units as well as to discourage withdrawals. See "Conflicts of Interest." Investors should note that the selling agents will be deemed statutory underwriters of the Fund. As of the date of this Prospectus, Newport Coast Securities, Inc. (CRD# 16944) has been retained as a selling agent by the General Partner.
     Because the General Partner has not established any formal procedures for resolving conflicts of interest and because there is no independent control over how conflicts of interest are resolved, you will be dependent on the good faith of the parties with conflicts to resolve the conflicts equitably. The General Partner cannot assure that conflicts of interest will not result in losses for the Fund.
The Managing Partner of the Fund's General Partner is a Broker of the Fund's Selling Agent
    Investors in Class A and Class C Units will be charged front-end sales loads and annual sales fees, respectively, on their capital contributions, payable to Newport Coast Securities, Inc. or such other selling agents as the Fund may retain. Monty Agarwal, the Managing Partner of the General Partner, is  registered as a broker with Newport Coast Securities, Inc., and Mr. Agarwal will be paid as per the following schedule of selling commissions  paid to Newport Coast Securities, Inc. resulting from the selling efforts of  Mr. Agarwal.
Commissions	Payout

0-$500,000	70.00%

$500,001 +	90.00%

 The payment of such fees to Mr. Agarwal creates a conflict of interest, as Mr. Agarwal will have a financial interest in selling the Units of the Fund to investors.
No Independent Experts Represented the Interests of Investors; You Must Rely on Your Own Professional Advisors with Respect to an Investment in the Fund
     The General Partner has consulted with counsel, accountants, and other experts regarding the formation and operation of the Fund. No counsel has been appointed to represent the Limited Partners in connection with the offering of the Fund's Units. Accordingly, each prospective investor should consult his own legal, tax, and financial advisers with respect to an investment in the Fund.
You Will Be Relying on the General Partner Alone to Direct the Fund's Trading Program and Select Managed Futures Funds and Managed Futures Accounts in which the Fund Invests
     The Fund is structured as a multi-advisor fund to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. However, the General Partner will have sole authority to select such other advisors on the Fund's behalf by constructing a portfolio of managed futures funds and managed futures accounts in which the Fund invests.
     The incapacity of one or more of the General Partner's principals could have a material and adverse effect on its ability to discharge its obligations under the Agreement of Limited Partnership. Additionally, the General Partner may withdraw as general partner with respect to the Fund, upon 90 days' notice, which would cause the Fund to terminate unless a substitute general partner was obtained. Neither the General Partner nor its principals are under any obligation to devote a minimum amount of time to the operation of the Fund.
The Fund's Operations Depend Heavily on Key Personnel; Any Loss of Key Personnel Could Disrupt the Fund's Activities
     The General Partner relies heavily on key personnel to conduct the day-to-day operations of the Fund, including Monty Agarwal and Mark Stephan. In the event that the General Partner's key personnel retire, die, or become incompetent or disable (i.e., unable by reason of disease, illness, or injury to perform their respective functions on behalf of the General Partner), the Fund may be unable to manage its assets or identify suitable investments. Furthermore, there is no guarantee that the General Partner would be able to identify suitable personnel to replace the above persons in the event they could no longer render their services to the General Partner.
The Fund may be Unable to Hire Third Party Sub-Advisors or Traders with the Type of Experience Necessary to Complete the Fund's Business Model, Reducing the Fund's Potential for Profitability
     The Fund may be unable to hire third party sub-advisors or traders with the type of experience necessary to complete the Fund's business model as currently contemplated by the General Partner. In such a case, the Fund's potential for profitability would be severely limited, as the Fund would not be able to develop its trading program to the extent anticipated by the General Partner. Additionally, the hiring of less than top-tier or less well-known third party sub-advisors or traders may also limit the Fund's performance.
The Fund Is Not a Regulated Investment Company or Mutual Fund and You Will Not Have the Investor Protections Afforded Those Investment Vehicles
     The Fund is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the adviser and the investment company.

The Fund Is a Limited Partnership and Limited Partners will have no Voting Rights except in Limited Circumstances
     The Fund has been organized as a limited partnership and the General Partner is solely responsible for conducting or delegating responsibility for all of the Fund's operational and investment activities. Accordingly, Limited Partners have no right to participate in the management of the Fund and will not be given an opportunity to evaluate or select any of the Fund's investments or strategies. Furthermore, Limited Partners will not have voting rights similar to those of shareholders of a publicly-traded corporation; instead, Limited Partners will only be able to vote in those limited circumstances described in the Partnership Agreement.
The Fund Is an "Emerging Growth Company" under the JOBS Act of 2012 and, accordingly, the Fund will be subject to Reduced Disclosure Requirements
     The Fund is an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 ("JOBS Act"), and the Fund may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 as well as reduced disclosure obligations regarding executive compensation in the Fund's periodic reports under Section 14A(a) and (b) of the Securities Exchange Act of 1934. In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain new or revised accounting standards that have different effective dates for public and private companies until those standards would otherwise apply to private companies. The Fund has chosen to take advantage of the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. As a result, the Fund's financial statements may not be comparable to those of companies that comply with public company effective dates. The Fund will remain an "emerging growth company" for up to five years, although the Fund will lose that status sooner if its revenues exceed $1 billion, if the Fund issues more than $1 billion in non-convertible debt in a three year period, or if the market value of the Fund's Units held by non-affiliates exceeds $700 million as of any May 30.
There may be Deficiencies with the Fund's Internal Controls that require improvements, and if the Fund is unable to adequately evaluate Internal Controls, the Fund may be subject to Sanction by the SEC
     The Fund is exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404(a) of the Sarbanes-Oxley Act of 2002. As a smaller reporting company and emerging growth company, the Fund will not be required to provide a report on the effectiveness of its internal controls over financial reporting until the Fund's second annual report, and the Fund will be exempt from the auditor attestation requirements concerning any such report so long as the Fund is an emerging growth company or a smaller reporting company. The Fund has not yet evaluated whether its internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in the Fund's internal controls or reported financial statements as compared to issuers that have conducted such evaluations. If the Fund is not able to meet the requirements of Section 404(a) in a timely manner or with adequate compliance, the Fund might be subject to sanctions or investigation by regulatory authorities, such as the SEC.
MA CAPITAL MANAGEMENT, LLC
Description
     MA Capital Management, LLC ("MACM") is the general partner and commodity pool operator of the Fund. The General Partner is a Florida limited liability company organized on May 15, 2009 with its offices located at 4440 PGA Boulevard, Suite 600, Palm Beach Gardens, FL 33410, and its telephone number is (561) 623-5310. Most of the Fund's books and records are maintained at this location; certain other books and records will be kept at the office of the Fund's administrator, NAV Consulting, at 2625 Butterfield Road, Suite 208W, Oak Brook, IL 60523. The General Partner has 3 major businesses. They are:

1.  MACM advises the Fund by directing its trading program and selecting third party sub-advisers and managed futures funds in which the Fund invests.

2. MACM advises other clients as a commodity trading advisor.  This business is based on MACM's Predator Trading program, is a tool set used for trading futures in various market sectors.

3. MACM's other business is providing market and economic analysis on global markets through financial newsletters and its website in an effort to educate the investing public.
     The General Partner has been registered with the CFTC as a commodity trading adviser since August 17, 2010 and has been registered with the CFTC as a commodity pool operator since October 31, 2011. The General Partner has also been a member of the NFA since August 17, 2010. The General Partner's NFA identification number is 0413021. As of the date of this Prospectus, the Fund's assets are limited to those contributed by the General Partner and the initial Limited Partner.
     Pursuant to the Agreement of Limited Partnership, the General Partner has the sole authority and responsibility for implementing the Fund's trading program as well as selecting the managed futures funds and managed futures accounts in which the Fund invests. Third party sub-advisors will direct the trading programs and activities of the managed futures accounts in which the Fund invests and third party commodity pool operators will manage the managed futures funds in which the Fund invests.
     The principals of the General Partner are Monty Agarwal and Mark Stephan. Mr. Agarwal is responsible for the firm's investment decisions through the implementation of the General Partner's fundamental investment analysis. The principals of the General Partner will make capital contributions personally. Mr. Agarwal has made an initial capital contribution of $3,000 to the Fund as of the date of this Prospectus. The backgrounds of the principals of the General Partner are set forth below.
Monty Agarwal, age 47, is the General Partner's founder, Managing Partner, and 55% owner.

Mr. Agarwal has over 18 years of experience in trading, managing traders, and risk management at Wall Street banks and hedge funds.  Monty Agarwal holds a Bachelor's degree in Computer Science and Engineering from University of Pennsylvania (1990) and an MBA degree, with concentrations in Finance and Business Economics, from the University of Chicago, Booth School of Business (1996).

Monty Agarwal is also the author of The Future of Hedge Fund Investing: A Regulatory and Structural Solution for a Fallen Industry (Wiley & Sons, 2009).

Mr. Agarwal's business background is listed as follows:

Monty Agarwal has served as the Managing Partner of the General Partner since May 15, 2009, and Mr. Agarwal is responsible for making all investment and trading decisions on behalf of the General Partner. Mr. Agarwal has been a listed Principal of the General Partner since August 17, 2010 and has been registered as an Associated Person of the General Partner with the CFTC since August 17, 2010.

January 2003 – April 2009:  Mr. Agarwal was the managing partner of Predator Capital Management, LLC based in Palm Beach Gardens, Florida.  Predator Capital Management, LLC was registered as a CPO and a CTA with the CFTC from 9/22/2003 to 4/30/2009. Predator Capital Management, LLC's NFA identification number is 0331466.  Monty Agarwal was registered as a Principal and as an Associated Member of the firm from 9/22/2003 to 4/30/2009. Predator Capital Management, LLC was an investment advisor to the Predator Global Master Fund, an Asia-focused relative value hedge fund.  Predator Global Master Fund was nominated as the Best New Asian Hedge Fund and Best Asian Relative Value Hedge Fund, 2005 by Eurekahedge and Terrapinn.    Mr. Agarwal was the Chief Investment Officer and in that capacity was responsible for all investment decisions at Predator Capital Management, LLC.

October 2006 – January 2008:  Mr. Agarwal was a portfolio manager at AVM, LP.  AVM is based in Boca Raton, Florida and is an investment advisor to the III Funds, which are relative value hedge funds.  Mr. Agarwal was in charge of making all investment decisions for an Asia focused relative value strategy for the III Funds.

October 1999 – December 2002:  Mr. Agarwal was the Managing Director and head of interest rate derivatives trading, Asia Pacific for BNP Paribas, Singapore. BNP Paribas is a multi-national investment bank with capital market activities around the world. In this capacity, Mr. Agarwal was responsible for all trading activities for the interest rate derivatives department for all of Asia Pacific, while managing a group of 17 traders.

September 1998 – September 1999:  Mr. Agarwal worked as an Associate Director for Barclays Capital in Tokyo, Japan.  Barclays Capital is a multi-national investment bank with capital market activities around the world. In this capacity, Mr. Agarwal was responsible for all trading activities for the interest rate derivatives department for all of Asia Pacific.

September 1997 – August 1998:  Mr. Agarwal worked as an Associate for Bankers Trust in New York as well as in Hong Kong.  Bankers trust was a multi-national investment bank with capital market activities around the world. In this capacity, Mr. Agarwal was responsible for trading currency options across all Asian countries.

The past performance disclosures of Mr. Agarwal may be found beginning on page14.
Mark Stephan, age 45 is a partner, 45% owner, and the portfolio manager of the General Partner.
As portfolio manager, Mr. Stephan is in charge of the portfolio construction for the Fund. He will be working closely with Mr. Agarwal in determining the asset allocation of the Fund and its continued monitoring. Mark Stephan has been with the General Partner since December 2009 and has served as the portfolio manager of the General Partner since January, 2012. Mr. Stephan has been a listed Principal of the General Partner since April 11, 2012 and has been registered as an Associated Person and Forex Associated Person of the General Partner since September 10, 2012.
Mr. Stephan has extensive experience trading derivatives and managing teams of traders covering proprietary trading and book-running functions across various equity strategies.
Mr. Stephan has traded and managed equity derivative desks as an Associate and Head of Asian Equity Index Trading at Bankers Trust (January 1994 through June 1998), as a Director and Head of Asian Equity at Barclays Capital (July 1998 through April 2004) and, most recently, as a Managing Director and Head of Japan Equity Derivative Trading at Deutsche Bank (May 2004 through November 2008). At Deutsche Bank, Mr. Stephan was also appointed to the Deutsche Bank Equity Derivative Global Management Committee in 2008.
Mr. Stephan holds Bachelor's degrees in economics, finance and accounting from Wilfrid Laurier University, Canada (1994).
The past performance disclosures of Mr. Stephan may be found beginning on page 14.
Security Ownership of Management
Monty Agarwal is the sole management investor in the Fund as of the date of this Prospectus.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
MA Managed Futures Fund, LP limited partnership units	Monty Agarwal	$3,000 invested in Fund as a limited partner	Current: 100% If entire offering is sold: 0.006%
Legal Matters
No legal proceedings have occurred over the past ten years involving the General Partner's executive officers ("persons") that would be material to an evaluation of the ability or integrity of such persons. Such legal proceedings include, but are not limited to: bankruptcy proceedings (including entities over which the person(s) had responsibility; criminal proceedings (but not including traffic violations and other minor offenses); certain orders, judgments and decrees enjoining or limiting such persons from certain activities involving securities and commodities, among other business activities; any finding by a court or the CFTC in a civil action that the person violated Federal or State securities or commodities laws; any Federal or State judicial or administrative order, judgment, decree, or finding relating to an alleged violation of any Federal or State securities or commodities law or regulation or any law or regulation respecting financial institutions or insurance companies including an injunction, order of restitution, civil money penalty or cease-and-desist order, or any law or regulation prohibiting mail or wire fraud in connection with a business entity; or a sanction or order of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.
THE FOLLOWING MATERIAL IS PROMOTIONAL AND SPECULATIVE, RATHER THAN FACTUAL. THEREFORE, THE FOLLOWING MATERIAL IS SOLELY THE OPINION OF MANAGEMENT. THERE CAN BE NO GUARANTEES THAT PROMOTIONAL AND SPECULATIVE STATEMENTS THAT FOLLOW WILL PROVE TRUE OR THAT THE OBJECTIVES OF THE FUND WILL BE ACHIEVED.
Investment Objective
The primary investment objective of MA Managed Futures Fund, LP is to achieve positive returns for its investors under all market conditions, regardless of the general direction of any particular market (NOTE: the General Partner cannot guarantee positive returns for investors under all market conditions and cannot provide any basis to expect such results). MA Capital Management, LLC, the general partner of the Fund, plans to achieve the Fund's objective by utilizing its expertise in picking a portfolio of managed futures strategies and utilizing a dynamic allocation and risk management methodology. The Fund will invest in exchange-traded futures contracts, options on futures, and off-exchange retail foreign currencies (the latter through the Fund's investment in trading programs managed by third party sub-advisers and managed futures funds). The Fund will not invest in forward, swap, or other derivative contracts (excepting forward currency contracts) and, likewise, the third party sub-advisors and commodity pool operators of the managed futures accounts and managed futures funds in which the Fund invests will be prohibited from investing in forward, swap or other derivate contracts (excepting forward currency contracts).
The General Partner is run by Mr. Monty Agarwal. Mr. Agarwal has over 16 years of experience as a trader and a hedge fund manager trading futures, options, and other derivatives. Mr. Agarwal possesses the requisite skills required to perform the necessary due diligence on managed futures strategies executed by the third party sub-advisors and commodity pool operators of the various managed futures accounts and managed futures funds to construct a superior alpha-producing portfolio. Mr. Agarwal authored the book "The Future of Hedge Fund Investing" (Wiley, '09), which deals with this subject matter. In early 2011 this book, given its global popularity and appeal, was translated and published in Mandarin Chinese as well. MA Managed Futures Fund, LP will be managed according to the philosophies laid out in The Future of Hedge Fund Investing, which are summarized below.

Investment Strategy as described in The Future of Hedge Fund Investing
The General Partner's investment strategy is based on the philosophy, "run a multi-strategy fund like a Wall Street proprietary trading desk" as set forth in The Future of Hedge Fund Investing. The General Partner's investment committee is composed of Mr. Agarwal and Mr. Stephan, senior traders who have amassed years of experience on Wall Street trading desks first, by trading various strategies, and second, by managing other traders who have run these strategies as well.
As described in The Future of Hedge Fund Investing, the strategy involves hiring the best available trading talent, either to work in-house or as external sub-advisors.  This is then complemented by a dynamic approach to diversification, leverage, and risk management.
This approach of a multi-strategy fund that is actually run by professional traders and not asset gatherers is the theme of Mr. Agarwal's book, The Future of Hedge Fund Investing but also the core principle guiding this Fund.

The General Partner anticipates that approximately ninety seven percent (97%) of the Fund's assets will be employed in the Fund's managed futures and foreign currency investment program while the remaining three percent (3%) of the Fund's assets will be maintained in U.S. government securities, cash, or cash equivalents.

Of the approximately 97% of the Fund's assets committed to the Fund's managed futures and foreign currency investment program, approximately ninety percent (90%) will ultimately be managed by third party sub-advisors and invested in managed futures funds (also known as investee pools).

Following closely the approach taken in The Future of Hedge Fund Investing (Wiley 2009), the 4 core principles of the Fund's strategy are as follows: trader selection, strategy selection, diversification, and risk management. Each are explained below in further detail as described originally in The Future of Hedge Fund Investing (Wiley 2009):
1.    Trader Selection
    The third party sub-advisors and commodity pool operators selected by the General Partner will be judged on their educational as well as trading backgrounds.  The General Partner will strive to pick traders that possess the requisite education from the best global universities.  They would have some length of work experience in their field of expertise with a verifiable track record.  This track record would demonstrate true alpha generation in all market environments, as well as strong risk discipline based on various proprietary metrics.  The General Partner will utilize its vast experience in hiring traders at some of the largest banks in the world in pursuit of the success of this step.
In addition to the above requirements, when the General Partner hires external traders to manage some of the Fund's capital, they would have to meet the following inviolable requirements (as laid out in Mr. Agarwal's book, The Future of Hedge Fund Investing (Wiley 2009)): an independent custodian; an independent auditor; independent prime brokers and futures commission merchants, and; an independent administrator responsible for calculating the net asset value of the Fund and each Unit therein.
2.     Strategy Selection
     The General Partner will select only those strategies that are at least 90% systematic by nature. In the General Partner's experience, strategies that are systematic lend themselves to be free of human emotional intervention and their historical performance is useful in projecting an educated expectation of future possible performance.

3.    Diversification
     The General Partner classifies market movements under 3 categories: trending market, volatility shock, and a directionless, noisy market.  The General partner will diversify the portfolio of the Fund across strategies that work well in these 3 types of markets.  Some examples of such strategies that would work in the described market conditions are: trend following; mean reversion; pattern recognition; positive carry, and; arbitrage. To provide additional diversification, the General Partner will look at strategies which vary by holding period, ranging from a few seconds to a few weeks. The General Partner's research has shown that constructing a portfolio in this manner creates true diversification. Additionally, portfolio diversification and returns will be enhanced by dynamically changing the allocation to these strategies based on the General Partner's volatility and correlation matrices.
4.    Risk Management
     The General Partner will assess all third party sub-advisors and commodity pool operators on a multi-tiered risk level, where the General Partner looks at the sub-advisor's position level risk, daily, monthly, and yearly maximum drawdowns, and any risk limits placed into the sub-advisor's programs by design. Furthermore, the Fund's portfolio will take a very dynamic approach to allocating capital across the various strategies as well as sub-advisors to attempt to capture maximum alpha based on the prevailing market cycles. Finally, to ensure operational security of capital as well as transparency, as far as possible, the General Partner will make investments with sub-advisors through managed futures accounts to ensure complete daily transparency as well as operational control over the Fund's capital.

The futures contracts the Fund will trade will consist of 8 asset classes: stock indices (United States: S&P 500, Nasdaq 100, Dow Jones, etc.; European: DAX, CAC 40, FTSE, etc.; and Asia: Hang Seng, Nikkei, etc.), volatility indices, bonds (US Treasury bonds, Australian bonds, UK bonds, etc.), currencies (USD/AUD, USD/CAD, USD/CHF, USD/EUR, USD/GBP, USD/JPY, USD/MXN, USD/NOK, USD/NZD, USD/SEK and US dollar indexes, etc.), real estate (Case-Shiller Home Index, etc.), energy (crude oil, natural gas, heating oil, coal, electricity, ethanol, etc.), metals (gold, silver, platinum, copper, aluminum, zinc, nickel, uranium, etc.), weather (temperature, hurricanes, snowfall, rainfall, etc.), and agricultural commodities (orange juice, coffee, cotton, sugar, cocoa, wheat, corn, soybeans, rapeseed, rice, palm oil, live cattle, lean hogs, rubber, etc.). The off-exchange foreign currency contracts the managed futures funds and managed futures accounts in which the Fund will invest may trade include: USD/AUD, USD/CAD, USD/CHF, USD/EUR, USD/GBP, USD/JPY, USD/MXN, USD/NOK, USD/NZD, USD/SEK, etc. The Fund will not trade futures contracts for individual securities.
When investing in futures contracts, the Fund will utilize global futures markets and exchanges as well as the United States futures markets, including: the Chicago Mercantile Exchange (CME); the Chicago Board of Trade (CBOT); the Commodity Exchange (COMEX); and the New York Mercantile Exchange (NYMEX). The Fund's currency trading will be conducted using exchange-traded futures and forward contracts and, to a lesser extent, spot forex markets.
The investment methods, systems, and money management techniques employed by the General Partner are proprietary and confidential. The foregoing description is general and is not intended to be complete. Despite its best efforts, there can be no assurance that the General Partner's investment program will succeed in its stated objectives.

Managed Futures Funds

The Fund's investments in managed futures funds will be in the form of either a membership interest (in the case of a limited liability company) or a limited partnership interest (in the case of a limited partnership), each interest having the rights and duties set forth in the managed futures funds' organizational documents.

The Fund's investments in managed futures funds may be more restrictive than its investments in managed accounts. For example, the Fund may only be able to withdraw from such managed futures funds on certain predetermined dates after providing many days' advance notice. The Fund will not generally have management authority over the managed futures funds, including authority to restrict the managed futures funds' investments in certain assets (which are nonetheless subject to restrictions contained in their organizational documents) and will not be able to review holdings in real time on an ongoing basis, if at all. As a managed futures fund may have many other owners besides the Fund, the Fund may be one of many investors and creditors of a managed futures fund in the event of bankruptcy or other unusual circumstances. The principal advantage that an investment in a managed futures fund holds over an investment in a managed account is that expenses are split among multiple investors pro rata and the Fund has limited liability as a passive investor in such fund.

Managed Futures Accounts

In the case of the Fund's investment in a managed futures account managed by a third party adviser, the Fund will have an exclusive economic interest in, and ownership of, the account, which will be held in the Fund's name and governed by the investment management or other agreement signed between the Fund and the third party adviser.

There are a number of material differences between investing in a managed account as compared with investing in a managed futures fund. First, as a managed account is held in the Fund's name, the Fund generally has discretion over the assets in such account. For example, the Fund typically has authority to close the account, withdraw from the account, or prohibit the account's adviser from trading in certain investments. Furthermore, the Fund will generally have access to view the holdings of each account in real time on an ongoing basis. The Fund will hold undivided ownership of each managed futures account in which it invests. In contrast to its managed futures fund investments, however, the Fund will be solely responsible for all expenses in each of its managed accounts and will be responsible to creditors for all losses in such account, even those in excess of the Fund's contribution to the account. For example, if the managed futures account were to suffer net losses on one or more trades resulting in a deficit in such account, the Fund would be liable to repay the account's deficit.

Managed Futures Fund and Managed Futures Accounts Selection

The managed futures fund and managed futures account part of the General Partner's strategy involves retaining the best available trading talent to work as external sub-advisors on the Fund's behalf. The General Partner anticipates that once the Fund begins to commence operations, it will typically retain ten to fourteen third party sub-advisors and managed futures funds at any given time. Additionally, the Fund will not allocate more than 9.99% of its assets to any particular sub-adviser or managed futures fund at any time; if the Fund were to do so, such sub-advisers or managed futures funds would be considered "major" sub-advisers or managed futures funds for NFA purposes, triggering additional disclosure obligations for the Fund. If, due to gains by a particular sub-adviser or managed futures fund or due to losses by the Fund elsewhere, a sub-adviser or managed futures fund would have more than 9.99% of the Fund's assets, the General Partner will redistribute such assets so that the sub-adviser or managed futures fund does not have more than 9.99%. Allocation of the Fund's assets among sub-advisers and managed futures funds will be determined by the General Partner primarily by gauging the overall portfolio of positions of each sub-advisor and managed futures fund and the correlation of returns amongst all sub-advisors' and managed futures funds' strategies and portfolios. Generally speaking, the General Partner will not redistribute the Fund's assets to sub-advisers who have generated losses for the Fund for the purpose of maintaining any strict allocation ratio amongst sub-advisors. The modification of asset allocations amongst sub-advisors will not change the calculation of "new appreciation" for purposes of the General Partner's Incentive Allocation, as "new appreciation" takes into account unrealized, as well as realized, gains and losses. The General Partner will typically be able to quickly modify the Fund's allocations amongst sub-advisors, as there will be no withdrawal restrictions on the Fund's managed futures accounts and the General Partner will negotiate an up-front waiver of any withdrawal restrictions of any managed futures funds on the Fund's behalf. Therefore, there will be no adverse impact to the Fund of reallocating assets away from a sub-advisor that is in a loss position other than such existing losses, whether realized or unrealized.

The General Partner's "In House" Trading Program

Of the approximately 97% of the Fund's assets committed to the Fund's managed futures and foreign currency investment program, approximately ten percent (10%), will be managed in house by the General Partner and invested in various futures and related investments. Critical to the success of the Fund will also be the General Partner's dynamic approach to diversification, leverage, and risk management as described above.

Leverage, Custody and Segregation of Funds

The General Partner and the third party sub-advisors and commodity pool operators of the managed futures funds in which the Fund invests will utilize margin to pursue their respective trading and investment programs. Of the assets committed to the Fund's managed futures and currency investment program (other than assets committed to trading foreign currencies), those not allocated to managed futures funds will be held in segregation with one or more futures commission merchants to trade in commodity interests (although the managed futures funds will themselves deposit funds with one or more futures commissions merchants to trade in commodity interests). Approximately 100% of the assets held in segregation with each commodity futures merchant will remain in cash to trade in commodity interests, a portion of which may be used as margin. Additionally, unsegregated funds used by commodity trading advisers to trade in foreign currencies may also be held as margin. By utilizing leverage, the Fund is inherently able to leverage the dollar value of the futures contracts traded by the Fund; accordingly, the operating profit or loss of the Fund will increase due to the increase in its dollar value of trading. As a result of this leveraging, even a small adverse movement in the price of a contract could cause the Fund major and immediate losses. Like other leveraged investments, any trade may result in losses in excess of the amount invested. To attempt to mitigate the potential downside risk, the General Partner will monitor risk measures such as downside volatility and the Fund's equity ratio.

The assets of the Fund will be held by qualified custodians, including brokers, futures commission merchants, banks, and other financial institutions. The General Partner will not have access to the Fund's cash or assets and will not handle investor's capital contributions. Generally, the use of qualified custodians means the General Partner does not have authority to pay itself out of the assets of the Fund and will instead be required to submit invoices for the fees owed to the General Partner by the Fund and such invoices will be reviewed by an independent third party for verification purposes. Accordingly, the use of qualified custodians on the Fund's behalf is an important safeguard for investors; however, the existence of qualified custodians should not be taken as an indication of an additional level of management or supervision over the Fund's activities. Additionally, there may be additional costs associated with holding the Fund's assets with qualified custodians.

Further Information
At any time, of the approximately 97% of the Fund's assets committed to the Fund's managed futures and foreign currency investment program (either managed by the General Partner or a third party advisor or invested in a managed futures fund), approximately 90% will be held in segregation with one or more futures commission merchants ("FCMs") to trade in futures, options on futures, and related futures and commodities instruments (such trading activities either conducted by the General Partner or by a third party advisor or managed futures fund selected by the General Partner). The remainder, approximately 10% of the 97% of the Fund's assets committed to the Fund's managed futures and foreign currency investment program, will be invested in foreign currencies (none of which is traded in the General Partner's trading program) and, accordingly, will not be held in segregation with a FCM.
The General Partner as well as the third party sub-advisors and managed futures funds will employ leverage as part of the Fund's investment program. The managed futures funds and managed futures accounts will take some positions that theoretically have unlimited loss potential, such as naked call positions, and there is no absolute limit to the amount of leverage the General Partner, the managed futures funds, and the managed futures accounts may use. Commodity futures and short option contracts have a low margin requirement which provides for a large amount of leverage. Therefore, a relatively small change in the market price of a commodity contract can produce a corresponding large profit or loss. Accordingly, the use of leverage carries significant risks and investors should review carefully the relevant sections under "The Risks You Face," above.
Commodity interests traded by the Fund may be listed on regulated exchange markets in the United States subject to pertinent federal and state regulations or may be listed on foreign exchanges. Custody of the Fund's commodity interests will be held by one or more FCMs through which commodity interests will be traded. The Fund will not retain an introducing broker. Jurisdiction over the FCM is held by the United States Commodity Futures Trading Commission and the National Futures Association, a self-regulatory organization.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF PROSPECTIVE OPERATIONS

Prospective Operations
     MA Managed Futures Fund, LP was organized on October 26, 2011 under the Delaware Revised Uniform Limited Partnership Act. The Fund is a speculative commodity pool which will implement its own futures trading program managed by the General Partner as well as invest in a number of managed futures funds and managed futures accounts selected by the General Partner and managed by third party commodity pool operators and sub-advisors. The Fund's trading program and the managed futures funds and managed futures accounts in which it invests will trade and invest in a wide array of futures products.
     The General Partner's selection of third party commodity pool operators and sub-advisors and their trading programs for their managed futures funds and managed futures accounts is based on the General Partner's fundamental analysis of such commodity pool operators and sub-advisors and their futures trading programs and strategies.
     The success of the Fund will depend on 1) the ability of the General Partner to implement the Fund's trading program as well as identify and select profitable third party sub-advisors and managed futures funds, and 2) the ability of the General Partner and such third party sub-advisors and managed futures funds to successfully implement their respective futures trading programs to recognize and capitalize on price trends in different sectors of the global capital and commodity markets. There is no way to predict how the Fund's trading program or portfolio of managed futures funds and managed futures accounts will perform in the future, and if the Fund does not perform successfully, investors may lose all or substantially all of their investment. As of the date of this Prospectus, no agreements have been signed with any third party sub-advisors and managed futures funds. Therefore, the Fund is not obligated to invest with any trading program or managed futures fund at this time. In the future, when the Fund signs agreements with such third party sub-advisors and managed futures funds, the Fund will be obligated to make such agreements available to investors online via the SEC's EDGAR database except to the extent such agreements are protected, in whole or in part, by confidentiality treatment as determined by order of the Securities and Exchange Commission.
 Capital Resources
     The Fund will raise capital only through capital contributions pursuant to the initial and continuing offering and does not intend to raise any capital through borrowings. Due to the nature of the Fund's business, it will make no capital expenditures and will have no capital assets which are not operating capital or assets.
Liquidity
     Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." During a single trading day, no trades may be executed at prices beyond the daily limit. This may affect the ability of the Fund or the managed futures funds and managed futures accounts in which the Fund invests to initiate new positions or close existing ones or may prevent them from having orders executed. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Fund or the managed futures funds or managed futures accounts in which the Fund invests from promptly liquidating unfavorable positions and subject the Fund to substantial losses, which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, the Fund or the managed futures funds or managed futures accounts in which the Fund invests may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place. Other than these limitations on liquidity, which are inherent in the futures trading operations of the Fund and the managed futures funds and managed futures accounts in which the Fund will invest, the assets of the Fund or such managed futures funds and managed futures accounts are expected to be highly liquid.
Financial Instrument Risk
     In the normal course of its business, the Fund and the managed futures funds it invests in will be parties to financial instruments with off-balance sheet risk, including exchange traded futures contracts. The term "off-balance sheet risk" refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. These financial instruments may be traded on an exchange or over-the-counter ("OTC"). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts will not be traded by the Fund.

     Market risk is the potential for changes in the value of the financial instruments to be traded by the Fund or by the managed futures funds and managed futures accounts in which the Fund invests due to market changes. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all open positions at the same time, and if the General Partner, third party sub-advisor, or managed futures fund was unable to offset such positions, the Fund could experience substantial losses.
     In addition to market risk, in entering into futures contracts and off-exchange retail foreign currency transactions there is a risk that a counterparty will not perform according to the terms of a contract entered into with the Fund or a managed futures fund or managed futures account in which the Fund invests, that is, credit risk. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Fund's risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statements of assets and liabilities and not represented by the contract or notional amounts of the instruments. The Fund has credit risk and concentration risk with respect to the brokers and dealers through which the Fund and the third party sub-advisors and managed futures funds conduct their operations.
     The General Partner will monitor and attempt to control risk exposure on a daily basis through financial, credit, and risk management monitoring systems and, typically, the third party sub-advisors and managed futures funds selected by the General Partner will do so as well; however, they have no contractual obligation to do so and, regardless, there is no guarantee that they will be successful in doing so.
Off-Balance Sheet Arrangements
     The Fund will not engage in off-balance sheet arrangements with other entities.
Contractual Obligations
     The Fund will not enter into contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company. The Fund's sole business will be implementing its trading program and investing in managed futures funds and managed futures accounts which trade futures contracts, options on futures, and off-exchange retail foreign currencies. All such contracts are settled by offset, not delivery. Substantially all such contracts will be for settlement within four months of the trade date and substantially all such contracts will be held by the Fund or the managed futures fund for less than four months before being offset or rolled over into new contracts with similar maturities. The financial statements of the Fund will present a condensed schedule of investments setting forth net unrealized appreciation (depreciation) of the Fund's open futures contracts at the end of the reporting period for which such statements are prepared.
Critical Accounting Policies — Valuation of the Fund's Positions
     The Fund's financial statements will be presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), which require the use of certain estimates made by the Fund's management.  The Financial Accounting Standards Board (FASB) Accounting Standards Codification (the Codification), is the single source of U.S. GAAP.  The General Partner believes that the accounting policies that will be most critical to the Fund's financial condition and results of operations relate to the valuation of the Fund's investments, which will consist of exchange-traded futures contracts, off-exchange retail foreign currencies, and investments in other managed futures funds.
     Fair value, as defined in the Fair Value Measurements and Disclosures Topic of the Codification, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The fair value hierarchy, as set forth in the Fair Value Measurements and Disclosures Topic of the Codification, prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:  quoted market prices in active markets for identical assets or liabilities (Level 1); inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2); and unobservable inputs for an asset or liability (Level 3).  If the inputs used to measure a financial instrument fall within different levels of the fair value hierarchy, the categorization is based on the lowest level input that is significant to the measurement of that financial instrument.  The Fund recognizes transfers between fair value hierarchy levels at the beginning of the reporting period.

      Futures contracts and options on futures contracts are stated at fair value using the primary exchange's closing price.  Such fair value estimates are categorized as Level 1 fair value measurements.  Forward currency contracts are stated at fair value using published daily settlement prices or at dealers' quotes.  Such fair value estimates are categorized as Level 2 fair value estimates.  Unrealized gains or losses on open futures contracts and forward currency contracts represent the difference between contract trade price and fair value.  Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations.  Gains or losses on futures contracts, options on futures contracts and forward currency contracts are realized when such contracts are liquidated.
     Investments in other managed futures funds, if any, will be reported in the Fund's statement of financial condition at fair value.  Fair value ordinarily represents the Fund's proportionate share of each other managed futures fund's net asset value determined for each managed futures fund in accordance with such managed futures fund's valuation policies and reported at the time of the Fund's valuation by the management of the managed futures fund.  Generally, the fair value of the Fund's investment in another managed futures fund represents the amount that the Fund could reasonably expect to receive from such managed futures fund if the Fund's investment was redeemed at the time of the valuation, based on information reasonably available at the time the valuation is made and that the Fund believes to be reliable.  The Fund will record its proportionate share of other managed futures funds' income or loss in the statement of operations.
     The Fair Value Measurements and Disclosures Topic of the Codification provides that if the Fund has the ability to redeem its investment in another managed futures fund at net asset value at the measurement date, the investment shall be categorized as a Level 2 fair value measurement, and if the Fund cannot redeem its investment in another managed futures fund at net asset value at the measurement date but the investment may be redeemable at a future date, the Fund must consider the length of time until the investment will be redeemable in determining whether it will be categorized as a Level 2 or Level 3 fair value measurement.
   The General Partner anticipates that NAV Consulting, Inc. will receive information feeds from the administrators of the managed futures funds in which the Fund invests and from the Fund's prime broker(s) and custodian(s), each of which will provide NAV Consulting, Inc. with the fair market value pricing of all the Fund's positions and assets on a daily basis. As a result, NAV Consulting, Inc. does not anticipate that they will experience any situation where they are not able to determine the fair value of any asset from this information at the Fund's reporting dates. If, however, an applicable reporting date falls on a holiday, the information feed with applicable pricing will be used from the previous business day.

Recently Issued Accounting Pronouncements

ASU 2011-11
In December 2011, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2011-11, Disclosures about Offsetting Assets and Liabilities ("ASU 2011-11"). ASU 2011-11 requires disclosures to make financial statements that are prepared under U.S. generally accepted accounting principles ("U.S. GAAP") more comparable to those prepared under and International Financial Reporting Standards ("IFRS"). The new disclosure requirements mandate that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of assets and liabilities as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, ASU 2011-11 requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. New disclosures are required for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The General Partner is evaluating the impact of ASU 2011-11 on the financial statements and disclosures.

ASU 2011-04

In May 2011, FASB issued ASU No. 2011-04 "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs". ASU 2011-04 includes common requirements for measurement of and disclosure about fair value between U.S. GAAP and IFRS. ASU 2011-04 will require reporting entities to disclose the following information for fair value measurements categorized within Level 3 of the fair value hierarchy: quantitative information about the unobservable inputs used in the fair value measurement, the valuation processes used by the reporting entity and a narrative description of the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs. In addition, ASU 2011-04 will require reporting entities to make disclosures about amounts and reasons for all transfers in and out of Level 1 and Level 2 fair value measurements. The new and revised disclosures are effective for interim and annual reporting periods beginning after December 15, 2011. The General Partner is currently evaluating the implications of ASU No. 2011-04 and its impact on the financial statements.

ASU 2010-06

In January 2010, FASB issued ASU No. 2010-06, Improving Disclosures about Fair Value Measurements ("ASU 2010-06"), which amends the disclosure requirements of ASC 820, Fair Value Measurements and Disclosures ("ASC 820") and requires new disclosures regarding transfers in and out of Level 1 and 2 categories, as well as requires entities to separately present purchases, sales, issuances and settlements in their reconciliation of Level 3 fair value measurements (i.e., to present such items on a gross basis rather than on a net basis), and which clarifies existing disclosure requirements provided by ASC 820 regarding the level of disaggregation and the inputs and valuation techniques used to measure fair value for measurements that fall within either Level 2 or Level 3 of the fair value hierarchy. As of January 1, 2010, the Fund adopted ASU 2010-06 except for the disclosures about purchases, sales, issuances, and settlements in the roll forward activity in Level 3 fair value measurements, which were adopted as of January 1, 2011. The adoption of the remaining provisions has not had a material impact on the Fund's financial statement disclosures.

CONFLICTS OF INTEREST
     Each prospective investor should read and consider carefully the following potential conflicts of interest before making a capital contribution to the Fund. The General Partner has not established any formal procedures to resolve the conflicts of interest described below. You should be aware that no such procedures have been established and that there is no independent control on how conflicts of interest are resolved. Consequently, you will be dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably. Although the General Partner will attempt to resolve conflicts in good faith, there can be no assurance that these conflicts will not, in fact, result in losses for the Fund.
The General Partner
     Conflicts exist between the General Partner's interests in and its responsibilities to the Fund. The conflicts are inherent in the General Partner acting as general partner and commodity pool operator of the Fund. These conflicts and the potential detriments to the Limited Partners are described below. The General Partner's selection of itself as commodity pool operator was not objective because it is also the general partner of the Fund, and it will not replace itself as the commodity pool operator even if doing so would be beneficial to the Fund. The advisory relationship between the Fund with respect to the General Partner, including the fee arrangement, was not negotiated at arm's length. Investors should note, however, that the General Partner believes that the fee arrangements are fair and competitive with compensation arrangements in similar commodity pools.
    The General Partner will not seek to become a FINRA member in the future and, accordingly, will not be eligible to participate in the offering of the Units as a selling agent.

     Neither the General Partner nor its principals devote their time exclusively to managing the Fund. Instead, the General Partner currently anticipates that it and its principals will devote approximately seventy percent (70%) of their time to the business of the Fund. The General Partner may act as commodity pool operator to other commodity pools and the principals are involved in other activities as listed above. Thus, the General Partner or its principals could have a conflict between responsibilities owed to the Fund and those owed to other pools and accounts. The General Partner believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner. The General Partner may receive higher advisory fees from some of those other pools or accounts than it receives from the Fund. The General Partner will, however, manage all pools and accounts pursuing the same or a substantially similar trading and investment strategy in a substantially similar manner. As of the date of this Prospectus, however, neither the General Partner nor its principals currently provide services to other entities that have similar investment strategies and objectives as the Fund.
     In addition, the General Partner may find that futures positions established in one or more accounts for the benefit of the Fund, when aggregated with positions in other accounts managed by the General Partner, approach the speculative position limits in a particular commodity. The General Partner may decide to address this situation either by liquidating positions in such futures contract and reapportioning the portfolio in other contracts (or by directing the third party sub-advisors or commodity pool operators of the managed futures accounts or managed futures funds to do so) or by trading contracts in other markets which do not have restrictive limits (or by directing third party sub-advisors or commodity pool operators of the managed futures accounts or managed futures funds to do so). The General Partner will treat all affected accounts equitably, giving due consideration to differences in account size, leverage level and investment objectives. The principals of the General Partner are not prohibited from trading futures and related contracts for their own accounts. Trading records for any such proprietary trading by third party sub-advisors or commodity pool operators retained by the Fund are typically not available for review by clients or investors.
     The General Partner and/or its principals will not trade for their own accounts while they are managing the Fund.
Monty Agarwal
     Investors in Class A and Class C Units will be charged front-end sales loads and annual sales fees, respectively, on their capital contributions, payable to Newport Coast Securities, Inc. or such other selling agents as the Fund may retain. Monty Agarwal, the Managing Partner of the General Partner, is registered  as a broker with Newport Coast Securities, Inc. and Mr. Agarwal will be paid as per the following schedule of selling commissions  paid to Newport Coast Securities, Inc. resulting from the selling efforts of  Mr. Agarwal.
Commissions	Payout

0-$500,000	70.00%

$500,001 +	90.00%

The payment of such fees to Mr. Agarwal creates a conflict of interest, as Mr. Agarwal will have a financial interest in selling the Units of the Fund to investors. Nevertheless, Mr. Agarwal will at all times put the best interests of the investor ahead of his own in determining whether an investment in the Fund is appropriate for such investor. There is no common ownership between Newport Coast Securities, Inc. and the General Partner and Mr. Agarwal does not have any ownership interest in Newport Coast Securities, Inc.
Limitations on the General Partner's Liability and Indemnification.  Subject to certain limitations, the Agreement of Limited Partnership provides that the Fund shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative, or investigative proceedings by any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that the person is or was a principal, employee, or affiliate of the General Partner; or (b) is or was, at the request of the Fund, serving in any capacity or acting for another company or a partnership, joint venture, trust, or other enterprise.  Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the Fund and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.  The decision of the General Partner as to whether the person acted honestly, in good faith, and with a view to the best interests of the Fund and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient unless a question of law is involved.  Such indemnification obligations could hinder the Fund's ability to realize its investment objectives.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers or persons controlling the Fund pursuant to the Partnership Agreement as described above, the Fund has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Incentive Allocation.   The Incentive Allocation payable to the General Partner is based on a percentage of the Fund's net realized and unrealized profits, if any, as explained above. The Incentive Allocation may place the interests of the General Partner in conflict with the interests of the Participants by encouraging the General Partner to take excessive risks in an attempt to earn an outsized Incentive Allocation. As the Incentive Allocation accrues and is assessed and paid quarterly and is not subject to clawbacks for poor longer-term performance, the Incentive Allocation can be viewed as an incentive for the General Partner to take greater medium-term risks, which may conflict with Participants' long-term interests. Additionally, the Incentive Allocation may create an incentive for the General Partner to make investments that are riskier or more speculative than would be the case in the absence of such incentive compensation arrangements. For a full description of the Incentive Allocation and an example of how the loss carryforward provision will provide some protection for investors against incurring incentive fees on those profits that merely recover the Fund's prior losses, please see "Incentive Allocation & Fee" Subsection under the "Charges" section, below.
General Partner's Investment in the Fund.   To minimize the conflicts of interest between the General Partner and the Fund, Monty Agarwal, a Principal of the General Partner, will at all time maintain an investment of $3,000 in the Fund.
The Clearing Brokers
     The clearing brokers, and the affiliates and personnel of such entities, retained by the Fund, the managed futures funds in which it invests, or the managed futures accounts in which the Fund invests may trade futures contracts for their own accounts and, in doing so, may compete with the Fund for the same positions, potentially making it more difficult for the Fund to effect transactions at favorable prices, potentially resulting in losses for the Fund. Likewise, the clearing brokers may serve as brokers for accounts in which they or an affiliate has a financial interest, for example, a pool sponsored by the clearing broker or any affiliate, which could give rise to conflicts of interest between their responsibility to the Fund, the managed futures fund, or managed futures account and to those accounts with respect to the execution of trades for such accounts and the funds or accounts in which the Fund invests, potentially resulting in losses for the Fund. However, the General Partner has no reason to believe that the clearing brokers would knowingly or deliberately favor any account over the Fund, managed futures funds, or managed futures accounts in which the Fund invests with respect to trade execution.
The Promoters
    The General Partner and Mr. Agarwal act as the Fund's promoters.

The Selling Agents
     The selling agents, including Newport Coast Securities, Inc. (CRD# 16944), receive substantial front-end sales loads on the sale of Class A Units and annual sales fee on the sale of Class C Units. Consequently, the selling agents have a conflict of interest in advising their clients whether to invest in the Fund. Investors should note that the selling agents will be deemed to be statutory underwriters of the Fund. As of the date of this Prospectus, Newport Coast Securities, Inc. ("Newport") is the only selling agent retained by the General Partner. The selling agents, including Newport Coast Securities, Inc., will not be paid any front-end sales loads or annual sales fees until the minimum offering amount ($5,000,000) is sold. No selling agent, including Newport, will receive any non-cash compensation in connection with the offering of the Fund under FINRA Rule 2310(c).

     The following is a list of civil, administrative, and criminal actions, pending or concluded, against Newport and their respective affiliates and principals (the "firm") during the past five years as reported and disclosed by Newport which would be considered "material" as that term is defined in Section 4.24(I)(2) of the Regulations of the CFTC as disclosed through the Financial Industry Regulatory Authority's Broker Check Application:

•
In March 2013, FINRA found that Newport violated FINRA Rule 2010 and NASD Rule 2010(B) by failing to enforce its written supervisory procedures regarding transactions in restricted list securities. Newport was censured and fined $10,000;

•
In May 2012, FINRA found that, between January 1, 2008 and December 31, 2010, Newport violated FINRA Rules 2010, 3310(A) and (B), and NASD Rules 2110, 3011(A) and (B) by failing to establish and implement policies and procedures that could be reasonably expected to detect and cause the reporting of suspicious transactions and, as a result, failed to file suspicious activity reports, as appropriate. FINRA further found that Newport's anti-money laundering systems, procedures and internal controls for monitoring suspicious activity were inadequate and not reasonably designed to monitor and achieve compliance with the requirements of the Bank Secrecy Act, the implementing regulations, or FINRA's rules. Newport was censured and fined $100,000, and;

•
In April 2011, the State of Nevada found that Newport violated Nevada Revised Statutes Chapter 90 and Nevada Administrative Code Chapter 90 in that Newport offered securities in the State of Nevada pursuant to a claimed exemption from registration pursuant to Regulation D but that Newport failed to file a required notice of its intent to rely on an exemption to conduct sales in the State of Nevada and that Newport did not conduct due diligence to verify the required notice was filed in Nevada. Newport paid the costs and fees of the investigation ($5,000) in full.

The General Partner's Fiduciary Duty and Remedies
     In evaluating the foregoing conflicts of interest, a prospective investor should be aware that the General Partner is a fiduciary to the Fund and consequently has a responsibility to the Limited Partners to exercise good faith, fairness, and integrity in all dealings affecting the Fund. The fiduciary responsibility of a general partner to limited partners is a developing and changing area of the law and investors or prospective investors who have questions concerning the duties of the General Partner as general partner of the Fund should consult their own professional advisors.
     If a Limited Partner believes that the General Partner has violated its fiduciary duty to the Limited Partners, he may seek legal relief individually or on behalf of the Fund under applicable laws, including under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Act"), and under United States commodities laws, to recover damages from, or require an accounting by, the General Partner. The Agreement of Limited Partnership ("Partnership Agreement") is governed by Delaware law and any breach of the General Partner's fiduciary duty under the Partnership Agreement will generally be governed by Delaware law. The Partnership Agreement does not limit the General Partner's fiduciary obligations under Delaware or common law; however, the General Partner may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to the General Partner have been disclosed in this Prospectus.

RELATED PARTY TRANSACTIONS
     Investors in Class A and Class C Units will be charged front-end sales loads and annual sales fees, respectively, on their capital contributions, payable to Newport Coast Securities, Inc. or such other selling agents as the Fund may retain. Monty Agarwal, the Managing Partner of the General Partner, is registered as a broker with Newport Coast Securities, Inc., and Mr. Agarwal will be paid as per the following schedule of selling commissions  paid to Newport Coast Securities, Inc. resulting from the selling efforts of  Mr. Agarwal.
Commissions	Payout

0-$500,000	70.00%

$500,001 +	90.00%

The payment of such fees to Mr. Agarwal creates a conflict of interest, as Mr. Agarwal will have a financial interest in selling the Units of the Fund to investors. Nevertheless, Mr. Agarwal will at all times put the best interests of the investor ahead of his own in determining whether an investment in the Fund is appropriate for such investor. There is no common ownership between Newport Coast Securities, Inc. and the General Partner and Mr. Agarwal does not have any ownership interest in Newport Coast Securities, Inc.
     There are no other material transactions or arrangements between the Fund and any person affiliated with a person providing services to the Fund for which there is no publicly disseminated price, nor does the General Partner anticipate any other such transactions occurring in the future.
LITIGATION
     There are no material administrative, civil, or criminal actions, pending or concluded, as of the date of this Disclosure Document, against the General Partner, its Principals, or against any related persons.
TRADING FOR THE GENERAL PARTNER'S OWN ACCOUNT
     The General Partner and its Principals have the right to trade for their own proprietary accounts, although they may not do so while trading on the Fund's behalf. The records of the General Partner, the Principals' trading history, and any written policies related to such trading will not be available for inspection by the investors.
PRINCIPAL-PROTECTED POOL
     The Fund is not principal-protected against any loss on behalf of limited partners.
CHARGES
     The following list of fees and expenses includes all compensation, fees, profits, and other benefits (including reimbursement of out-of-pocket expenses) which the General Partner, the selling agents, the third party sub-advisors, the managed futures funds, the clearing brokers, and the affiliates of those parties may earn or receive in connection with capital contributions by investors and the ongoing operation of the Fund. Prospective investors should refer to the Break-Even Analysis for each Class beginning on page 7 for an estimate of the break-even amount that is required for an investor to recoup such fees and expenses, or "break even" during the first year following an investment in the Fund.

Charges to be Paid by the Fund and each Unit Therein

Recipient	Nature of Payment	Amount of Payment
The General Partner	Management Fee	1/12 of 1% of the monthly net asset value of the Fund, payable in advance (a 1% annual rate).

The General Partner	Incentive Allocation	10% of the Fund's new appreciation (described below), if any, payable on a quarterly basis.

Third Party Sub-Advisors and Managed Futures Funds	Management Fee
Maximum of 2% of the actual (as opposed to notional) net asset value of assets managed by such sub-advisor, payable at such regular intervals, either in arrears or in advance, as the General Partner and such sub-advisor may agree.

Third Party Sub-Advisors and Managed Futures Funds	Incentive Fee
Maximum of 20% of the new appreciation (described below) on the Fund's assets managed by such sub-advisor, if any, payable at such regular intervals as the General Partner and such sub-advisor may agree.

Selling agents	Selling Compensation
Class A Units: front-end sales load on each capital contribution equal to the following schedule: for contributions of less than $50,000: 5.0%; less than $100,000 but at least $50,000: 4.0%; less than $250,000 but at least $100,000: 3.0%; less than $500,000 but at least $250,000: 2.5%; less than $750,000 but at least $500,000: 2.0%; less than $1,000,000 but at least $750,000: 1.5%; at least $1,000,000: no front-end sales load.

Class C Units: annual sales fee on the net asset value of Class C Units equal to the following schedule: Series I: 1.5%; Series II: 1.0%; Series III: 0.5%; Series IV: no annual sales fee. The annual sales fee will be treated as an expense and will be charged in connection with Class C Units for a period of 5 years.

Class I Units: no selling compensation.

Clearing and Executing Futures and Retail Foreign Currency Brokers and Forward Currency Counterparties	Brokerage Commissions and Other Charges
Combined brokerage expenses and other charges of the Fund's own trading program, together with those of the managed futures funds and managed futures accounts in which the Fund invests, in each case estimated to be around 1.00% of the average month-end net assets of the Fund per year.

Others	Operating and Ongoing Offering Expenses
Actual expenses, such as legal, auditing, accounting, escrow, printing, mailing, and filing costs, including fees and expenses of NAV Consulting, Inc., Mutual Shareholder Services, or other persons providing administration or transfer agent services to the Fund, together with all expenses associated with the managed futures funds in which the Fund invests, in total not expected to exceed 0.50% of average month-end net asset value of the Fund.

General Partner	Organizational and Initial Offering Costs	The Fund will reimburse the General Partner for all costs associated with the initial organization of the Fund and the offering of the Fund's Units up to $120,000.

Management Fee
     The Fund will pay to the General Partner a monthly management fee equal to one-twelfth (1/12) of one percent (1%) (1% annually) of the monthly net asset value of the Fund. The management fee is payable in advance. This fee will be paid to the General Partner for providing ongoing advisory services and is payable regardless of whether or not the Fund is profitable.
     The Fund may be charged a management fee of up to two percent (2%) of the actual (as opposed to notional) net assets of the Fund managed by a third party sub-advisor or invested in a managed futures fund, payable at such regular intervals, either in arrears or in advance, as the General Partner and such third party sub-advisor or managed futures fund may agree. The General Partner estimates that approximately 90% of the Fund's net assets may be invested with one or third party sub-advisors and managed futures funds.
Incentive Allocations & Fee
     The Fund is also charged an incentive allocation equal to ten percent (10%) of the Fund's new appreciation, including realized and unrealized gains and losses, for each fiscal quarter. New appreciation is the increase in the Fund's net asset value, after adjusting for capital contributions and withdrawals, since the last time an incentive allocation was paid or, if no incentive allocation has been paid, since the Fund commenced trading operations. As "new appreciation" will take into account capital contributions and withdrawals, any changes in the Fund's net asset value due to contributions and withdrawals will be ignored for purposes of determining the increase in the Fund's net asset value. The incentive allocation will be allocated proportionally to each Limited Partner according to the Class and Series of Units such Limited Partner holds. If an incentive allocation payment is made by the Fund, and the Fund thereafter incurs net losses, the General Partner will retain the amount previously paid.
     As an example, assume the Fund paid an incentive allocation at the end of the fourth quarter of 2014 and assume that the Fund recognized gains (net of all brokerage fees, management fees, and operating and ongoing offering expenses) of $200,000 during the first quarter of 2015. The new appreciation for the quarter would be $200,000 and the General Partner's incentive allocation would be $20,000 (0.10 X $200,000). Alternatively, assume that the Fund paid an incentive allocation at the end of the third quarter of 2014 but did not pay an incentive allocation at the end of the fourth quarter of 2014 because it had trading losses of $100,000. If the Fund recognized gains of $200,000 at the end of the first quarter of 2015, the new appreciation for the quarter would be $100,000 ($200,000 — $100,000 loss carryforward) and the General Partner's incentive allocation would be $10,000 (0.10 X $100,000).

The General Partner will pay a portion of the annual management fee (1%) and the incentive allocation (10%) it collects to the managing underwriter, Newport Coast Securities as underwriting compensation.  This underwriting compensation will only be paid to the managing underwriter and not to other selling agents. The maximum portion of the annual management and incentive allocation that the General Partner pays will be 10% for Class A and C units for an annual maximum of 0.50% of assets for a period of 3 years. Investors in Class I Units are not charged selling commissions. Furthermore, participating members will not receive any form of compensation related to Class I Units, including but not limited to front-end commissions, ongoing asset based fees or performance fees.
     The Fund may also be charged an incentive fee of up to twenty percent (20%) of the new appreciation, including realized and unrealized gains and losses, attributable to the Fund's assets managed by a third party sub-advisor or invested in a managed futures fund on such schedule as the General Partner and such third party sub-advisor or managed futures fund may agree. New appreciation is the increase in the net asset value of the assets managed by such third party sub-advisor or managed futures fund since the last time an incentive fee was paid or, if no incentive fee has been paid, since the Fund's allocation of assets to such third party sub-advisor or managed futures fund; the initial net asset value of the Fund's assets managed by a third party sub-advisor or managed futures fund is equal to the total net assets allocated by the Fund to such third party sub-advisor or managed futures fund. As incentive fees paid to third party sub-advisors or managed futures funds do not take into account the overall net gains or losses of the Fund and each Limited Partner's investment therein, the Fund may be assessed third party sub-advisor and managed futures fund incentive fees at a time when the overall net asset value of the Fund has decreased (although the General Partner may not be entitled to an incentive allocation in such a situation).
Brokerage Commissions and Other Charges
     The Fund will incur brokerage commissions and other charges in executing its own trading program by the clearing and executing futures brokers and forward currency counterparties. Additionally, the Fund will be charged brokerage commissions and other charges in its managed futures accounts through the pursuit of the trading programs of the third party sub-advisors of such accounts. Furthermore, the Fund will indirectly be charged such commissions and other charges through the managed futures funds in which it invests. Regardless of how incurred, such brokerage fees and expenses are estimated to amount to approximately 1.00% of the average month-end net assets per year of the Fund. The Fund anticipates that individual commissions per side (as opposed to round turn) will be in the following ranges (subject to minimum commissions of approximately $10.00): $0.50 - $2.00 per futures contract; $0.50 - $2.00 per option contract; $1.00 - $2.50 per index option contract; $1.00 - $2.00 per contract for option exercise/assignment. The foregoing commissions are in addition to futures exchange and clearing fees and other fees assessed by applicable options and futures exchanges. Futures and option clearing fees are estimated to be between $0.02 and $0.50 per contract, which may be subject to a maximum fee per trade for large orders. Forex brokerage fees are paid in either a fixed spread or a variable spread of the bid price and the ask price; in either case, the fee will typically be between 1.5 pips (one basis point or 1/100th of one percent for most currency pairs) and 5 pips, depending on the currency pair and market volatility. In some cases, however, the brokerage commission may be as low as a fraction of 1 pip (e.g., two-tenths of one pip).
     The Fund will directly bear all commissions and other charges in its own trading program and in its managed futures accounts; with respect to the managed futures funds in which it invests, the Fund will bear its pro rata share of all expenses, including brokerage commissions and related charges, which will negatively impact the Fund's capital account with such managed futures funds. The Fund will not negotiate agreements with clearing and executing futures and retail foreign currency brokers and forward currency counterparties who handle the transactions of the managed futures funds and managed futures accounts in which the Fund invests; instead, these agreements will be entered into by third party commodity pool operators and sub-advisors on the Fund's behalf.

Sales Compensation
     Class A Units and Class C Units are subject to the selling commissions described below.

   Investors in Class A Units will pay a front-end sales load on each capital contribution to the Fund equal to the following schedule: for capital contributions of less than $50,000: 5.0%; less than $100,000 but at least $50,000: 4.0%; less than $250,000 but at least $100,000: 3.0%; less than $500,000 but at least $250,000: 2.5%; less than $750,000 but at least $500,000: 2.0%; less than $1,000,000 but at least $750,000: 1.5%; at least $1,000,000: no front-end sales load. The front-end sales load will reduce the number of Units purchased by Class A investors. Payments of front-end sales loads may be made directly to third party selling agents by the Fund's independent transfer agent. The General Partner may waive the front-end sales load for any Class A Limited Partner. The selling agents will not be paid any front-end sales loads until the minimum offering amount ($5,000,000) is sold.
   Class C Units will be sold in four different Series according to the total capital contributions (less any withdrawals) made by the Limited Partner holding such Class C Units: for contributions of less than $100,000, Series I; for contributions less than $500,000 but at least $100,000, Series II; for contributions less than $1,000,000 but at least $500,000, Series III; for contributions of at least $1,000,000, Series IV. Investors in Class C Units will pay an annual sales fee according to their respective Series equal to the following schedule: for Series I: 1.5%; for Series II, 1.0%; for Series III, 0.5%; for Series IV, no annual sales fee. The annual sales fee is charged monthly in advance as of the first day of each calendar month. The annual sales fee will be treated as an expense and will be charged to Class C Units for a period of 5 years. To the extent additional capital contributions or withdrawals by a Limited Partner would make such Limited Partner eligible for Units of another Series, all of the Class C Units held by such Partner will be exchanged for Units of the new Series at the current net asset values of the Units of the respective Class C Series. Payments of front-end sales loads may be made directly to third party selling agents by the Fund's independent transfer agent. The General Partner may waive the annual sales fee for any Class C Limited Partner. The selling agents will not be paid any annual sales fees until the minimum offering amount ($5,000,000) is sold.
   Investors in Class I Units are not charged selling commissions. Furthermore, participating members will not receive any form of compensation related to Class I Units, including but not limited to front-end commissions, ongoing asset based fees or performance fees.
Operating and Ongoing Offering Expenses
     The Fund will bear its actual operating expenses, including the costs of updating this Prospectus and increasing the total amount of Fund Units for sale to the public, such as legal, auditing, administration, escrow, filing fees, printing, and postage costs, together with all expenses associated with the managed futures funds in which the Fund invests, in total not expected to exceed 0.50% of the average month-end net assets per year of the Fund. The General Partner will assume liability for operating expenses in excess of 1.00% of the average month-end net assets per year of the Fund. Indirect expenses in connection with the administration of the Fund, such as salaries, rent, travel, and overhead are borne by the General Partner, not the Fund. The General Partner estimates that a maximum of $6,000 in legal fees and a maximum of $62,500 in audit fees will be charged to the Fund during its first full year of operations, subject to the 1.00% expense cap described above.
Administration Fees
    For administration services, the Fund pays to its administrator, NAV Consulting, Inc., administration fees and expenses equal to five (5) basis points per annum payable monthly (i.e., one twelfth (1/12) of five basis points each month), subject to a minimum of $2,500 per month.
Accounting Fees
    The Fund will be audited at least annually.
Organizational and Initial Offering Costs
    The organizational and initial offering costs of the Fund are $120,000, including $6,715 in organizational and $113,285 in offering costs. The Fund's organizational costs, up to $120,000 will be expensed upon commencement of the Fund's operations. The Fund's initial offering costs will be accounted for in accordance with the guidance in the Financial Accounting Standards Board ("FASB") ASC 946-20-25-6 and amortized into expenses over the Fund's first 12 months of operations.

Net Asset Value
    The net asset value of the Fund will be calculated by the Fund's third party administrator, NAV Consulting, Inc. and provided to Limited Partners by Mutual Shareholder Services on a monthly basis and at such other times as determined by the General Partner. To calculate the net asset value of the Fund, NAV Consulting, Inc., will have to value the Fund's assets and liabilities on a monthly basis, except that NAV Consulting, Inc. will not be able to independently value or verify the Fund's investments in managed futures funds managed by third parties. Instead, while the net asset value of all investments held in the Fund's name, including those assets held in the General Partner's trading program and the managed futures accounts, will be readily determinable, NAV Consulting, Inc. will rely on third parties, including the manager and administrator, to obtain the net asset value of the Fund's investments in each managed futures fund. Such third party net asset value determinations will be provided by the managed futures fund, or its administrator, on a monthly basis. Accordingly, NAV Consulting, Inc. will be merely using the figures provided by such parties in calculating the Fund's net asset value, and will not be valuing such investments independently.
    As the net asset value of the Fund will be published by NAV Consulting, Inc. after the end of each calendar month, and as thirty (30) days' notice is required to withdraw from the Fund prior to any month-end withdrawal date, Limited Partners will not be able to withdraw from the Fund until the end of the calendar month following the month in which they receive notice of the Fund's net asset value from Mutual Shareholder Services, LLC. However, each Limited Partner may revoke their withdrawal request, either orally or in writing, prior to their withdrawal date by giving notice to the General Partner. The withdrawal proceeds will in each case be equal to the net asset value of the withdrawing Limited Partner's Units as of the date of withdrawal (less any withdrawal fees or charges as described in the Partnership Agreement.
    For example, the net asset value of the Fund as of January 31 is provided to Limited Partners on February 7. With that knowledge, the Limited Partner may give notice from February 7 until March 1 and withdraw from the Fund as of March 31. Additionally, the Limited Partner may revoke their withdrawal request prior to March 31 by giving notice to the General Partner, and may choose to do so based on receiving the updated net asset value of the Fund as of February 28. The net asset value of the Limited Partner's withdrawal proceeds will equal the net asset value of the Limited Partner's Units as of March 31 (less any withdrawal fees or charges as described in the Partnership Agreement).
    Prospective Limited Partners will be notified of the Fund's current net asset value and that of each Unit and Series therein, as well as the allocation of the Fund's assets among third party sub-advisors and managed futures funds prior to, or contemporaneously with, receiving the Fund's Partnership Agreement and Subscription Documents.
    The net asset value of the Fund as of any date is (i) the sum of all cash, managed futures funds investments (as valued by the relevant third party commodity pool operator or its administrator), U.S. government securities and other securities of the Fund valued at fair value, plus the fair value of all open futures, option, and foreign currency positions maintained in the Fund's trading program and managed futures accounts, less all liabilities of the Fund, determined in accordance with generally accepted accounting principles in the United States under the accrual basis of accounting.
    The transfer agent of the Fund, Mutual Shareholder Services, LLC is responsible for calculating the net asset value of each Class of Units, including each Class C Series. To determine the net asset value of each Unit, the transfer agent takes the following steps: first, the transfer agent takes the net asset value of the Fund and divides it pro rata among the Classes of Units. In the case of Class C Units, the transfer agent divides the net asset value of Class C among the four Series of Class C Units. Finally, the net asset value of each Unit is the net asset value of the Unit's Class (or Series, in the case of Class C Units) divided by the number of Units outstanding for such Class. To determine the value of the Limited Partner's investment in the Fund as of any date, the net asset value of the Class A, Class C, and/or Class I Units, as applicable, is multiplied by the number of Units the Limited Partner owns. The number of Units a Limited Partner owns will be increased by additional capital contributions and decreased by withdrawals.

THE OFFERED SECURITIES
Description of Registrant's Securities
     The Fund's securities are titled "MA Managed Futures Fund, LP limited partnership units." The Units have no dividend rights, and dividends will be paid in the sole discretion of the General Partner. Additionally, there are no conversion rights, preemption rights, or sinking fund provisions associated with the Units. The Units do not have any voting rights except in certain limited situations as described in the Fund's Agreement of Limited Partnership (the "Partnership Agreement") (such voting rights relate to replacement of the General Partner in limited circumstances or voting on an amendment to the Partnership Agreement that affects the rights of limited partners in a material way). The withdrawal rights of the Units are described in detail herein. Limited partners will not have any liability to further calls for capital or assessment by the Fund. The Fund will not impose liabilities on limited partners under state statutes. Transfers of Units may only be made with the prior written approval of the General Partner. There is no limit on the total amount of capital contributions a limited partner may make to the Fund, provided that the Fund's total offering amount does not exceed the maximum allowable under this Prospectus. There are no provisions in the Partnership Agreement that would delay, defer, or prevent a change in control of the Fund with regards to an extraordinary corporate transaction, such as a merger, reorganization, tender offer, sale, or transfer of substantially all assets, or liquidation.
Determination of Offering Price
     The Fund's "Units" will be assigned a net asset value by the Fund's transfer agent, Mutual Shareholder Services LLC, which will determine the number of Class A, Class C, or Class I Units purchased by each Limited Partner at the time of their initial capital contribution. The initial value of the Units purchased by a Limited Partner will be the dollar value of their initial capital contributions to the Fund, less any front-end sales load. Each Limited Partner participates ratably in the profits and losses of the Fund with all other limited partners and the general partner in accordance with their respective ownership of Units.
Security Ownership of Certain Beneficial Owners
     None of the Fund's securities are "voting securities" entitled to vote on the business of the Fund except in certain limited circumstances as described in the Agreement of Limited Partnership. Therefore, this Prospectus does not disclose the ownership of certain beneficial owners in the Fund.
USE OF PROCEEDS
     Capital contributions from investors during the initial capital contribution period will be deposited into a non-interest bearing escrow account at Huntington National Bank within One (1) Business Day of acceptance by the General Partner until the minimum aggregate capital contributions ($5,000,000) is raised by the Fund, at which time the funds will be turned over the Fund for trading purposes, or until the offering of the Fund is terminated, in which event all capital contributions will promptly be refunded directly to investors via first class U.S. mail, with without interest and deduction for expenses. The General Partner will direct Huntington National Bank to invest any funds held in escrow only in U.S. Treasury Obligations or any other investment that is consistent with the provisions of Rule 15c2-4 of the Securities Exchange Act of 1934, as amended. The selling agents will not be paid any front-end sales loads or annual sales fees until the minimum offering amount is sold.
     If the minimum aggregate capital contributions is not sold by the Fund during the initial capital contribution period, then promptly, but in no event later than ten (10) Business Days thereafter, the capital contributions of investors will be returned to the payor of such contributions.    After the initial capital contribution period, capital contributions from investors will be credited to the Fund's bank and brokerage accounts and will be used by the Fund for the purpose of engaging in the investment program described in this Prospectus.  $120,000 of the proceeds received from capital contributions from investors will be used to reimburse the General Partner for the Fund's organizational and initial offering costs.

     The Fund will deposit a portion of its assets in cash or U.S. government securities in separate accounts in the name of the Fund with the clearing brokers for use as margin. The assets deposited for margin purposes with the Fund's clearing brokers will be held in "customer segregated funds accounts" or "foreign futures and foreign options secured amount accounts," as required by the Commodity Exchange Act and CFTC regulations. Assets held by the clearing brokers will be held in cash or in cash equivalents.
     On an ongoing basis, the General Partner expects that the Fund will be able to earn interest on approximately forty percent (40%) of its daily net assets. All interest earned on Fund assets will accrue to the benefit of the Fund, and the General Partner will not receive any benefit from the approximately sixty percent (60%) of the Fund's assets which do not earn interest.
     The General Partner does not expect to make any distributions of gains earned by the Fund, if any.
     The Fund will not lend any assets to any person or entity other than through permitted investments. The General Partner will not commingle the property of the Fund with the property of any other person, provided, however, that deposits with banks, futures or securities brokers, or foreign exchange and derivative dealers shall not be considered a prohibited commingling.

THIRD PARTY SUB-ADVISORS AND MANAGED FUTURES FUNDS

As of July 25, 2014, the Fund has executed no agreements with any third party commodity trading advisers or managed futures funds (also known as investee pools). Therefore, the Fund is not obligated to invest with any trading program or managed futures fund at this time. However, the General Partner is continually conducting due diligence on prospective third party sub-advisors and managed futures funds to be selected after the launch of the Fund. In the future, when the Fund signs agreements with such third party sub-advisors and managed futures funds, the Fund will be obligated to make such agreements available to investors online via the SEC's EDGAR database.
The Fund may retain and remove trading advisers and investee pools on an ongoing basis. In each case, the Fund will limit its investment in each non-major commodity trading adviser and non-major investee pool to approximately eight percent (8%) of the Fund's net asset value, but in no case shall an investment in any commodity trading adviser program or investee pool exceed 9.99% of the Fund's net asset value, subject to the General Partner's dynamic rebalancing on a quarterly basis. Accordingly, such third party sub-advisers and managed futures funds will be considered "non-major" for NFA purposes, as the Fund will devote less than ten percent (10%) of its assets to each such sub-adviser and managed futures fund. Neither the non-major commodity trading advisers, commodity pool operators of the non-major investee pools, nor their respective principals, will have any ownership or beneficial interest in the Fund.  The Fund will at all times invest at least three percent (3%) of its assets in U.S. government securities and cash or cash equivalents.
The commodity pool operators of the non-major investee pools and the non-major commodity trading advisers retained by the Fund, as well as their respective principals, may trade proprietary accounts from time to time. The records of such accounts will not be available for inspection by the Fund's limited partners.
THE CLEARING BROKERS; THE INTRODUCING BROKER; ADMINISTRATION
The Futures Commission Merchants
     NewEdge USA, LLC ("NewEdge") is a registered futures commission merchant ("FCM") and is a member of the NFA. Its main office is located at 550 W. Jackson, Suite 500, Chicago, IL 60661, with branch offices in Chicago, Kansas City, New York, and San Francisco. In the normal course of its business, NewEdge is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on NewEdge.

    ADM Investor Services Inc. ("ADM") is also a registered FCM and is a member of the NFA. Its main office is located at 141 W Jackson, Suite 1600A, Chicago, IL 60604. ADM works through a network of introducing brokers, non-clearing FCMs, branch offices, subsidiaries, and sister companies across the United States and around the world. In the normal course of its business, ADM is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on ADM.

      The General Partner may select multiple FCMs at any time and change such FCM(s) without advance notice to Participants, provided that the General Partner will notify Participants of such selection or change within 21 days of the selection or change taking effect. The Fund has not retained an introducing broker. The managed futures funds in which the Fund invests and managed by third party commodity pool operators will retain those FCMs and introducing brokers selected by such third party commodity pool operator. The managed futures accounts of the Fund managed by third party sub-advisors may retain one or more FCMs and introducing brokers selected by such third party sub-advisor, which may consult with the General Partner when selecting such service providers.

      Funds deposited with each FCM for the purpose of trading on U.S. futures and options exchanges are required to be held separately by the FCM from the FCM's own funds. The General Partner estimates that, over the course of a fiscal year, the Fund will, on average, allocate roughly 10% of its net assets to its account with one or more FCMs for the purpose of trading futures instruments under the General Partner's trading program, while the remaining 90% of assets will be divided amongst managed futures funds and managed futures accounts operated by third party commodity pool operators and sub-advisors selected by the General Partner.
The Clearing Broker
     NewEdge will also serve as one of the Fund's clearing brokers to execute and clear the Fund's and its managed futures accounts' futures transactions, execute the Fund's exchange-traded, forward, and spot foreign currency transactions, and provide other brokerage-related services. NewEdge, acting as principal, will not execute any over-the-counter transactions with the Fund. NewEdge is a broker-dealer registered with the CFTC and the SEC, and is a member of the Financial Industry Regulatory Authority, Inc. ("FINRA"). NewEdge is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation.
     ADM will also serve as one of the Fund's clearing brokers to execute and clear the Fund's and its managed futures accounts' futures transactions, execute the Fund's exchange-traded, forward, and spot foreign currency transactions, and provide other brokerage-related services. ADM, acting as principal, will not execute any over-the-counter transactions with the Fund. ADM is a broker-dealer registered with the CFTC and the SEC, ADM is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation.
NewEdge Disclosures

The following is a list of civil, administrative, and criminal actions, pending or concluded, against NewEdge, its parent, Newedge Group, SA, and their respective affiliates and principals (collectively, "NewEdge" or the "firm") during the past five years as reported and disclosed by NewEdge which would be considered "material" as that term is defined in Section 4.24(I)(2) of the Regulations of the CFTC:

The following is a list of material actions that have been conducted against NewEdge in the last five years as disclosed through the NFA's Background Affiliation Status Information Center:

●
in December 2013, a panel of the NYMEX Business Conduct Committee found that NewEdge failed to ensure that open positions held on its books in the physically delivered AUG13 crude oil contract were liquidated in an orderly manner prior to the expiration of trading in violation of NYMEX Rule 716. Pursuant to an offer of settlement, NewEdge was fined in the amount of $20,000;

●
in August 2013, the Disciplinary Committee of the Minneapolis Grain Exchange charged NewEdge with violating MGEX Rule 718.01 for offsetting delivery month positions without the benefit of trade activity and MGEX Resolution 2101.00.C for reporting long positions lists for delivery after the deadline. NewEdge was fined $50,000;

●
in July 2013, the Chicago Mercantile Exchange ("CME"), the Commodity Exchange ("COMEX"); and the New York Mercantile Exchange ("NYMEX") each found that NewEdge has violated Rule 561 regarding the reporting of large positions from May 1-31, 2013. NewEdge was collectively fined $7,500;

●	in June 2013, the IntercontinentalExchange, Inc. ("ICE") found that NewEdge violated Rule 6.10 by improperly coding an account cleared to NewEdge with multiple CTI codes. Newedge was fined $1,000;
●
in April 2013, ICE found that NewEdge violated ICE Clear Rule 403(a) by reporting inaccurate open interest data on December 13, 2011 and ICE Futures Rule 4.13 by failing to comply with the terms of an existing order to cease and desist from violations of ICE Clear Rule 403(a). NewEdge was fined $20,000;

●
in April 2013, the CME found that during the period of February 1 – 28, 2013, NewEdge reported several instances of incorrect large trader positions and late position adjustments, and involving its omnibus accounts. NewEdge was fined $2,500;

●
in February 2013, the CME found that, during the month of December 2012, NewEdge reported several instances involving incorrect large trader positions, late position adjustments, including for its omnibus accounts. NewEdge was fined $1,500;

●	in August 2012, the ICE found that NewEdge violated ICE futures Rule 4.31(c) in two instances by failing to report a Block Trade within five minutes of execution. NewEdge was fined $1000;

●	in June 2012, ICE found that NewEdge violated ICE futures Rule 4.31(c) in two instances by failing to report a Block Trade within five minutes of execution. NewEdge was fined $500;

●
in January 2012, the Commodity Futures Trading Commission ("CFTC") found that from about March 2011 through about July 2011, NewEdge's large trader position reports submitted to the CFTC contained errors. The types of errors included 1) reporting incorrect commodity codes, 2) overstating and understating positions in omnibus accounts, 3) overstating and understating large trader positions, 4) overstating and understating open interest, 5) issuing erroneous delivery notices, 6) reporting positions as net when they should be reported as gross, 7) reporting exchange of futures for physicals or cash positions and exchange of futures for swaps positions that do not exist, and 8) failing to report required positions. As a result, the CFTC ordered NewEdge to pay $700,000 and required NewEdge to cease and desist from violating the Commodity Exchange Act's requirements to timely submit accurate position reports and notices, and to implement and maintain procedures to prevent and detect reporting violations of the Act and CFTC regulations;

●
in December 2011, pursuant to the results of a back office CTR audit, the CME found that NewEdge was in violation of the CTR collection deadline error rate by exceeding the 20% error level mandated by Rule 536.F. Accordingly, NewEdge was issued a $10,000 fine for its third violation of Rule 536.F within 24 months;

●
in December 2011, a panel of the Chicago Board of Trade ("CBOT") found that on January 11, 2011, NewEdge submitted an in-house transfer to the clearing house with inaccurate trade data for an expiring contract. This reporting error originated from a give-in NewEdge received with inaccurate information which then required manual handling. While attempting to correct this give-in transaction that was erroneously designated as a customer account origin, NewEdge incorrectly submitted the in-house transfer to CME Clearing as January 2011 Soybean futures rather than the January 2012 contract due to a clerical typographical error. As a result, the open interest in January 2011 Soybean futures was overstated by 3,750 contracts. Due to this reporting error's inclusion in the Daily Bulletin and on the Exchange website, CME Group was required to publish a correction, remove the open interest and rerun the Final Daily Bulletin. In so doing, NewEdge failed to submit accurate trade data to CME Clearing in violation of CBOT Rule 809.A. In accordance with a settlement offer, the panel fined NewEdge $25,000;

●
in April 2011, a panel of CBOT found that on December 3, 2009, a non-member customer of NewEdge held a short December 2009 Denatured Fuel Ethanol futures position of 103 contracts beyond the contract's expiration at a time when the customer had been authorized to issue and register a maximum of only 92 shipping certificates for delivery. As the clearing member carrying an account required to make delivery, NewEdge bore complete responsibility for the performance of all delivery requirements. Three hours after the 10:00 a.m. December 4, 2009, delivery deadline, NewEdge's customer was able to contact an eligible counterparty for an Exchange for Physical ("EFP") transaction, the execution of which discharged NewEdge's delivery obligations for the remaining 11 short positions. As the counterparty was not identified until after the 10:00 a.m. delivery deadline, the Exchange's clearing and delivery processes were likewise delayed. The panel found that in so doing NewEdge violated CBOT Rule 716. In accordance with a settlement offer the panel fined NewEdge $50,000 and directed NewEdge to provide documented proof of its policies and procedures regarding settlements and deliveries of physically delivered contracts implemented pursuant to CBOT Rule 716;

●
in March 2011, pursuant to the results of a back office CTR audit, the CME found that on May 18, 2010 and May 19, 2010, NewEdge violated the CTR collection deadline error rate by exceeding the 20% error level mandated by CME Rule 536.F. NewEdge was issued a $5,000 fine for its second violation of CME Rule 536.F within 24 months;

●
in February 2011, the CFTC found that NewEdge purchased 4,495 October 2009 live cattle futures contracts on the CME from a client and sold to the client an over-the-counter swap in live cattle on October 9, 2009. The purchase gave NewEdge a long position that exceeded the 450 contract speculative limit for trading live cattle futures on the CME in the current delivery month in violation of the Commodity Exchange Act. Additionally, the CFTC found that between June 2009 and July 2010, NewEdge's large trader position reports overstated positions in omnibus accounts, reported transactions that did not occur, and reported positions for accounts as net when they should be reported as gross, among other violations. As a result, the CFTC ordered NewEdge to pay a  civil monetary penalty of $140,000 and disgorge $80,910 for violating speculative position limits in live cattle futures trading and required NewEdge to implement and maintain a program designed to prevent and detect reporting violations of the Commodity Exchange Act and CFTC regulations;

●
in January 2011, ICE found that NewEdge violated ICE Clear U.S. Rule 403(a) in four instances by reporting inaccurate position and open interest data in a failure to comply with the terms of an existing settlement and fined NewEdge $100,000;

●	in December 2010, ICE found that NewEdge violated ICE Rule 4.31(c) by failing to report a block trade within five minutes of execution and fined NewEdge $1,000;

●
in December 2010, a panel of the CME found that on October 9, 2009, NewEdge executed three October 2009 Live Cattle EFRPs as a counterparty to its customer with the intent of executing an equal, offsetting EFRP transaction on October 12, 2009. NewEdge cleared the EFRP transaction on behalf of itself, but failed to exercise due diligence to ensure that the transactions were bona fide. While executing the EFRP transactions NewEdge carried a position of 4495 contracts in the expiring Live Cattle futures contract, which exceeded the applicable speculative position limit of 450 contracts. The panel found that, in so doing, NewEdge violated CME Rule 538 and associated MRAN RA0910-5, Rule 443, and Rule 432.Q. In accordance with a settlement offer, the panel ordered NewEdge to pay a fine of $80,000;

●
in November 2010, ICE found that NewEdge violated ICE Rule 27.22(b) in four instances when employees engaged in prohibited pre-execution communications and executed transactions arising from the pre-execution communications, violated Rule 2.29(k) in two instances when employees executed pre-arranged trades, and violated Rule 2.29(e) in three instances when employees engaged in conduct detrimental to the best interests of the exchange. NewEdge was fined $60,000;

●
in November 2010, ICE found that firm violated ICE Rule 2.29(k) in two instances when employees executed a pre-arranged trade and Rule 2.29(e) in two instances when employees engaged in conduct detrimental to the best interests of the exchange. Additionally, ICE found that the firm violated Rule 27.22(b) in four instances when employees engaged in prohibited pre-execution communications and executed transactions arising from the pre-execution communications, violated Rule 2.29(k) in two instances when employees executed pre-arranged trades, and Rule 2.29(e) in three instances when employees engaged in conduct detrimental to the best interests of the exchange. NewEdge was fined $100,000;

●	in October 2010, ICE found that NewEdge violated ICE Rule 4.31(c) by failing to report a block trade within five minutes of execution and fined NewEdge $500;
●	in May 2010, ICE found that NewEdge violated ICE Rule 403(a) by reporting inaccurate positions and open interest and fined NewEdge $30,000;

●
in February 2010, the CME found that NewEdge's timestamp exception rate was 8% or greater, which exceeded the allowable level. Accordingly, NewEdge was issued a $1,500 fine for its second violation of Rule 536.A.1 within 12 months;

●
in October 2009, pursuant to the results of a back office CTR audit, for trade dates May 4 & 5, 2009, NewEdge's collection deadline error rate exceeded the 20% threshold level and data entry error rate exceeded the 10% threshold level. Pursuant to the Rule 536.F sanction schedule, NewEdge was issued a $5,000 fine for its second violation of Rule 536.F within 24 months;

●
in July 2009, a panel of the CBOT found that on 7 dates between February 2005 and November 2007, the firm's employees or its affiliates' employees executed a total of 13 transactions in contravention of CBOT's then-existing rules. Of the 13 transactions, 8 transactions involved the employees' failures to expose orders to the marketplace for minimum thresholds before crossing those with opposite orders for different beneficial accounts, 4 transactions involved pre-execution communications, and 1 transaction involved an employee who executed two opposing orders for the same beneficial account owner resulting in no change in ownership, which constituted a bona fide transaction. Accordingly, the panel found the firm violated legacy CBOT Regulation 9B.13(b), Regulation 9B.13(c), and Regulation 9B.14. In accordance with the settlement offer, the panel fined the firm $30,000;

●
in May 2009, the Minneapolis Grain Exchange ("MGEX") found that NewEdge violated MGEX Rule 718.01 for offsetting delivery month positions without the benefit of trade activity and fined NewEdge $1,000;

●
in December 2008, a panel of the CBOT found that, during October 2008, NewEdge's timestamp exception rate was 8% or greater, which exceeded the allowable level. NewEdge was issued a $5,000 fine for its third violation of Rule 536.A.1 within 12 months; and

●
in November 2008, a panel of the CBOT found that, on five trade dates between February 2006 and November 2007, the firm's employees crossed eleven transactions on the e-cbot trading platform with insufficient exposure time in violation of CBOT Regulation 9B.13. As part of a settlement offer, the firm paid a fine of $10,000.

The following is a list of all material actions that have been conducted against NewEdge in the last five years as disclosed through the Financial Industry Regulatory Authority's Broker Check Application:

●
in July 2013, the International Securities Exchange (ISE) found that between April 2012 and June 2012, NewEdge entered non-marketable limit orders on the ISE order book that locked or crossed the national best bid or offer  without taking corrective action in a timely manner on approximately 768 occasions in violation of ISE Rule 401. NewEdge was censured and fined $25,000;

●
in July 2013, FINRA found that NewEdge violated SEC Rule 611(A)(1) and (C) of Regulation SHO, FINRA Rule 2010, and NASD Rule 3010 by failing to establish, maintain and enforce written policies and procedures reasonably designed to prevent trade-throughs of protected quotations in national market system stocks that do not fall within any applicable exception, and if relying on an exemption, are reasonably designed to assure compliance with the terms of the exception. NewEdge was censured and fined $10,000;

●
in July 2013, several exchanges, including BATS Exchange, NYSE, NYSE ARCA, and NASDAQ, as well as FINRA found that during the period between January 2008 and December 2011, NewEdge failed to establish, implement, maintain, and enforce a supervisory system with respect to its direct market access and sponsored access business and compliance with the September 2008 emergency order issued by the SEC. Additionally, the exchanges alleged that NewEdge failed to establish a supervisory system to detect, monitor, and prevent potentially manipulative and suspicious trading activity by its clients and that the firm failed to obtain and maintain certain required order and trade data from sponsored access clients, account opening documents, certain e-mail correspondence, as well as certain text message and certain required documentation related to direct market access and sponsored access clients. NewEdge was censured and fined a total of $9,500,000 by the exchanges and FINRA;

●
in April 2013, FINRA found that NewEdge failed to transmit to the Order Audit Trail System ("OATS") reportable order events ("ROEs") on numerous business days and transmitted ROEs to OATS that were rejected by OATS for syntax errors and were repairable but the firm failed to repair many of the rejected ROEs so that they were not transmitted to OATS during the reviewed period. FINRA also found that NewEdge failed to transmit to OATS all of the ROEs for a particular market participant identifier for several days and failed to transmit numerous ROEs to OATS for another market participant identifier for almost two months. For these and other violations NewEdge was censured and fined $125,000;

●
in December 2012, ICE Futures Europe found that NewEdge was in breach of Exchange Rule G.17(A) by failing to complete its close out procedure by the 10 am cut-off time. NewEdge was fined in the amount of 15,000 GBP ($24,103);

●
in December 2012, ICE Futures Europe found that NewEdge was in breach of Exchange Rule G.17.4(A) by failing to complete its close out procedures by the 10 am cut-off time. NewEdge was fined in the amount of 10,000 GBP ($16,068);

●
in September 2012, FINRA found that NewEdge failed to report information regarding purchase and sale transactions effected in municipal securities in the manner prescribed by Rule G-14 RTRS Procedures and that the firm's supervisory system did not provide for supervision reasonably designed to achieve compliance with applicable securities laws. NewEdge was fined in the amount of $20,000;

●
in May 2012, a panel of the NYMEX business conduct committee found that for trade date December 15, 2010, due to human clerical error, NewEdge overstated open interest during the current delivery month in the January 2011 crude oil futures contracts by 11,694 contracts, or 12.3% for purposes of NYMEX Rule 854. NewEdge was fined in the amount of $30,000;

●
in December 2011, the Options Clearing Corporation ("OCC") found that NewEdge violated OCC Rules 502(a) and 605 in that it failed to timely meet its morning settlement obligation in the amount of $792,257,905, as its designated settlement bank, JP Morgan Chase Bank, NA, did not approve morning settlements instructions until approximately 9:11 a.m. NewEdge was fined in the amount of $25,000;

●	in October 2011, FINRA found that NewEdge failed to timely report ROEs to OATS. NewEdge was censured and fined $10,000;

●
in October 2011, FINRA found that NewEdge submitted incorrect short interest position reports to FINRA and failed to report some short interest positions for certain securities. Additionally, FINRA found that NewEdge's supervisory system did not provide for supervision reasonably designed to achieve compliance with applicable short interest reporting and that the firm failed to transmit route reports after a cancel/replace report previously entered for an order routed away. NewEdge was censured and fined $47,500;

●
in October 2011, FINRA found that NewEdge transmitted to OATS numerous ROEs that were rejected by OATS fore context or syntax errors and were repairable and that the firm failed to repair many of these rejected ROEs and, as a result, the firm failed to transmit numerous ROEs to OATS. NewEdge was censured and fined $45,000, consisting of $30,000 for OATS violations, $10,000 for trade reporting violations, and $5,000 for supervision violations;

●
in June 2011, the NASDAQ stock market ("NASDAQ") found that NewEdge misreported or failed to report numerous positions submitted under different clearing numbers to the large option position report ("LOPR") for an unknown number of unidentified accounts and that the firm failed to maintain adequate written supervisory procedures and failed to establish an adequate system of supervision to ensure compliance with exchange rules relating to reporting to LOPR. NewEdge was censured and fined $200,000;

●
in May 2011, NASDAQ found that between June 9, 2009 and July 29, 2009, one of NewEdge's customers on numerous consecutive trading days exceeded the position limit on the bullish side of the market in one security and on numerous non-consecutive trading days, as second customer exceeded the position limit on the bearish side of the market in the same security; therefore, NewEdge failed to maintain adequate written supervisory procedures and failed to establish an adequate system of supervision reasonably designed to achieve compliance with exchange rules relating to position limits. NewEdge was censured and fined $30,000;

●
in November 2010, International Securities Exchange ("ISE") found that NewEdge incorrectly entered solicited orders in a proprietary account instead of the solicited account on 22 occasions in violation of the supplementary material .05 to ISE Rules 716 and 717(d) and also found that NewEdge improperly utilized the solicited orders mechanism by flipping the solicited and unsolicited sides of eight crossing orders represented as agent, thereby failing to properly enter and expose such orders in violation of ISE Rules 716(e) and 717(e). Additionally, ISE found that NewEdge improperly marked 9 orders representing 57,164 contracts with incorrect account numbers. NewEdge was fined $20,000 and paid restitution of $10,289.52; and

●
in March 2010, the NASDAQ stock market ("NASDAQ") found that NewEdge either failed to report options positions to LOPR or failed to accurately report the effective date for options positions to LOPR. Additionally, the firm failed to ensure that it had adequate arrangements and systems in connection with business conducted that provided for supervision reasonably designed to achieve compliance with applicable securities laws, regulations, and NASDAQ rules concerning LOPR reporting. NewEdge was censured and fined $15,000.

There have been no other material administrative, criminal, or civil actions, pending or concluded, against NewEdge, its affiliates, or any of their respective principals during the past five years. Neither NewEdge nor any affiliate, officer, director or employee thereof has passed on the merits of this Prospectus or offering, or given any guarantee as to the performance or any other aspect of the Fund.
ADM Disclosures

The following is a list of civil, administrative, and criminal actions, pending or concluded, against ADM, its parent, Archer Daniels Midland Company (NYSE: ADM), and their respective affiliates and principals (collectively, "ADM" or the "firm") during the past five years as reported and disclosed by ADM which would be considered "material" as that term is defined in Section 4.24(I)(2) of the Regulations of the CFTC:

The following is a list of material actions that have been conducted against ADM in the last five years as disclosed through the NFA's Background Affiliation Status Information Center:
●
September 30, 2013, CFTC Orders ADM Investor Services, Inc. to Pay a $425,000 Penalty for Unlawfully Commingling Customer Funds with Funds in Non-Customer Accounts. The U.S. Commodity Futures Trading Commission (CFTC) today issued an Order filing and simultaneously settling charges against ADM Investor Services, Inc. (ADMIS), a CFTC-registered Futures Commission Merchant (FCM), for unlawfully commingling customer funds with funds held in its non-customer accounts. The CFTC Order requires ADMIS to pay a civil monetary penalty of $425,000, to cease and desist from violating Section 4d(a)(2) of the Commodity Exchange Act (CEA) and Commission Regulation 1.20(c), and to implement improved procedures, to the extent that it has not already done so, to ensure the proper classification of such accounts.

●
Pursuant to the results of a back office CTR audit, on June 11 through June 12, 2012, ADM Investor Services Inc. was found to be in violation of the CTR data entry error rate by exceeding the 10% error level mandated by Rule 536.F.  Pursuant to the Rule 536.F sanction schedule, ADM Investor Services Inc. was issued a $10,000 fine for its third violation of Rule 536.F. within 24 months.

●
Pursuant to an offer of settlement in which ADM Investor Services Inc. ("ADMIS") neither admitted nor denied the rule violations upon which the penalty is based, on November 25, 2013, a Panel of the CBOT Business Conduct Committee found that during the time periods of July 25, 2012, through August 8, 2012, and April 1, 2013, through April 30, 2013, ADMIS submitted incorrect CTI codes for numerous trades executed on the Exchange. The Panel concluded that ADMIS thereby violated CBOT Rule 536.D.  In accordance with the settlement offer, the Panel ordered ADMIS to pay a fine of $3,000.00.

●
Pursuant to the results of a back office CTR audit, for trade dates September 21 & 22, 2010, ADM Investor Services, Inc.'s data entry error rate exceeded the 10% threshold level. Pursuant to the Rule 536.F. sanction schedule, ADM Investor Services, Inc. was issued a $5,000 fine for its second violation of Rule 536.F. within 24 months.

●
Pursuant to the results of a back office CTR audit, for trade dates October 12 through 16, 2009, ADM Investor Services, Inc.'s data entry error rate exceeded the 10% threshold level. Pursuant to the Rule 536.F. sanction schedule, ADM Investor Services, Inc. was issued a $5,000 fine for its second violation of Rule 536.F. within 24 months.

●
Pursuant to the investigation of the CTR Time of Execution Exception Program, for trade months of January 2009 through June 2009, ADM Investor Services Inc's data entry errors for time of execution have not been rectified. Pursuant to the Rule 536.F sanction schedule, ADM Investor Services Inc was issued a $2,500 fine for its first violation of Rule 536.F. within 24 months.

●
Pursuant to the results of a back office CTR audit, on June 11 through June 13, 2012, ADM Investor Services Inc. was found to be in violation of the CTR data entry error rate by exceeding the 10% error level mandated by Rule 536.F. Pursuant to the Rule 536.F sanction schedule, ADM Investor Services Inc. was issued a $10,000 fine for its third violation of Rule 536.F. within 24 months.

●
Pursuant to an offer of settlement in which ADM Investor Services Inc. ("ADMIS") neither admitted nor denied the rule violations upon which the penalty is based, on November 25, 2013, a Panel of the CME Business Conduct Committee found that during the time periods of July 25, 2012, through August 8, 2012, and April 1, 2013, through April 30, 2013, ADMIS submitted incorrect CTI codes for numerous trades executed on the Exchange. The Panel concluded that ADMIS thereby violated CME Rule 536.D.  In accordance with the settlement offer, the Panel ordered ADMIS to pay a fine of $2,500.00.

●
Pursuant to the results of a back office CTR audit, for trade dates September 21 & 22, 2010, ADM Investor Services, Inc.'s data entry error rate exceeded the 10% threshold level. Pursuant to the Rule 536.F. sanction schedule, ADM Investor Services, Inc. was issued a $5,000 fine for its second violation of Rule 536.F. within 24 months.

●
Pursuant to the results of a back office CTR audit, for trade dates October 12 through 20, 2009, ADM Investor Services, Inc.'s data entry error rate exceeded the 10% threshold level. Pursuant to the Rule 536.F. sanction schedule, ADM Investor Services, Inc. was issued a $5,000 fine for its second violation of Rule 536.F. within 24 months.

●
The Charged Party, ADM Investor Services, Inc. was advised that the Complaint Committee found that a reasonable basis existed for finding that the conduct of ADM Investor Services in failing to properly time stamp trading records upon collection and open outcry customer floor orders upon receipt and execution is in violation of the rules of the Board of Trade of Kansas City, Missouri, Inc as follows: KCBT Rule 1115.02(b) Collection and Accountability of Trading Records and KCBT Resolution 11-1130.00-1 Written Record of Customer or Option Customer Order. Pursuant to KCBT Rule 1416.00, ADM Investor Services did offer to settle the matter before the Business Conduct Committee, without admitting or denying the findings or the rule violations upon which the penalty is based, by agreeing to pay the sum of $1,000.00 within 10 business days of the offer being accepted by the Committee and becoming final. The KCBT Compliance staff forwarded this offer to the Business Conduct Committee on March 4, 2013 and recommended this settlement offer to the Business Conduct Committee. The Business Conduct Committee met on March 6, 2013 and accepted the settlement offer.

●
The BCC charged ADM Investor Services, Inc. with violating MGEX Rule 718.01. for offsetting delivery month positions without the benefit of trade activity and with violating MGEX Regulation 2100 and Resolution 2101.C. for failing to submit accurate positions reports. Without admitting or denying the charges, ADM Investor Services, Inc. submitted an offer of settlement which was accepted in satisfaction of the charges.  Penalty paid was $1,000.

The Introducing Broker
     The Fund will not have an introducing broker.
The Administrator
     NAV Consulting, Inc., an Illinois corporation  (the "Administrator"), will serve as the Fund's administrator. Pursuant to an Administration Agreement between the Fund and the Administrator (the "Administration Agreement"), the Administrator will be responsible for, among other things: (i) journalizing investment, capital, and income and expense activities; (ii) recording futures trading activity by receiving a data file from the Fund's clearing brokers; (iii) calculating the management fees and incentive allocations charged to the Fund, as applicable, and the front-end load fees and annual sales fees; (iv) computing the net asset value of the Fund and each Unit and Series thereof; and (v) performing all other accounting, administration, and investor services necessary in connection with the Fund.
     The Accounting Agreement provides that the Administrator shall not be liable to the Fund or any Limited Partner for any acts or omissions in connection with the services rendered to the Fund or such Limited Partner under such agreement in the absence of gross negligence, intentional acts, or willful misconduct. In addition, the Fund has agreed to indemnify the Administrator from any and all expenses, costs, damages, or causes of action, including, but not limited to, reasonable attorney's fees incurred by the Administrator in connection with the Administration Agreement and not resulting from the unauthorized acts of the Administrator, its employees, or agents, the negligence or willful misconduct of the Administrator in the performance of such obligations and duties, or by reason of its breach of the Administration Agreement. The Administration Agreement may be terminated by either of the parties upon not less than sixty (60) days' written notice.
     The Administrator's main office address is located at 2625 Butterfield Road, Suite 208W, Oak Brook, IL 60523.

DISTRIBUTIONS; WITHDRAWALS
Distributions
     The Fund is not required to make any distributions to Limited Partners. While the General Partner has the authority to make such distributions, it does not intend to do so given that Limited Partners may withdraw from the Fund as of the end of any calendar month with thirty (30) days' prior written notice.
Withdrawals
     A Limited Partner may withdraw from the Fund, in whole or in part, as of the end of each calendar month. A request for less than a complete withdrawal that would reduce a Limited Partner's remaining Units to a net asset value of less than $1,000 will be treated as a request for a complete withdrawal. Limited Partners must transmit a written withdrawal request Fund's Administrator not less than thirty (30) days prior to the end of the calendar month (or such shorter period as permitted by the General Partner) as of which such withdrawal is to be effective. The request for withdrawal must specify the dollar amount for which withdrawal is sought unless a full withdrawal is requested. Withdrawal proceeds will generally be paid within thirty (30) days after the effective date of the withdrawal. However, in special circumstances, including, but not limited to, inability to liquidate dealers' positions as of a withdrawal date or default or delay in payments due from clearing brokers, banks, or other persons or entities, the Fund may in turn delay payment to persons requesting withdrawal of that part of the net assets of the Fund represented by the sums that are the subject of such default or delay, and withdrawing Limited Partners will be paid their pro rata portion of the withdrawal amount not subject to default or delay. No such delays have been imposed to date by any pool sponsored by the General Partner.

MA MANAGED FUTURES FUND, LP AGREEMENT OF LIMITED PARTNERSHIP
     The following is a summary of the Agreement of Limited Partnership ("Partnership Agreement"), a form of which is attached as Exhibit A and incorporated by reference.
Organization and Limited Liabilities
     MA Managed Futures Fund, LP is organized under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Act"). The Partnership Agreement provides that the Fund may establish one or more designated Classes of partnership Units. Under the Partnership Agreement, the General Partner has designated three classes of Units: Class A, Class C, and Class I. Additionally, the General Partner has designated four series of Class C Units: Series I, Series II, Series III, and Series IV. The General Partner may designate other Classes or Series under the Partnership Agreement as provided therein. In general, the liability of a Limited Partner under the Act is limited to the value of his Units. However, Limited Partners could be required, as a matter of law, to return to the Fund any distributions or withdrawal proceeds which they received at a time when the Fund was insolvent or which was made in violation of the Partnership Agreement.
Management of Fund Affairs
     The Partnership Agreement effectively gives the General Partner, as general partner, full control over the management and operations of the Fund, as well as authority to delegate such control to one or more third party sub-advisors, and the Partnership Agreement gives no management role to the Limited Partners. The Limited Partners have no voice in the operations of the Fund, other than certain limited voting rights as set forth in the Partnership Agreement. In the course of its management, the General Partner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the General Partner as additional general partners and retain such persons, including affiliates of the General Partner, as it deems necessary for the efficient operation of the Fund.
     Agents and Corporations, Inc. will accept service of legal process on the Fund in the State of Delaware. The General Partner has been designated as the "tax matters partner" of the Fund for purposes of the Internal Revenue Code of 1986, as amended (the "Code").
Sharing of Gains and Losses
     Each Limited Partner of the Fund will share ratably in the gains and losses of the Fund. After paying any front-end sales load, each Limited Partner will purchase Units at the current net asset value of such Units. The number of Units owned by a Limited Partner will be adjusted for additional capital contributions and withdrawals on a monthly basis. The net asset value of each Class and Series of Units will be increased or decreased monthly in accordance with their pro rata share of the Fund's gains or losses. Each Unit and Series will then be assessed its applicable annual sales charge (Class C Units only), General Partner management fee, and General Partner incentive allocation. The Fund's gains and losses will be calculated in accordance with GAAP, which includes trading gains and losses, interest income, other income, and operating expenses.
Federal Tax Allocations
     At year-end, the General Partner will determine the total taxable income or loss for the year attributable to the Fund. Subject to the special allocation of net capital gain or loss, the taxable gain or loss is allocated to each Partner in proportion to their ownership of Units and each Partner is responsible for his share of taxable income attributable to their Units. For net capital gain and loss, the gains and losses are first allocated to each Partner who withdrew from the Fund during the year. Net capital gain and loss is then allocated to each Partner whose Units' tax accounts are greater or less than their Units' capital accounts, so as to eliminate the disparity. Finally, the remaining net capital gain or loss is then allocated to each Partner in proportion to their ownership of Units. Each Partner's tax basis is increased by the taxable income allocated to them and reduced by any distributions received and losses allocated to them. Upon liquidation of the Fund, each Partner will receive their proportionate share of Fund assets.

Dispositions
     A Limited Partner may withdraw from the Fund, in whole or in part, upon thirty (30) days' prior written notice to the General Partner. Additionally, a Limited Partner may assign his Units to an assignee. No such assignee may become a substituted Limited Partner except with the consent of the General Partner; provided, however, that the General Partner may withhold such consent only to prevent or minimize adverse legal or tax consequences to the Fund. An assignee not admitted to the Fund as a Limited Partner will have only rights to its share of the gains and capital of the Fund and withdrawal rights. Assignees receive "carry-over" tax accounts and Units from their assignors, irrespective of the amount paid for the assigned Units.
Dissolution and Termination of the Fund
     The Fund will be terminated and dissolved upon the happening of the earlier of: 1) the General Partner withdraws as general partner and no new general partner is appointed; 2) the continued existence of the Fund becomes unlawful, or; 3) the Fund is dissolved by operation of law.
Amendments and Meetings
     As described in Article 10 of the Partnership Agreement, the Partnership Agreement may be amended with the consent of the General Partner and the consent of a Majority in Interest of the Limited Partners, provided that the General Partner may amend the Partnership Agreement from time to time, without the consent, approval, authorization, or other action of any Limited Partner, if, in the opinion of the General Partner, the amendment does not have a material adverse effect on the Limited Partners generally; and provided further that no amendment may be adopted without the unanimous consent of the Partners to the extent it would (a) change the Fund to a general partnership or change the limited liability of the Limited Partners under the Act, or (b) terminate the Fund's status as a partnership for federal income tax purposes.
Exculpation and Indemnification

       Neither the General Partner, nor any member, employee, agent, or other affiliate of the General Partner, nor any board or body with respect to the General Partner or the Fund (each, an "Indemnitee") will be liable to the Fund or to any Partner for any act or omission performed or omitted by such Indemnitee in connection with the Partnership Agreement or the Fund's business or affairs, and no such act or omission will in and of itself constitute a breach of any duty owed by any Indemnitee to the Fund or any Limited Partner thereunder or under the Delaware Revised Uniform Limited Partnership Act, provided such act or omission did not constitute a willful violation of law. To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Fund or to a Partner, such Indemnitee acting under the Partnership Agreement will not be liable to the Fund or to any Partner for its good faith reliance on the provisions of the Partnership Agreement. Such provisions, to the extent they restrict or limit the duties or liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to modify such other duties and liabilities of such Indemnitee. For purposes of the Partnership Agreement, "Indemnitee" does not include other investment entities managed by the General Partner that may be considered to be Affiliates of the General Partner solely because they are managed by the General Partner.
     To the maximum extent permitted by applicable law, each Indemnitee who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or contemplated action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (a "Proceeding") or any appeal in such a Proceeding, by reason of such Indemnitee's management of the affairs of the Fund, participation in such management, or rendering of advice or consultation with respect thereto, or that relate to the Fund, its business, or its affairs, will be indemnified and held harmless by the Fund, to the extent of the Fund's assets, from and against any and all losses, claims, damages, liabilities (joint and/or several), expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts ("Losses") that relate to such Proceeding, except to the extent such Losses arise from actions or failures to act that are finally adjudicated by a court of competent jurisdiction to have constituted a willful violation of law by such Indemnitee. A person or entity will be entitled to the indemnification prescribed in the preceding sentence whether or not such person or entity continues or continued to be a General Partner or an employee, member, partner, agent, or Affiliate of the General Partner at the time any Proceeding commences or a loss is suffered, paid, or incurred by the Fund.

Reports to Limited Partners
     The General Partner will provide various reports and statements to the Limited Partners including: 1) a monthly unaudited income statement of the Fund's activities; 2) annual audited financial statements, and; 3) tax information necessary for the preparation of the Limited Partners' annual federal income tax returns.
FEDERAL INCOME TAX ASPECTS
     The following constitutes the opinion of Malik Law Group LLC and summarizes the material federal income tax consequences to individual investors in the Fund. The following is based upon interpretations of existing laws in effect on the date of this Prospectus, and no assurance can be given that courts or fiscal authorities responsible for the administration of such laws will agree with the interpretations or that changes in such laws will not occur.
Partnership Tax Status
     The General Partner anticipates that the Fund will be treated as a partnership for Federal income tax purposes and, provided that at least 90% of the gross income of the Fund constitutes "qualifying income" within the meaning of Section 7704(d) of the Code, the Fund will not be a publicly traded partnership treated as a corporation. The General Partner believes it is likely, but not certain, that the Fund will meet this income test. The Fund has not requested, and does not intend to request, a ruling from the Internal Revenue Service ("IRS") concerning its tax treatment. The foregoing statements are not binding on the IRS or the courts and is subject to any changes in applicable tax laws.
Taxation of Limited Partners on Gains and Losses of the Fund
     Each Limited Partner must pay tax on his share of the annual income and gains of the Fund, if any, even if the Fund does not make any cash distributions. The Fund generally allocates its gains and losses in accordance with the ownership of the Fund's Units. However, a Limited Partner who withdraws from the Fund will be allocated his share of the Fund's capital gains and losses in order that the amount of cash the Limited Partner receives for such withdrawal equals the Limited Partner's adjusted tax basis in that part of their Units that have been withdrawn, less any offering or syndication expenses allocated to that part of their Units that have been withdrawn. A Limited Partner's adjusted tax basis in that part of their Units that have been withdrawn equals the original purchase price of such Units, increased by income or gains allocated to the Units and decreased (but not below zero) by fees, distributions, deductions, or losses allocated to the Units.
Deduction of Losses by Limited Partners
     A Limited Partner may deduct losses only to the extent of his tax basis in his Units. Generally, a Limited Partner's tax basis in his Units is the purchase price of such Units reduced (but not below zero) by his share of any Fund fees, distributions, losses, and expenses and increased by his share of Fund income and gains. However, a Limited Partner subject to "at-risk" limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is "at-risk." The "at-risk" amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in the Fund.
"Passive-Activity Loss Rules" and Their Effect on the Treatment of Income and Loss
     The investment activities of the Fund are not a "passive activity." Accordingly, a Limited Partner can deduct Fund losses from taxable income. However, a Limited Partner cannot offset losses from "passive activities" against Fund gains.

Cash Distributions and Withdrawals
     Cash received from the Fund by a Limited Partner as a distribution with respect to his Units or in withdrawal of less than all of his Units generally is not reportable as taxable income by a Partner, except as described below. Rather, such distribution reduces (but not below zero) the total tax basis of the remaining Units held by the Limited Partner after the withdrawal. Any cash distribution by the Fund in excess of a Limited Partner's adjusted tax basis for his Units is taxable to him as gain from the withdrawal or transfer of such Units. Because a Limited Partner's tax basis in his Units is not increased on account of his distributive share of the Fund's income until the end of the Fund's taxable year, distributions during the taxable year could result in taxable gain to a Limited Partner even though no gain would result if the same distributions were made at the end of the taxable year. Furthermore, the share of the Fund's income allocable to a Limited Partner at the end of the Fund's taxable year would also be includable in the Limited Partner's taxable income and would increase their tax basis in their remaining Units as of the end of such taxable year.
     Withdrawals by a Limited Partner will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference, if any, between the amount of the cash distribution and the Limited Partner's adjusted tax basis for their Units. A Limited Partner's adjusted tax basis for his Units includes for this purpose their distributive share of the Fund's income or loss for the year of such withdrawal.
Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts
     Section 1256 Contracts are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss, regardless of how long the position was open. Gain and loss from these non-Section 1256 Contracts is generally short-term capital gain or loss or ordinary income or loss.
Tax on Capital Gains and Losses
     Long-term capital gains — net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts — are taxed at a maximum rate of 15%. Short-term capital gains — net gain on capital assets held one year or less and 40% of the gain on Section 1256 Contracts — are subject to tax at the same rates as ordinary income. Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could suffer significant losses and a Limited Partner could still be required to pay taxes on their share of the Fund's interest income. An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.
Interest Income
     Interest received by the Fund is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year. See "Tax on Capital Gains and Losses," above.
Limited Deduction for Certain Expenses
     The General Partner does not consider the management fees and the incentive allocations, as well as other ordinary expenses of the Fund, to be investment advisory expenses or other expenses of producing income. Accordingly, the General Partner intends to treat these expenses as ordinary business deductions not subject to the material deductibility limitations which apply to investment advisory expenses. The IRS could contend otherwise and to the extent the IRS recharacterizes these expenses, a Limited Partner would have the amount of the ordinary expenses allocated to them reduced accordingly.

Syndication Fees
     Neither the Fund nor any Limited Partner is entitled to any deduction for syndication expenses, if any, in the year they reduce net asset value, nor can these expenses be amortized by the Fund or any Limited Partner even though the payment of such expenses reduces net asset value.
Investment Interest Deductibility Limitations
     Individual taxpayers can deduct "investment interest" — interest on indebtedness allocable to property held for investment — only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain taxed at the lower rate.
Unrelated Business Taxable Income
     Tax-exempt Limited Partners will not be required to pay tax on their share of income or gains of the Fund, provided that such Limited Partners do not purchase Units in the Fund with borrowed funds and that the Fund's accounts do not utilize leverage.
Taxation of Foreign Limited Partners
     A Limited Partner who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust, or foreign estate (a "Foreign Limited Partner") generally is not subject to taxation by the United States on capital gains from commodity or derivatives trading, provided that such Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his or her taxable year, and provided further, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss is treated as "effectively connected." An investment in the Fund should not, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the investment activities of the Fund will be conducted as described in this Prospectus. Pursuant to a "safe harbor" in the Code, an investment fund whose U.S. business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange. The General Partner has advised Malik Law Group LLC of the contracts that the Fund may trade in its trading program or in its managed futures accounts. Based on a review of such contracts as of the date of this Prospectus, the General Partner has been advised by its counsel, Malik Law Group LLC, that such contracts should satisfy the safe harbor. If the contracts traded in the Fund's trading program or its managed futures accounts in the future were not covered by the safe harbor, there is a risk that the Fund would be treated as engaged in a trade or business within the United States. In the event that the Fund were found to be engaged in a United States trade or business, a Foreign Limited Partner would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% "branch profits" tax might be imposed. Furthermore, in such event the Fund would be required to withhold taxes from the income or gain allocable to such a Foreign Limited Partner under Section 1446 of the Code.
     A Foreign Limited Partner is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year. Additionally, a Foreign Limited Partner not engaged in a trade or business within the United States is not subject to United States tax on interest income (other than certain so-called "contingent interest") attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Limited Partner provides the Fund with the appropriate Form W-8.
IRS Audits of the Fund and its Limited Partners
     The IRS audits partnership-related items at the entity level rather than at the partner level. The General Partner acts as "tax matters partner" for the Fund, and has the authority to determine the Fund's responses to an audit. If an audit results in an adjustment, all Limited Partners may be required to pay additional taxes, interest, and penalties.

State and Other Taxes
     In addition to the federal income tax consequences described above, the Fund and the Limited Partners may be subject to various state and other taxes. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST IN THE FUND.
INVESTMENT BY EMPLOYEE BENEFIT PLANS
General
     The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a "plan" as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest any of such plan's assets in the Fund (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary's own counsel.
     In general, the terms "employee benefit plan," as defined in ERISA and "plan," as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code, and medical benefit plans.
     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role an investment in the Fund plays in the Plan's investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses, and that an investment in the Fund complies with the documents of the Plan and related trust.
     EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS IN THE FUND MUST CONSULT ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO.

"Plan Assets"
     The purchase of Units in the Fund by a Plan raises the issue of whether that purchase will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the underlying assets of the Fund to constitute assets of such Plan. A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being considered assets of such Plan for purposes of ERISA and Section 4975 of the Code ( i.e. , "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception"). Another exception that may apply is the exception set forth in Section 3(42) of ERISA (the "25% Exception").
     The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) "freely transferable," (2) part of a class of securities that is "widely held," and; (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is "freely transferable" is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security, and; (iii) any restriction on substitution of an assignee as "a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent" (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer's control.

     The 25% Exception applies with respect to an entity if less than 25% of the total value of each class of equity interests of the entity are held by "benefit plan investors" (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and "affiliates" (as defined in the ERISA Regulation) of such persons; provided, however, that under no circumstances are investments by benefit plan investors excluded from such calculation). The term "benefit plan investors" includes all Plans ( i.e. , all "employee benefit plans" as defined in and subject to the fiduciary responsibility provisions of ERISA and all "plans" as defined in and subject to Section 4975 of the Code) and all entities that hold "plan assets" (each, a "Plan Assets Entity") due to investments made in such entities by already described benefit plan investors. ERISA provides that a Plan Assets Entity is considered to hold plan assets only to the extent of the percentage of the Plan Assets Entity's equity interests held by benefit plan investors. In addition, all or a portion of an investment made by an insurance company using assets from its general account may be treated as a benefit plan investor.
     During such time, if any, the Fund has more than 100 independent investors, it is expected that the Publicly-Offered Security Exception should apply to the Fund's Units pursuant to the rules described above. During such time, as any, that the Publicly-Offered Security Exception does not apply to the Fund, as determined by the General Partner, the Fund intends to comply with the 25% Exception with respect to the Fund. This may require the Fund to restrict investments by benefit plan investors and to force mandatory withdrawals of existing benefit plan investors in the event that non-benefit plan investors withdraw from the Fund. Any such rejection of capital contributions or mandatory withdrawals will be effected in such manner as the General Partner, in its sole discretion, determines. In order to enable the General Partner to monitor the level of investment by benefit plan investors for purposes of the 25% Exception, each investor will be required to provide representations regarding whether it is a benefit plan investor.
Ineligible Purchasers
     In general, Units in the Fund may not be purchased with the assets of a Plan if the General Partner, the administrator, any wholesaler, any additional selling agent, or any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of such plan assets; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to such Plan, except as is otherwise permissible under ERISA and Section 4975 of the Code. A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.
     Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial, or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

     Acceptance of capital contributions on behalf of Plans is in no respect a representation by the Fund, the General Partner, any selling agent, or any other party related to the Fund that this investment meets some or all of the relevant legal requirements with respect to investments by any particular Plan or that this investment is appropriate for any particular Plan. The person with investment discretion should consult with his or her financial and legal advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular Plan, ERISA, and current tax law.
PLAN OF DISTRIBUTION
Capital Contribution Procedure
     Units in the Fund are offered on a "best efforts" basis without any firm underwriting commitment through selling agents registered as broker-dealers and members of FINRA. Capital Contributions will be accepted during the initial offering period, scheduled to end at 5:00 p.m. in New York, NY on                      , 2014. ] *Note – this date will be exactly three months after the effective date __________, 2014 but subject to extension for up to 3 month(s). In no case will the extension of the initial offering period extend past 3 months. After the initial offering period, capital contributions will be accepted as of the last business day of each calendar month.. After the initial offering period, capital contributions will be accepted as of the last business day of each calendar month. The minimum initial investment in Class A Units and Class C Units is $5,000 and the minimum initial investment in Class I Units is $1,000,000. The minimum additional investment in Class A Units, Class C Units, and Class I Units is $1,000.
     In order to become a Limited Partner, an investor must complete, sign, and deliver to his or her selling agent an original of the Subscription Agreement, attached hereto as Exhibit B, together with a check in the amount of the capital contribution. Checks should be made payable to "Huntington National Bank as Escrow Agent for MA Managed Futures Fund, LP" until the minimum offering contingency is met.   Capital contributions are required to be promptly transmitted to Huntington National Bank where a non-interest bearing account for the Fund will be maintained. Alternatively, capital contributions may be sent by wire transfer directly to Huntington National Bank pursuant to the instructions in the Subscription Agreement. There are no fees applicable to capital contributions held in accounts with Huntington National Bank pending investment in the Fund.
     Clients of certain selling agents may make capital contribution payments by authorizing their selling agent to debit their customer account for the amount of the contribution. When an investor authorizes such a debit, the investor will be required to have the amount of his or her capital contribution payment on deposit in his or her account on a settlement date specified by such selling agent. The selling agent will debit the account and transmit the debited funds directly to the Fund's account with Huntington National Bank via check or wire transfer. The settlement date specified by such selling agents shall be no later than the termination of the initial offering period and, thereafter, the applicable month-end closing date until termination of the offering occurs on <TBD>. However, no settlement will occur until the minimum offering contingency is met.
     Investors must submit capital contribution payments at least five (5) business days prior to the applicable month-end closing date and may be accepted once payments are received and cleared. Capital contributions are final and binding on an investor as of the close of business on the fifth business day following the submission of the investor's Subscription Agreement to the investor's selling agent.
     The General Partner will determine, in its sole discretion, whether to accept or reject a capital contribution, in whole or in part. The General Partner will make its determination within five (5) business days of receipt of a capital contribution. The General Partner will notify investors of, and will return, rejected contributions to investors within five (5) business days following the end of the month in which the contribution was rejected, or sooner if practicable. The selling agents will confirm sales to their customers generally within five (5) business days of the month-end closing date, and investors will thereafter receive monthly account statements from the Fund. The General Partner will make every reasonable effort to determine the suitability of prospective investors through information received on the Subscription Agreement.

Monty Agarwal, a principal of the General Partner, purchased 3 units of Class I shares at a price of $1,000 per unit with a capital contribution of $3,000 as the "Initial Limited Partner" on October 26, 2011.  As per FINRA Rule 5110(c)(3)(A)(vii) this acquisition of securities is considered an underwriting compensation. In the event that Mr. Agarwal purchases more securities in the future, it will be considered as underwriting compensation.
Marketing of Units
    Class A Units. The Class A Units will be marketed through broker-dealers. The principals of the General Partner, MA Capital Management, LLC, will identify the licensed broker-dealers who will be responsible for marketing the Fund's Class A Units. After identifying such broker-dealers, the principals of the General Partner will explain all aspects of the Fund's management, investment methodology, risks, and return expectations to such persons. Additionally, the principals of the General Partner may conduct education webinars to explain the benefits of the Fund's strategy as well as the risks involved and to answer the various questions that may arise. The principals will also explain the fee structure whereby the front-end sales load will be collected by the Fund and passed on to the broker-dealer upon the execution of the investor's Subscription Agreement and receipt of their capital contribution. At this point, the General Partner will provide electronic copies of this Prospectus and the Fund's Subscription Agreement to the broker-dealers. All sales commission calculations and payments will be handled by the Fund's administrator.
    Class C Units. The Class C Units  will be marketed through various channels, including broker-dealers, registered investment advisers ("RIAs"), direct marketing channels, and database listings. The procedure of marketing the Class C  Units through RIAs is substantially similar to that described for the marketing of Class A Units through broker-dealers, described above. For the General Partner's direct marketing channels, the principals of the General Partner will utilize the internet heavily in their marketing campaign, including banner advertising, pay-per-click advertisements on financial news websites, and other channels to drive traffic to the General Partner's website. Furthermore, the General Partner will utilize a direct marketing campaign to approach qualified investors who have expressed an interest in the Fund. As Mr. Agarwal has been writing educational articles for various publications and maintains an active website, the General Partner has built up a large list of followers. The General Partner will be utilizing this list, along with potentially renting lists from additional sources. Finally, the principals of the General Partner may conduct educational webinars to explain the benefits of the Fund's strategy as well as the risks involved in an investment, as well as to answer the various questions that these potential investors may have. Finally, for the database listings marketing campaign, the principals of the General Partner will list the Fund on several managed futures and hedge fund databases like BarclayHedge, HFR, IASG, etc. to gain exposure to potential investors as well as prospective third party sub-advisors.
Class I Units. The Class I Units will be marketed through various channels, including registered investment advisers ("RIAs"), direct marketing channels, and database listings. The procedure of marketing the Class I Units through RIAs is substantially similar to that described for the marketing of Class A Units through broker-dealers, described above. For the General Partner's direct marketing channels, the principals of the General Partner will utilize the internet heavily in their marketing campaign, including banner advertising, pay-per-click advertisements on financial news websites, and other channels to drive traffic to the General Partner's website. Furthermore, the General Partner will utilize a direct marketing campaign to approach qualified investors who have expressed an interest in the Fund. As Mr. Agarwal has been writing educational articles for various publications and maintains an active website, the General Partner has built up a large list of followers. The General Partner will be utilizing this list, along with potentially renting lists from additional sources. Finally, the principals of the General Partner may conduct educational webinars to explain the benefits of the Fund's strategy as well as the risks involved in an investment, as well as to answer the various questions that these potential investors may have. Finally, for the database listings marketing campaign, the principals of the General Partner will list the Fund on several managed futures and hedge fund databases like BarclayHedge, HFR, IASG, etc. to gain exposure to potential investors as well as prospective third party sub-advisors.

Service Providers
    Transfer Agent.  The Fund has retained Mutual Shareholder Services, LLC as its transfer agent. As transfer agent, Mutual Shareholder Services, LLC will provide the following services: processing all investor capital contributions, transfers, and withdrawals; calculation of the net asset value for each Unit and Series of the Fund; preparation of all account statements sent to Limited Partners; performing due diligence on prospective investors in compliance with applicable United States anti-money laundering requirements, and; performing due diligence on prospective investors in compliance with United States Office of Foreign Assets Control requirements.
   Administrator.  The Fund has retained NAV Consulting, Inc. as its administrator. As administrator, NAV Consulting, Inc. will perform the following functions: calculation of the Fund's net asset value; paying the Fund's fees and expenses in accordance with the Fund's governing documents, and; reconciling cash and positions with statements from the Fund's prime brokers, custodians, and other institutions.
   Custodian.   The Fund has retained Huntington National Bank as its custodian. As custodian, Huntington National Bank will hold all capital contributions deposited by Limited Partners and the custodian will hold all of the Fund's excess capital as well. Any income from deposits held at Huntington National Bank will be paid to the Fund.
The Selling Agents
     Capital contributions are subject to the selling commissions described below.

     Investors in Class A Units will pay a front-end sales load on each capital contribution to the Fund equal to the following schedule: for capital contributions of less than $50,000: 5.0%; less than $100,000 but at least $50,000: 4.0%; less than $250,000 but at least $100,000: 3.0%; less than $500,000 but at least $250,000: 2.5%; less than $750,000 but at least $500,000: 2.0%; less than $1,000,000 but at least $750,000: 1.5%; at least $1,000,000: no front-end sales load. The front-end sales load will reduce the number of Units purchased by Class A investors. Payments of front-end sales loads may be made directly to third party selling agents by the Fund's independent transfer agent. The General Partner may waive the front-end sales load for any Class A Limited Partner.

   Class C Units will be sold in four different Series according to the total capital contributions (less any withdrawals) made by the Limited Partner holding such Class C Units: for contributions of less than $100,000, Series I; for contributions less than $500,000 but at least $100,000, Series II; for contributions less than $1,000,000 but at least $500,000, Series III; for contributions of at least $1,000,000, Series IV. Class C Units will pay an annual sales fee according to their respective Series equal to the following schedule: for Series I: 1.5%; for Series II, 1.0%; for Series III, 0.5%; for Series IV, no annual sales fee. The annual sales fee is charged monthly in advance as of the first day of each calendar month. The annual sales fee will be treated as an expense and will be charged to Class C Units for a period of 5 years. To the extent additional capital contributions or withdrawals by a Limited Partner would make such Limited Partner eligible for Units of another Series, all of the Class C Units held by such Partner will be exchanged for Units of the new Series at the current net asset values of the Units of the respective Class C Series. Payments of front-end sales loads may be made directly to third party selling agents by the Fund's independent transfer agent. The General Partner may waive the annual sales fee for any Class C Limited Partner.
   Investors in Class I Units are not charged selling commissions. Furthermore, participating members will not receive any form of compensation related to Class I Units, including but not limited to front-end commissions, ongoing asset based fees or performance fees.
   The General Partner will pay a portion of the annual management fee (1%) and the incentive allocation (10%) it collects to the managing underwriter, Newport Coast Securities as underwriting compensation.  This underwriting compensation will only be paid to the managing underwriter and not to other selling agents and is detailed below.

 Underwriting Fees

1. The above percentages are that of Management and Incentive allocation collected by MACM, the General Partner.

2. To ensure compliance with FINRA Rule 08-35, underwriting fees paid for Class A, C will be limited to a sum total of 0.50% of gross proceeds / year for a maximum of 3 years as long as the assets stay invested.  This limits the lifetime fees paid on gross proceeds to 1.5%. Furthermore, participating members will not receive any form of compensation related to Class I Units, including but not limited to front-end commissions, ongoing asset based fees or performance fees.

3. Underwriting Fees to exclude seed assets raised by MACM, the General Partner, directly up to the first $10mm.

4. The total amount of compensation from any source, including compensation paid from offering proceeds and in the form of "trail commissions" payable to underwriters, broker-dealers, or affiliates thereof will not exceed an amount that equals 10% of the gross proceeds of the offering pursuant to FINRA Rule 2310(b)(4)(B)(ii)."

5. Participating members will not receive an annual sales charge on Class C shares or any other forms of compensation that are based on a percentage of assets if the aggregate underwriting compensation received by the underwriter and related persons has reached the 10% limitation described in FINRA Rule 2310(b)(4)(B)( ii).

Notwithstanding the foregoing, the total amount of all items of compensation from any source, including compensation paid from offering proceeds and in the form of "trail commissions" payable to underwriters, broker-dealers, or affiliates thereof will not exceed an amount that equals ten percent (10%) of the gross proceeds of the offering.
   The General Partner will retain selling agents to assist with marketing the Fund.
   The selling agents will determine the suitability of prospective investors in the Fund, pursuant to FINRA Rule 2310, based upon information contained in the Subscription Agreement as well as documents furnished to the selling agents by their customers in opening accounts.
   No selling agent shall make an investment in the Fund on behalf of a client for which it has discretionary trading authority without prior written approval of the investment by the client.
   The selling agents will use their best efforts to locate investors for the Fund but are not required to meet any predetermined total capital contribution amount.
    Investors should note that the selling agents will be deemed to be statutory underwriters of the Fund.
    Other than as described above, no person will pay any commissions or other compensation in connection with the solicitation of capital contributions.

Selling Agent Compensation Table

Nature of Payment	Recipient	Amount of Payment
Selling Commissions	Selling agents
Class A: front-end sales load on each capital contribution to the Fund equal to the following schedule: for contributions of less than $50,000: 5.0%; less than $100,000 but at least $50,000: 4.0%; less than $250,000 but at least $100,000: 3.0%; less than $500,000 but at least $250,000: 2.5%; less than $750,000 but at least $500,000: 2.0%; less than $1,000,000 but at least $750,000: 1.5%; at least $1,000,000: no front-end sales load.

Class C: annual sales fee on the net asset value of Class C Units equal to the following schedule: Series I: 1.5%; Series II: 1.0%; Series III: 0.5%; Series IV: no annual sales fee. The annual sales fee will be treated as an expense and will be charged in connection with Class C Units for a period of 5 years.

Class I: no selling compensation.

CERTAIN LEGAL MATTERS
     Malik Law Group LLC, located in Atlanta, Georgia, served as legal counsel to the General Partner in connection with the preparation of this Prospectus. Malik Law Group LLC may continue to serve in such capacity in the future, but has not assumed any obligation to update this Prospectus. Malik Law Group LLC may advise the General Partner in matters relating to the operation of the Fund on an ongoing basis. Malik Law Group LLC does not represent and has not represented the prospective investors or the Fund in the course of the organization of the Fund, the negotiation of its business terms, the offering of the Fund's Units, or in respect of its ongoing operations.  Prospective investors must recognize that, as they have had no representation in the organization process, the terms of the Fund relating to themselves and the Fund's Units have not been negotiated at arm's length
     Malik Law Group's engagement by the General Partner in respect of the Fund is limited to the specific matters as to which it is consulted by the General Partner and, therefore, there may exist facts or circumstances which could have a bearing on the Fund's (or the General Partner's) financial condition or operations with respect to which Malik Law Group LLC has not been consulted and for which Malik Law Group LLC expressly disclaims any responsibility. More specifically, Malik Law Group LLC does not undertake to monitor the compliance of the General Partner and its affiliates with the investment program, valuation procedures, and other guidelines set forth herein, nor does it monitor compliance with applicable laws. In preparing this Prospectus, Malik Law Group LLC relied upon information furnished to it by the Fund and/or the General Partner, and did not investigate or verify the accuracy and completeness of information set forth herein concerning the General Partner, the Fund's service providers, and their respective affiliates and personnel.

EXPERTS
     The statement of financial condition of MA Managed Futures Fund, LP as of December 31, 2013, appearing elsewhere herein, has been included in reliance upon reports of Arthur F. Bell, Jr. & Associates, L.L.C., an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. Arthur F. Bell, Jr. & Associates, L.L.C.'s consent to the inclusion of their report dated March 28, 2014 on the statement of financial condition of MA Management Futures Fund, LP has been included as Exhibit D to this Prospectus.
     The independent auditor's report and financial statement of MA Capital Management, LLC as of December 31, 2013, appearing elsewhere herein, has been included in reliance upon reports of Mark Escoffrey, P.A., and upon the authority of said firm as experts in accounting. Mark Escoffrey, P.A.'s consent to the inclusion of their report dated March 28, 2014 on the statement of financial condition of MA Capital Management, LLC has been included as Exhibit E to this Prospectus.

INDEX TO FINANCIAL STATEMENTS

MA Managed Futures Fund, LP:
Statement of Financial Condition as of December 31, 2014	71
Notes to Statement of Financial Condition	72
Report of Independent Registered Public Accounting Firm	75
Statement of Financial Condition as of December 31, 2013	76
Notes to Statement of Financial Condition	77
Report of Independent Registered Public Accounting Firm	81
Statement of Financial Condition as of March 31, 2015 - UNAUDITED	82
Notes to Statement of Financial Condition	83
MA Capital Management, LLC:
Financial Statement for the Year Ended December 31, 2014	86
Notes to Financial Statement for the Year Ended December 31, 2014	87
Independent Auditor's Report	88
Financial Statement for the Year Ended December 31, 2013	89
Notes to Financial Statement for the Year Ended December 31, 2013	90
Independent Auditor's Report	91
Statement of Financial Condition as of March 31, 2015 - UNAUDITED	92
Notes to Statement of Financial Condition	93

MA MANAGED FUTURES FUND, LP
STATEMENT OF FINANCIAL CONDITION
December 31, 2014

ASSETS
Cash	$2,925
Organizational costs	6,715

Total assets	$9,640

LIABILITIES
Payable to General Partner	$6,715

CAPITAL
General Partner interest – 0 units outstanding at December 31, 2014	0
Initial Limited Partner Class A interest - 3 units outstanding at December 31, 2014	2,925
Total capital	2,925
$9,640

See accompanying notes

NOTES TO STATEMENT OF FINANCIAL CONDITION
Note 1.                          ORGANIZATION
MA Managed Futures Fund, LP (the "Fund") was organized on October 26, 2011 under the Delaware Revised Limited Partnership Act.  At this time, the only capital contributed to the Fund is the original capital contribution of $3,000 to Class A by Mr. Monty Agarwal (the "Initial Limited Partner") minus miscellaneous bank charges incurred as of the date of the Statement of Financial Condition.  Monty Agarwal is the Managing Partner of MA Capital Management, LLC, the General Partner of the Fund.  The amount contributed by the Initial Limited Partner is in addition to the total capital contribution amount offered pursuant to this Prospectus.  Monty Agarwal will maintain an investment in the Fund of at least $3,000, but may withdraw any excess above such level in the Fund at any calendar month-end.  The General Partner and the Limited Partners will share in any gains and losses of the Fund in proportion to their respective capital accounts, subject to the General Partner's receipt of certain fees and expenses as set forth in the Fund's Agreement of Limited Partnership ("LPA").  Capital contributions will be held in cash or invested in U.S. Treasury securities, and other cash equivalents and used to trade in futures, options on futures, and forward currency contracts or invested in managed futures funds and managed futures accounts managed by third party sub-advisors.
Note 2.                          CAPITAL CONTRIBUTIONS
The Fund offers three classes of limited partnership units:  Class A, Class C or Class I Units.  The front-end sales load and annual sales fee (see Note 4) differ between Classes but in all other respects, the Class A, C and I Units will be identical and will be traded pursuant to the same trading program.
A Limited Partner will purchase Units at their current net asset value after deduction of any front-end sales load (Class A Units only).  In accordance with the Fund's LPA, each Limited Partner's Units will be increased or decreased to reflect additional capital contributions or withdrawals by such Limited Partner.  Income or loss, prior to annual sales fees and the General Partner's incentive allocation, will be allocated monthly to the Units of each Limited Partner on a pro rata basis.  The Units will then be assessed their applicable annual sales fees (Class C Interests only), if any, and the General Partner's incentive allocation, if any.
Note 3.                          ORGANIZATIONAL AND INITIAL OFFERING COSTS

Organizational and initial offering costs in the amounts noted below will be borne by the Fund through reimbursement to the General Partner.  As of the date of the Statement of Financial Condition, the General Partner has incurred $6,715 of organizational costs which will be expensed by the Fund upon the commencement of operations.  The General Partner has incurred approximately $141,000 of initial offering costs.  Such initial offering costs will be amortized into expense over the first 12 months of operations.  The Fund's obligation to reimburse the General Partner for these organizational and initial offering costs is contingent upon the successful offering of the Partnership interests.  Any organizational or initial offering costs exceeding the amounts stated above will be absorbed by the General Partner and will not be subject to reimbursement by the Fund.

Note 4.                          CHARGES TO THE FUND AND EACH UNIT THEREIN

Upon commencement of operations, the fees and expenses applicable to the Fund and each Limited Partner's Unit Partnership will be as follows:

General Partner Fees and Allocations

The management fee and incentive allocation, as described below, will be calculated at the Fund level and allocated proportionally to each class of Limited Partnership Units based on the net asset value of the class.  The amount of the management fee and incentive allocation allocated to each class will then be allocated proportionally to each Limited Partner based on the net asset value of each Limited Partner's Units in the respective class.

-	A management fee payable to the General Partner of 1/12 of 1% of the monthly net asset value of the Fund, payable in advance (a 1% annual rate).
-
The Fund is also charged an incentive allocation equal to ten percent (10%) of the Fund's new appreciation, including realized and unrealized gains and losses, for each fiscal quarter.  New appreciation is the increase in the Fund's net asset value since the last time an incentive allocation was paid or, if no incentive allocation has been paid, since the Fund's commencement of operations.  The incentive allocation will be adjusted pro rata for capital contributions and withdrawals from the Fund.

Third Party Sub-Advisors' Fees

-
A management fee payable to each third party sub-advisor to the Fund, equal to a maximum of 2% of the actual (as opposed to notional) net asset value of assets managed by such sub-advisor, payable at such regular intervals, either in arrears or in advance, as the General Partner and such sub-advisor may agree.  The General Partner anticipates that approximately 90% of the Fund's net assets will be managed by third party sub-advisors to managed futures funds or managed futures accounts in which the Fund invests.

-
The Fund may also be charged an incentive fee of up to twenty percent (20%) of the new appreciation, including realized and unrealized gains and losses, attributable to the Fund's assets managed by a third party sub-advisor on such schedule as the General Partner and such third party sub-advisor may agree.  New appreciation is the increase in the net asset value of the assets managed by such third party sub-advisor since the last time an incentive fee was paid or, if no incentive fee has been paid, since the Fund's allocation of assets to such third party sub-advisor.  Such incentive fee may be paid directly out of the assets of the Fund held with such third party sub-advisor prior to being charged pro rata against each Unit.

Sales Charges

-
Investors in Class A Units will pay a front-end sales load on each capital contribution to the Fund equal to the following schedule:  for contributions of less than $50,000:  5.0%; less than $100,000 but at least $50,000:  4.0%; less than $250,000 but at least $100,000:  3.0%; less than $500,000 but at least $250,000:  2.5%; less than $750,000 but at least $500,000:  2.0%; less than $1,000,000 but at least $750,000:  1.5%; at least $1,000,000:  no front-end sales load.  The front-end sales load will reduce the Units purchased by the Limited Partner.  Payments of front-end sales loads may be made directly to third party selling agents or may be charged to an investor by the Fund, which then remits payment to the selling agents on the investor's behalf.  The General Partner may waive the front-end sales load for any Class A Limited Partner.

Class C Units will be sold in four different Series according to the total capital contributions (less any withdrawals) made by the Limited Partner holding such Class C Units: for contributions of less than $100,000, Series I; for contributions less than $500,000 but at least $100,000, Series II; for contributions less than $1,000,000 but at least $500,000, Series III; for contributions of at least $1,000,000, Series IV. Class C Units will pay an annual sales fee according to their respective Series equal to the following schedule: for Series I: 1.5%; for Series II, 1.0%; for Series III, 0.5%; for Series IV, no annual sales fee. The annual sales fee will be treated as an expense and will be charged to Class C Units for a period of 5 years. Payments of annual sales fee will be remitted to third party selling  agents by the Fund on the investor's behalf.  The General Partner may waive the sales fee for any Class C Limited Partner.

Investors in Class I units will not pay a front-end sales load or annual sales fee.
Brokerage Commissions and Trading Fees

-
Combined futures brokerage expenses and other charges of the Fund's trading program, together with the managed futures funds and managed futures accounts in which the Fund invests, are estimated to be approximately 1.00% of the average net assets of the Fund per year.

Operating and Ongoing Offering Expenses

-
Actual operating and ongoing offering expenses, including the costs of updating the Fund's Prospectus, such as legal, auditing, administration, printing, and postage costs, together with the expenses of the managed futures funds in which the Fund invests, in total estimated to be 0.50% of average month-end net assets per year of the Fund.  The General Partner will assume liability for operating expenses in excess of 1.00% of average month-end net assets per year of the Fund.

Note 5.                          WITHDRAWALS

A Limited Partner may withdraw from the Fund, in whole or in part, as of the end of each calendar month.  A request for less than a full withdrawal that would reduce the net asset value of a remaining Limited Partner's Units below $1,000 will be treated as a request for withdrawal in full.  Limited Partners must transmit a written withdrawal request to the General Partner or the Fund's administrator not less than thirty (30) days prior to the end of the calendar month (or such shorter period as permitted by the General Partner) as of which such withdrawal is to be effective.  The request for withdrawal must specify the dollar amount for which withdrawal is sought unless a full withdrawal is requested.  Withdrawal proceeds will generally be paid within thirty (30) days after the effective date of the withdrawal.  However, in special circumstances, including, but not limited to, inability to liquidate dealers' positions as of a withdrawal date or default or delay in payments due from clearing brokers, banks, or other persons or entities, the Fund may in turn delay payment to persons requesting withdrawals of that part of the net assets of the Fund represented by the sums that are the subject of such default or delay, and withdrawing Limited Partners will be paid their pro rata portion of the withdrawal amount not subject to default or delay.

Note 6.                          RELATED PARTY DISCLOSURE

As general partner, MA Capital Management, LLC ("MACM") engaged Newport Coast Securities, Inc. ("NCS") as the selling agent and underwriter for the MA Managed Futures Fund, LP ("MAMF").  There is no common ownership between MACM and NCS.  NCS will be compensated based on the rates outlined in the prospectus filed by MACM with the Securities and Exchange Commission.  Mr. Monty Agarwal, managing partner and chief investment officer of MACM, has been hired by NCS as a representative to assist in selling MAMF.  Of the compensation received by NCS, 70% will be paid to Mr. Agarwal for his services to NCS.  As MAMF has not commenced operations, no amounts have been earned by NCS as of December 31, 2014.  Further, there is no balance due to or from MACM and NCS as of December 31, 2014.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners
MA Managed Futures Fund, LP

We have audited the accompanying statement of financial condition of MA Managed Futures Fund, LP as of December 31, 2014. This financial statement is the responsibility of the General Partner. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of MA Managed Futures Fund, LP as of December 31, 2014, in conformity with U.S. generally accepted accounting principles.

Hunt Valley, Maryland
March 10, 2015

MA MANAGED FUTURES FUND, LP
STATEMENT OF FINANCIAL CONDITION
December 31, 2013

ASSETS
Cash	$2,925
Organizational costs	6,715

Total assets	$9,640

LIABILITIES
Payable to General Partner	$6,715

CAPITAL
General Partner interest – 0 units outstanding at December 31, 2013	0
Initial Limited Partner Class A interest - 3 units outstanding at December 31, 2013	2,925
Total capital	2,925
$9,640

See accompanying notes

MA MANAGED FUTURES FUND, LP
NOTES TO STATEMENT OF FINANCIAL CONDITION
Note 1.                          ORGANIZATION
MA Managed Futures Fund, LP (the "Fund") was organized on October 26, 2011 under the Delaware Revised Limited Partnership Act.  At this time, the only capital contributed to the Fund is the original capital contribution of $3,000 to Class A by Mr. Monty Agarwal (the "Initial Limited Partner") minus miscellaneous bank charges incurred as of the date of the Statement of Financial Condition.  Monty Agarwal is the Managing Partner of MA Capital Management LLC, the General Partner of the Fund.  The amount contributed by the Initial Limited Partner is in addition to the total capital contribution amount offered pursuant to this Prospectus.  Monty Agarwal will maintain an investment in the Fund of at least $3,000, but may withdraw any excess above such level in the Fund at any calendar month-end.  The General Partner and the Limited Partners will share in any gains and losses of the Fund in proportion to their respective capital accounts, subject to the General Partner's receipt of certain fees and expenses as set forth in the Fund's Agreement of Limited Partnership.  Capital contributions will be held in cash or invested in U.S. Treasury securities, and other cash equivalents and used to trade in futures, options on futures, and forward currency contracts or invested in managed futures funds and managed futures accounts managed by third party sub-advisors.
Note 2.                          CAPITAL CONTRIBUTIONS
Effective March 31, 2013, the Partnership changed its proposed structure from a capital account basis to a unit based Partnership. Accordingly, the capital contributions have been updated to reflect this change.
The Fund offers three classes of limited partnership units:  Class A, Class C or Class I Units.  The front-end sales load and annual sales fee (see Note 4) differ between Classes but in all other respects, the Class A, C and I Units will be identical and will be traded pursuant to the same trading program.
A Limited Partner will purchase Units at their current net asset value after deduction of any front-end sales load (Class A Units only).  In accordance with the Fund's Limited Partnership Agreement, the Limited Partner's Units will be increased or decreased to reflect additional capital contributions or withdrawals by such Limited Partner.  Income or loss, prior to annual sales fees and the General Partner's incentive allocation, will be allocated monthly to the Units of each Limited Partner on a pro rata basis. The Units will then be assessed their applicable annual sales fees (Class C Interests only), if any, and the General Partner's incentive allocation, if any.
Note 3.                          ORGANIZATIONAL AND INITIAL OFFERING COSTS

Organizational and initial offering costs will be borne by the Fund through reimbursement to the General Partner.  As of the date of the Statement of Financial Condition, the General Partner has incurred $6,715 of organizational costs which will be expensed by the Fund upon the commencement of operations.  As of the date of the Statement of Financial Condition, the General Partner has incurred $141,068 of initial offering costs.  Such initial offering costs will be amortized into expense over the first 12 months of operations. The Fund's obligation to reimburse the General Partner for the organizational and initial offering costs is contingent upon the successful offering of the Partnership interests.

Note 4.                          CHARGES TO THE FUND AND EACH CAPITAL ACCOUNT THEREIN

Effective March 31, 2013, the Partnership changed its proposed structure from a capital account basis to a unit based Partnership. Accordingly, the fees charged to each Unit have been updated to reflect this change.

MA MANAGED FUTURES FUND, LP
NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 4.                          CHARGES TO THE FUND AND EACH CAPITAL ACCOUNT THEREIN (CONTINUED)

Upon commencement of operations, the fees and expenses applicable to the Fund and each Limited Partner's capital account will be as follows:

General Partner Fees and Allocations

The management fee and incentive allocation, as described below, will be calculated at the Fund level and allocated proportionally to each class of Limited Partnership Units based on the net asset value of the class. The amount of the management fee and incentive allocation allocated to each class will then be allocated proportionally to each Limited Partner based on the net asset value of each Limited Partner's Units in the respective class.

-	A management fee payable to the General Partner of 1/12 of 1% of the monthly net asset value of the Fund, payable in advance (a 1% annual rate).

-
The Fund is also charged an incentive allocation equal to ten percent (10%) of the Fund's new appreciation, including realized and unrealized gains and losses, for each fiscal quarter.  New appreciation is the increase in the Fund's net asset value since the last time an incentive allocation was paid or, if no incentive allocation has been paid, since the Fund's commencement of operations. The incentive allocation will be adjusted pro rata for capital contributions and withdrawals from the Fund.

Third Party Sub-Advisors' Fees

-
A management fee payable to each third party sub-advisor to the Fund, equal to a maximum of 2% of the actual (as opposed to notional) net asset value of assets managed by such sub-advisor, payable at such regular intervals, either in arrears or in advance, as the General Partner and such sub-advisor may agree.  The General Partner anticipates that approximately 90% of the Fund's net assets will be managed by third party sub-advisors to managed futures funds or managed futures accounts in which the Fund invests.

-
The Fund may also be charged an incentive fee of up to twenty percent (20%) of the new appreciation, including realized and unrealized gains and losses, attributable to the Fund's assets managed by a third party sub-advisor on such schedule as the General Partner and such third party sub-advisor may agree.  New appreciation is the increase in the net asset value of the assets managed by such third party sub-advisor since the last time an incentive fee was paid or, if no incentive fee has been paid, since the Fund's allocation of assets to such third party sub-advisor.  Such incentive fee may be paid directly out of the assets of the Fund held with such third party sub-advisor prior to being charged pro rata against each Unit.

Sales Charges

-
Investors in Class A Units will pay a front-end sales load on each capital contribution to the Fund equal to the following schedule:  for contributions of less than $50,000:  5.0%; less than $100,000 but at least $50,000:  4.0%; less than $250,000 but at least $100,000:  3.0%; less than $500,000 but at least $250,000:  2.5%; less than $750,000 but at least $500,000:  2.0%; less than $1,000,000 but at least $750,000:  1.5%; at least $1,000,000:  no front-end sales load.  The front-end sales load will reduce the Units purchased by the Limited Partner.  Payments of front-end sales loads may be made directly to third party selling agents or may be charged to an investor by the Fund, which then remits payment to the selling agents on the investor's behalf.  The General Partner may waive the front-end sales load for any Class A Limited Partner.

MA MANAGED FUTURES FUND, LP
NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 4.	CHARGES TO THE FUND AND EACH CAPITAL ACCOUNT THEREIN (CONTINUED)

Sales Charges (continued)

Class C Units will be sold in four different Series according to the total capital contributions (less any withdrawals) made by the Limited Partner holding such Class C Units: for contributions of less than $100,000, Series I; for contributions less than $500,000 but at least $100,000, Series II; for contributions less than $1,000,000 but at least $500,000, Series III; for contributions of at least $1,000,000, Series IV. Class C Units will pay an annual sales fee according to their respective Series equal to the following schedule: for Series I: 1.5%; for Series II, 1.0%; for Series III, 0.5%; for Series IV, no annual sales fee. The annual sales fee will be treated as an expense and will be charged to Class C Units in perpetuity. Payments of annual sales fee will be remitted to third party selling agents by the Fund on the investor's behalf. The General Partner may waive the sales fee for any Class C Limited Partner.

-
Investors in Class I Units are not charged selling commissions. Furthermore, participating members will not receive any form of compensation related to Class I Units, including but not limited to front-end commissions, ongoing asset based fees or performance fees.

Brokerage Commissions and Trading Fees

-
Combined futures brokerage expenses and other charges of the Fund's trading program, together with the managed futures funds and managed futures accounts in which the Fund invests, estimated to be around 1.00% of the average net assets of the Fund per year.

Operating and Ongoing Offering Expenses

-
Actual operating and ongoing offering expenses, including the costs of updating the Fund's Prospectus, such as legal, auditing, administration, printing, and postage costs, together with the expenses of the managed futures funds in which the Fund invests, in total estimated to be 0.50% of average month-end net assets per year of the Fund.  The General Partner will assume liability for operating expenses in excess of 1.00% of average month-end net assets per year of the Fund.

Note 5.                          WITHDRAWALS
A Limited Partner may withdraw from the Fund, in whole or in part, as of the end of each calendar month.  A request for less than a full withdrawal that would reduce the net asset value of a remaining Limited Partner's Units below $1,000 will be treated as a request for withdrawal in full.  Limited Partners must transmit a written withdrawal request to the General Partner or the Fund's administrator not less than thirty (30) days prior to the end of the calendar month (or such shorter period as permitted by the General Partner) as of which such withdrawal is to be effective.  The request for withdrawal must specify the dollar amount for which withdrawal is sought unless a full withdrawal is requested.  Withdrawal proceeds will generally be paid within thirty (30) days after the effective date of the withdrawal.  However, in special circumstances, including, but not limited to, inability to liquidate dealers' positions as of a withdrawal date or default or delay in payments due from clearing brokers, banks, or other persons or entities, the Fund may in turn delay payment to persons requesting withdrawals of that part of the net assets of the Fund represented by the sums that are the subject of such default or delay, and withdrawing Limited Partners will be paid their pro rata portion of the withdrawal amount not subject to default or delay.

MA MANAGED FUTURES FUND, LP
NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 6.                          RELATED PARTY DISCLOSURE

The General Partner engaged US Financial Investments, Inc ("USFI") as the selling agent and underwriter for the Fund. There is no common ownership between the General Partner and USFI. USFI will be compensated based on the rates outlined in the prospectus filed by the General Partner with the Securities and Exchange Commission. Mr. Monty Agarwal, managing partner and chief investment officer of the General Partner, has been hired by USFI as a representative to assist in selling the Fund. Of the compensation received by USFI, 70% will be paid to Mr. Agarwal for his services to USFI. As the Fund has not commenced operations, no amounts have been earned by USFI as of December 31, 2013. Further, there is no balance due to or from the General Partner and USFI as of December 31, 2013.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners
MA Managed Futures Fund, LP

We have audited the accompanying statement of financial condition of MA Managed Futures Fund, LP as of December 31, 2013.  This financial statement is the responsibility of the General Partner.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of MA Managed Futures Fund, LP as of December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
March 28, 2014

MA MANAGED FUTURES FUND, LP
STATEMENT OF FINANCIAL CONDITION (UNAUDITED)
March 31, 2015

ASSETS
Cash	$2,925
Organizational costs	6,715

Total assets	$9,640

LIABILITIES
Payable to General Partner	$6,715

CAPITAL
General Partner interest – 0 units outstanding at March 31, 2015	0
Initial Limited Partner Class A interest - 3 units outstanding at March 31, 2015	2,925
Total capital	2,925
$9,640

See accompanying notes

NOTES TO STATEMENT OF FINANCIAL CONDITION
Note 1.                          ORGANIZATION
MA Managed Futures Fund, LP (the "Fund") was organized on October 26, 2011 under the Delaware Revised Limited Partnership Act.  At this time, the only capital contributed to the Fund is the original capital contribution of $3,000 to Class A by Mr. Monty Agarwal (the "Initial Limited Partner") minus miscellaneous bank charges incurred as of the date of the Statement of Financial Condition.  Monty Agarwal is the Managing Partner of MA Capital Management, LLC, the General Partner of the Fund.  The amount contributed by the Initial Limited Partner is in addition to the total capital contribution amount offered pursuant to this Prospectus.  Monty Agarwal will maintain an investment in the Fund of at least $3,000, but may withdraw any excess above such level in the Fund at any calendar month-end.  The General Partner and the Limited Partners will share in any gains and losses of the Fund in proportion to their respective capital accounts, subject to the General Partner's receipt of certain fees and expenses as set forth in the Fund's Agreement of Limited Partnership ("LPA").  Capital contributions will be held in cash or invested in U.S. Treasury securities, and other cash equivalents and used to trade in futures, options on futures, and forward currency contracts or invested in managed futures funds and managed futures accounts managed by third party sub-advisors.
Note 2.                          CAPITAL CONTRIBUTIONS
The Fund offers three classes of limited partnership units:  Class A, Class C or Class I Units.  The front-end sales load and annual sales fee (see Note 4) differ between Classes but in all other respects, the Class A, C and I Units will be identical and will be traded pursuant to the same trading program.
A Limited Partner will purchase Units at their current net asset value after deduction of any front-end sales load (Class A Units only).  In accordance with the Fund's LPA, each Limited Partner's Units will be increased or decreased to reflect additional capital contributions or withdrawals by such Limited Partner.  Income or loss, prior to annual sales fees and the General Partner's incentive allocation, will be allocated monthly to the Units of each Limited Partner on a pro rata basis.  The Units will then be assessed their applicable annual sales fees (Class C Interests only), if any, and the General Partner's incentive allocation, if any.
Note 3.                          ORGANIZATIONAL AND INITIAL OFFERING COSTS

Organizational and initial offering costs in the amounts noted below will be borne by the Fund through reimbursement to the General Partner.  As of the date of the Statement of Financial Condition, the General Partner has incurred $6,715 of organizational costs which will be expensed by the Fund upon the commencement of operations.  The General Partner has incurred approximately $141,000 of initial offering costs.  $120,000 of the initial offering costs will be amortized into expense over the first 12 months of operations.  The balance of the costs will be borne by the General Partner.  The Fund's obligation to reimburse the General Partner for these organizational and initial offering costs is contingent upon the successful offering of the Partnership interests.  Any organizational or initial offering costs exceeding the amounts stated above will be absorbed by the General Partner and will not be subject to reimbursement by the Fund.

Note 4.                          CHARGES TO THE FUND AND EACH UNIT THEREIN

Upon commencement of operations, the fees and expenses applicable to the Fund and each Limited Partner's Unit Partnership will be as follows:

General Partner Fees and Allocations

The management fee and incentive allocation, as described below, will be calculated at the Fund level and allocated proportionally to each class of Limited Partnership Units based on the net asset value of the class.  The amount of the management fee and incentive allocation allocated to each class will then be allocated proportionally to each Limited Partner based on the net asset value of each Limited Partner's Units in the respective class.

-	A management fee payable to the General Partner of 1/12 of 1% of the monthly net asset value of the Fund, payable in advance (a 1% annual rate).
-
The Fund is also charged an incentive allocation equal to ten percent (10%) of the Fund's new appreciation, including realized and unrealized gains and losses, for each fiscal quarter.  New appreciation is the increase in the Fund's net asset value since the last time an incentive allocation was paid or, if no incentive allocation has been paid, since the Fund's commencement of operations.  The incentive allocation will be adjusted pro rata for capital contributions and withdrawals from the Fund.

Third Party Sub-Advisors' Fees

-
A management fee payable to each third party sub-advisor to the Fund, equal to a maximum of 2% of the actual (as opposed to notional) net asset value of assets managed by such sub-advisor, payable at such regular intervals, either in arrears or in advance, as the General Partner and such sub-advisor may agree.  The General Partner anticipates that approximately 90% of the Fund's net assets will be managed by third party sub-advisors to managed futures funds or managed futures accounts in which the Fund invests.

-
The Fund may also be charged an incentive fee of up to twenty percent (20%) of the new appreciation, including realized and unrealized gains and losses, attributable to the Fund's assets managed by a third party sub-advisor on such schedule as the General Partner and such third party sub-advisor may agree.  New appreciation is the increase in the net asset value of the assets managed by such third party sub-advisor since the last time an incentive fee was paid or, if no incentive fee has been paid, since the Fund's allocation of assets to such third party sub-advisor.  Such incentive fee may be paid directly out of the assets of the Fund held with such third party sub-advisor prior to being charged pro rata against each Unit.

Sales Charges

-
Investors in Class A Units will pay a front-end sales load on each capital contribution to the Fund equal to the following schedule:  for contributions of less than $50,000:  5.0%; less than $100,000 but at least $50,000:  4.0%; less than $250,000 but at least $100,000:  3.0%; less than $500,000 but at least $250,000:  2.5%; less than $750,000 but at least $500,000:  2.0%; less than $1,000,000 but at least $750,000:  1.5%; at least $1,000,000:  no front-end sales load.  The front-end sales load will reduce the Units purchased by the Limited Partner.  Payments of front-end sales loads may be made directly to third party selling agents or may be charged to an investor by the Fund, which then remits payment to the selling agents on the investor's behalf.  The General Partner may waive the front-end sales load for any Class A Limited Partner.

Class C Units will be sold in four different Series according to the total capital contributions (less any withdrawals) made by the Limited Partner holding such Class C Units: for contributions of less than $100,000, Series I; for contributions less than $500,000 but at least $100,000, Series II; for contributions less than $1,000,000 but at least $500,000, Series III; for contributions of at least $1,000,000, Series IV. Class C Units will pay an annual sales fee according to their respective Series equal to the following schedule: for Series I: 1.5%; for Series II, 1.0%; for Series III, 0.5%; for Series IV, no annual sales fee. The annual sales fee will be treated as an expense and will be charged to Class C Units for a period of 5 years. Payments of annual sales fee will be remitted to third party selling  agents by the Fund on the investor's behalf.  The General Partner may waive the sales fee for any Class C Limited Partner.

Investors in Class I units will not pay a front-end sales load or annual sales fee.
Brokerage Commissions and Trading Fees

-
Combined futures brokerage expenses and other charges of the Fund's trading program, together with the managed futures funds and managed futures accounts in which the Fund invests, are estimated to be approximately 1.00% of the average net assets of the Fund per year.

Operating and Ongoing Offering Expenses

-
Actual operating and ongoing offering expenses, including the costs of updating the Fund's Prospectus, such as legal, auditing, administration, printing, and postage costs, together with the expenses of the managed futures funds in which the Fund invests, in total estimated to be 0.50% of average month-end net assets per year of the Fund.  The General Partner will assume liability for operating expenses in excess of 1.00% of average month-end net assets per year of the Fund.

Note 5.                          WITHDRAWALS
A Limited Partner may withdraw from the Fund, in whole or in part, as of the end of each calendar month.  A request for less than a full withdrawal that would reduce the net asset value of a remaining Limited Partner's Units below $1,000 will be treated as a request for withdrawal in full.  Limited Partners must transmit a written withdrawal request to the General Partner or the Fund's administrator not less than thirty (30) days prior to the end of the calendar month (or such shorter period as permitted by the General Partner) as of which such withdrawal is to be effective.  The request for withdrawal must specify the dollar amount for which withdrawal is sought unless a full withdrawal is requested.  Withdrawal proceeds will generally be paid within thirty (30) days after the effective date of the withdrawal.  However, in special circumstances, including, but not limited to, inability to liquidate dealers' positions as of a withdrawal date or default or delay in payments due from clearing brokers, banks, or other persons or entities, the Fund may in turn delay payment to persons requesting withdrawals of that part of the net assets of the Fund represented by the sums that are the subject of such default or delay, and withdrawing Limited Partners will be paid their pro rata portion of the withdrawal amount not subject to default or delay.
Note 6.                          RELATED PARTY DISCLOSURE

As general partner, MA Capital Management, LLC ("MACM") engaged Newport Coast Securities, Inc. ("NCS") as the selling agent and underwriter for the MA Managed Futures Fund, LP ("MAMF").  There is no common ownership between MACM and NCS.  NCS will be compensated based on the rates outlined in the prospectus filed by MACM with the Securities and Exchange Commission.  Mr. Monty Agarwal, managing partner and chief investment officer of MACM, has been hired by NCS as a representative to assist in selling MAMF.  Of the compensation received by NCS, 70% will be paid to Mr. Agarwal for his services to NCS.  As MAMF has not commenced operations, no amounts have been earned by NCS as of March 31, 2015.  Further, there is no balance due to or from MACM and NCS as of March 31, 2015.

MA CAPITAL MANAGEMENT LLC
Balance Sheet
December 31, 2014

ASSETS
Current Assets
Cash	$33,893
Property & Equipment, Net	12,728

Total assets	46,621

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
Long Term Liabilities

Stockholder Advances	18,590
Stockholder's Equity
Contributed capital, $1.00 par value, Authorized, issued and outstanding	1,000
Additional paid-in capital	55,000
Retained earnings	(27,969)
28,031

Total liabilities and stockholder's equity	$46,621

See notes to financial statements.
LIMITED PARTNERS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

MA CAPITAL MANAGEMENT, LLC
NOTES TO FINANCIAL STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2014

Note A.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and nature of business

MA Capital Management, LLC (the Company) was organized as a limited liability company in the State of Florida in May 2009.  The Company offers investment advice on global markets and hedge funds operating in those markets.

Basis of Presentation:

The financial statements have been prepared on an accrual basis.

Property and Equipment

Property and equipment are stated at cost and expenditures for additions, improvements, and betterments, if material, are generally capitalized. Normal repairs and maintenance are expensed. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in the statement of income. The company uses the straight line method to depreciate its fixed assets. The estimated useful lives of property and equipment are as follows:

	Furniture and Fixtures	10 years
	Computer equipment	5 years
Note B.	PROPERTY AND EQUIPMENT At December 31, 2014 property and equipment consisted of the following:
	Furniture and Fixtures		$25,885
	Computer equipment		$34,115
			60,000
	Less Accumulated depreciation		47,272

	Property and equipment, net		$12,728
Note C.
RELATED PARTY TRANSACTIONS
The sole stockholder has advanced $18,590 to the company as of December 31, 2014. These amounts are unsecured, payable on demand and interest free. They are classified as long-term because it is unlikely that payment will be demanded within the next twelve months.

Note D.	Capital Contributions During the year the sole stockholder contributed $50,000 to the company.

INDEPENDENT AUDITOR'S REPORT
To the Board of Directors and Stockholders
of MA Capital Management, LLC

We have audited the accompanying balance sheet of MA Capital Management LLC (a Florida limited liability company) as of December 31, 2014, and the related notes.

Management's Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of MA Capital Management LLC as of December 31, 2013, in accordance with accounting principles generally accepted in the United States of America.

/s/ MARK ESCOFFREY, P.A.

Palm Beach Gardens, Florida

March 23, 2015

MA CAPITAL MANAGEMENT LLC
Balance Sheet
December 31, 2013

ASSETS
Current Assets
Cash	$120,435
Property & Equipment, Net	39,428

Total assets	159,863

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
Long Term Liabilities

Stockholder Advances	105,626
Stockholder's Equity
Contributed capital, $1.00 par value, Authorized, issued and outstanding	1,000
Additional paid-in capital	5,000
Retained earnings	48,237
54,237

Total liabilities and stockholder's equity	$159,863

See notes to financial statements.
LIMITED PARTNERS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

MA CAPITAL MANAGEMENT, LLC
NOTES TO FINANCIAL STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2013

Note A.                          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Organization and nature of business
MA Capital Management, LLC (the Company) was organized as a limited liability company in the State of Florida in May 2009.  The Company offers investment advice on global markets and hedge funds operating in those markets.
Basis of Presentation:
The financial statements have been prepared on an accrual basis.
Property and Equipment
Property and equipment are stated at cost and expenditures for additions, improvements, and betterments, if material, are generally capitalized. Normal repairs and maintenance are expensed. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in the statement of income. The company uses the straight line method to depreciate its fixed assets. The estimated useful lives of property and equipment are as follows:
Furniture and Fixtures                                                      10 years
Computer equipment                                                         5 years
Note B.                          PROPERTY AND EQUIPMENT
At December 31, 2013 property and equipment consisted of the following:

Furniture and Fixtures	$25,885
Computer equipment	34,115
60,000
Less Accumulated depreciation	32,572
Property and equipment, net	$27,428

Note C.                          RELATED PARTY TRANSACTIONS
The sole stockholder has advanced $24,208 to the company as of December 31, 2013. These amounts are unsecured, payable on demand and interest free. They are classified as long-term because it is unlikely that payment will be demanded within the next twelve months.

Note D.                          LINE OF CREDIT
The Company has a line of credit with a commercial bank in the amount of $100,000. As of December 31, 2013 the company had not drawn down on this line. The line of credit bears interest of 4.5% per annum and is collateralized by the personal residence of the President of the company.

INDEPENDENT AUDITOR'S REPORT
To the Board of Directors and Stockholders
of MA Capital Management, LLC

We have audited the accompanying balance sheet of MA Capital Management LLC (a Florida limited liability company) as of December 31, 2013, and the related notes.

Management's Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of MA Capital Management LLC as of December 31, 2013, in accordance with accounting principles generally accepted in the United States of America.

/s/ MARK ESCOFFREY, P.A.

Palm Beach Gardens, Florida

March 28, 2014

MA CAPITAL MANAGEMENT LLC (UNAUDITED)
Balance Sheet
March 31, 2015

ASSETS
Current Assets
Cash	$23,933
Property & Equipment, Net	12,728

Total assets	36,661

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
Long Term Liabilities

Stockholder Advances	18,590
Stockholder's Equity
Contributed capital, $1.00 par value, Authorized, issued and outstanding	1,000
Additional paid-in capital	55,000
Retained earnings	(37,929)
18,071

Total liabilities and stockholder's equity	$36,661

See notes to financial statements.
LIMITED PARTNERS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

MA CAPITAL MANAGEMENT, LLC
NOTES TO FINANCIAL STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2014

Note A.                          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Organization and nature of business
MA Capital Management, LLC (the Company) was organized as a limited liability company in the State of Florida in May 2009.  The Company offers investment advice on global markets and hedge funds operating in those markets.
Basis of Presentation:
The financial statements have been prepared on an accrual basis.
Property and Equipment
Property and equipment are stated at cost and expenditures for additions, improvements, and betterments, if material, are generally capitalized. Normal repairs and maintenance are expensed. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in the statement of income. The company uses the straight line method to depreciate its fixed assets. The estimated useful lives of property and equipment are as follows:
Furniture and Fixtures                                                      10 years
Computer equipment                                                         5 years
Note B.                          PROPERTY AND EQUIPMENT
At December 31, 2014 property and equipment consisted of the following:

Furniture and Fixtures	$25,885
Computer equipment	34,115
60,000
Less Accumulated depreciation	47,272
Property and equipment, net	$12,728

Note C.                          RELATED PARTY TRANSACTIONS
The sole stockholder has advanced $18,590 to the company as of December 31, 2014. These amounts are unsecured, payable on demand and interest free. They are classified as long-term because it is unlikely that payment will be demanded within the next twelve months.

Note D.                          Capital Contributions
During the year the sole stockholder contributed $50,000 to the company.

This Prospectus is in two parts: a Disclosure Document and a Statement of Additional Information. These parts are bound together and may not be distributed separately.

PART TWO — STATEMENT OF ADDITIONAL INFORMATION

MA MANAGED FUTURES FUND, LP

The date of this Part Two: July 25, 2014
The date of the Fund's most recent Prospectus and Disclosure Document: July 25, 2014

Both the Disclosure Document and Statement of Additional Information must be provided to prospective investors.

TABLE OF CONTENTS
Part Two – Statement of Additional Information
WHY MA MANAGED FUTURES FUND?	SAI-1
REGULATION	SAI-3

WHY MA MANAGED FUTURES FUND?

The MA Managed Futures Fund is a multi-strategy managed futures fund which can be accessed with a low investment minimum of $5,000.  Additionally, the fact that it is managed by personnel with vast experience in trading for some of the largest banks in the world as well as managing traders makes this a unique investment alternative.
Following are some of the benefits offered by the MA Managed Futures Fund:
1.  Access with a low investment minimum:  A typical multi-strategy managed futures portfolio would require $5mm to $10mm to construct for any individual investor.  However, the Fund provides the investor with access to its managed futures portfolio with a minimum investment of $5,000 (for Class A Units and Class C Units).
2.  A Systematic approach to investing the Fund's assets:  The General Partner anticipates that the Fund will only select strategies that are systematic in nature, where "systematic" is defined as having, showing, or involving a system, method or plan. For example the Fund will seek systematic strategies where the buy and sell signals are generated by a well-tested and robust computer algorithm as opposed to strategies influenced or determined by human emotions, biases, or other discretionary factors. In the General Partner's opinion, this leads to a more disciplined approach to money management when compared to strategies reliant upon decisions which can be influenced by human emotions.
3.  Leverage and Risk Management:  The General Partner's personnel has been trading derivative instruments since 1996 across various asset classes and on global exchanges.  This, in the General Partner's opinion, gives it an edge when it comes to striking the right balance between risk and reward when constructing and managing the Fund's portfolio.
4.  Dynamic Allocation:  The Fund's investment strategy involves a very dynamic approach to capital allocation.  This means that the strategies that are picked for the portfolio as well as the amount of capital allocated to these strategies will not be fixed but will vary based on changing market conditions as well as the profitability of the underlying strategies.  A dynamic approach to the markets is, in the General Partner's opinion, the best way to provide safety and generate profits in a fast changing investment world.
5.  Experience:  The General Partner regards its experience as one of the strongest benefits offered to the investors of the MA Managed Futures Fund. The experience of the personnel of the General Partner has been described above.
Why A Fund Trading in Futures Products and Investing in Managed Futures Funds and Accounts?
Futures investments are intended to generate medium to long-term capital growth and provide global portfolio diversification. A primary reason to invest in futures products, such as those to be invested in by MA Managed Futures Fund, LP, is to provide a non-correlated investment to a portfolio of traditional stock and bond investments that has the potential to improve returns and lower the portfolio's volatility. This is possible because futures products historically have not been correlated to traditional markets, such as stocks and bonds.
Historical Non-Correlated Performance
Historically, futures investments have had very little correlation to the stock and bond markets.1 While there is no guarantee of positive performance in a managed futures component of a portfolio, the non-correlation characteristic of futures can improve risk adjusted returns in a diversified investment portfolio. Having the ability to go long and short provides managed futures the opportunity to make potentially profitable trades in both up or down markets. In other words, gain or loss in the future is not necessarily dependent on economic cycles.  There can be no assurance, however, that the Fund, the managed futures funds, and the managed futures accounts in which the Fund invests will trade profitably in the futures and

1 Source: CME Group, 10 Compelling Reasons to Consider Adding Managed Futures to Your Portfolio.  http://www.cmegroup.com/education/files/RT-177_WhyMFSS_HR.pdf (2012).
SAI-1

forward currency markets or not incur losses. Furthermore, non-correlation means that the Fund may experience losses or reduced gains when the general equity and financial markets are in a growth phase enjoying rising prices.
Increase Returns and Reduce Volatility
Managed futures, as well as commodities, when used in conjunction with traditional asset classes, may reduce risk, while at the same time potentially increase returns.2
Low Correlation to Traditional Asset Classes and Other Alternative Asset Classes
Because they trade in numerous financial and commodities futures markets ranging from cotton to palladium and currencies to stock indices, managed futures funds, in aggregate, have historically experienced low long-term correlation to most traditional asset classes, including stocks, bonds, and real estate. Managed future funds may provide a valuable element of diversification to an investor's Portfolio, even one in which other alternative asset classes are represented, because of the low correlation of their returns to the returns of other alternative asset classes, including many hedge fund strategies. The Fund will give its investors access to such futures products in addition to managed futures funds and managed futures accounts.  There can be no assurance, however, that the Fund's performance will be non-correlated to the performance of traditional asset classes or that it will not experience sustained periods of significant correlation to the performance of traditional asset classes.
Non-Correlated Investments within the Fund
The third party commodity pool operators and sub-advisors of the managed futures funds and managed futures accounts in which the Fund will invest may trade on more than 100 financial and commodities futures markets, many of which react differently from each other to the same economic or market condition. Broadly diversifying across a wide range of futures markets can increase the potential to trade profitably while protecting the overall portfolio from extensive losses from a single market.
Potential to Profit in Bull and Bear Markets
Managed futures funds, unlike most mutual funds, which are "long only", have the potential to profit from market movements in both directions.3 By having the ability to "go short," managed futures funds may also profit from anticipating that a future's price will go down in the future. This potential to profit, whether markets are rising or falling around the globe, makes managed futures particularly attractive as a diversification tool.  There can be no assurance, however, that the General Partner or any of the Fund's third party sub-advisors or managed futures funds will correctly select futures positions on the Fund's behalf or that the Fund will not incur losses. Unlike a mutual fund, Limited Partners in the Fund have no right to evaluate the Fund's underlying investments.
Global Diversification within a Single Investment
Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the globe. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices, and currencies in several countries around the world, as well as energy and metals. While the managed futures funds and managed futures accounts in which the Fund invests will trade across a diverse selection of global markets, an investment in the Fund is not a complete investment program but, rather, should be considered as a diversification opportunity for an overall portfolio. However, if the Fund does not invest profitably, and there can be no assurance that it will do so, the potential diversification benefits of an investment in the Fund will not be realized.

2 Source: CME Group, 10 Compelling Reasons to Consider Adding Managed Futures to Your Portfolio.
3 Source: CME Group, 10 Compelling Reasons to Consider Adding Managed Futures to Your Portfolio.
SAI-2

Convenience
Through an investment in the Fund, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.
Liquidity
In most cases the markets to be traded by the General Partner or the managed futures funds and managed futures accounts in which the Fund invests are highly liquid. Some markets trade 24 hours on business days. While there can be cases where there may be no buyer or seller for a particular futures contract, third party sub-advisors and commodity pool operators will typically select markets for investment based upon, among other things, their perceived liquidity. Exchanges impose limits on the amount that a futures price can move in one day. Situations in which markets have moved the limit for several days in a row have not been common, but do occur. Investors may withdraw all or a portion of their Units on a monthly basis.
Limited Liability
Investors' liability is limited to the amount of their investment in the Fund. Investors will not be required to contribute additional capital to the Fund.
Material Differences between Managed Futures Accounts and Managed Futures Funds
The Fund will be invested heavily in both managed futures accounts and managed futures funds, which will be managed by a third party sub-advisor or commodity pool operator, respectively. There are a number of material differences between these investments. First, a managed futures account is the sole property of the Fund, as the Fund will be the only investor in such accounts, whereas the Fund may be one of a number of beneficial owners in each managed futures fund in which it invests. As a result, the Fund will be directly responsible for all fees and expenses incurred by each managed futures account, whereas it will be responsible for only its pro rata share of such fees and expenses incurred by each managed futures fund. Additionally, for each managed futures account, the Fund will not enjoy any economies of scale, but will instead solely rely on leverage in order to increase the gross assets traded in such accounts. However, the Fund will have more flexibility with regard to managed futures accounts as opposed to managed futures funds, the latter of which may be subject to lock-ups (minimum commitment periods), infrequent withdrawals, gating, and other restrictions on the Fund's investment. Finally, there will generally be greater oversight of the third party sub-advisor to any managed futures account, as the General Partner may actively review the sub-advisor's trading activities and the Fund's positions, whereas the General Partner typically will not be able to see the underlying trading activities and positions of the managed futures funds in which it invests.
Despite its best efforts, there can be no assurance that the General Partner's investment program will succeed in its stated objectives. The foregoing promotional and speculative statements are solely the opinion of the General Partner.
REGULATION
The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the Commodity Futures Trading Commission ("CFTC"), a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors, and clearing firms which are referred to in the futures industry as "futures commission merchants." The General Partner is registered with the CFTC as a commodity pool operator and as a commodity trading advisor. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If the pertinent CFTC licenses or NFA memberships were to lapse, be suspended, or be revoked, the General Partner would be unable to act as the Fund's commodity pool operator.
The CFTC has adopted disclosure, reporting, and recordkeeping requirements for commodity pool operators. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool's income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant. The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect the Fund's trading or that of the managed futures funds or managed futures accounts in which it invests.
SAI-3

The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain, primarily agricultural and grain, futures contracts. Certain accounts controlled by the General Partner, including the accounts of the Fund, may be combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, the General Partner may modify the investment allocations for the Fund or the Fund may be forced to liquidate certain futures positions in its managed accounts, possibly resulting in losses. Additionally, the CFTC has recently proposed new position limits and may do so again in the future; current and proposed position limits may have a material adverse impact on the Fund's operations and may limit the futures trading activities of the General Partner or any third party sub-advisor or managed futures fund.
In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as "margin," of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, clearing brokers may require higher margins from their customers than the exchange minimums. When a position is established, "initial margin" is deposited. On most exchanges, at the close of each trading day "variation margin," representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader's account. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" is made, requiring the trader to deposit additional margin or have his position closed out. The General Partner, the managed futures funds, and the managed futures accounts in which the Fund invests will buy and sell futures contracts, activities which will involve the use of margin on account. By utilizing leverage, the General Partner, managed futures funds and managed futures accounts are inherently able to leverage the dollar value of the futures contracts traded; accordingly, the operating profit or loss of the General Partner's trading program, the managed futures funds, and the managed futures accounts (and, therefore, the Fund) will increase due to the increase in their dollar value of trading. As a result of this leveraging, even a small adverse movement in the price of a contract could cause the Fund major and immediate losses. Like other leveraged investments, any trade may result in losses in excess of the amount invested. To attempt to mitigate the potential downside risk, the General Partner will monitor risk measures such as downside volatility and the Fund's equity ratio.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Reform Act") was enacted in July 2010. The Reform Act may entail increased costs and result in burdensome reporting requirements for the Fund. The imposition of credit controls by governmental authorities or the implementation of regulations pursuant to the Reform Act might limit the Fund's trading, to the possible detriment of the Fund. Additionally, the Reform Act includes provisions that comprehensively regulate the over-the-counter ("OTC") derivatives markets for the first time. The Reform Act mandates a substantial portion of OTC derivatives be executed in regulated markets and submitted for clearing to regulated clearinghouses. The mandates imposed by the Reform Act may result in the Fund bearing higher upfront and mark-to-market margin and less favorable trade pricing.

SAI-4

MA Managed Futures Fund, LP

REQUEST FOR WITHDRAWAL

Please complete and return this form to:                                                                                    MA Managed Futures Fund, LP
                                              c/o Mutual Shareholder Services, LLC
                                              8000 Town Centre Drive, Suite 400
                                              Broadview Heights, OH   44147

                                              Fax:  (440) 526-4446
                                              Email:  mafuturesfund@mutualss.com

DATA                                        Limited Partner                      Mr.                                  Mrs.                          Ms.                                  Other
Name	Limited Partner #

Name of Joint	Social Security #
Ltd. Partner(s)
Name of Entity	Taxpayer ID #
(if applicable)
Address	Telephone #
Class of Units (Class A, C or I)

Custodian	Custodian Address
(if applicable)	(if applicable)

Bank Name	Bank Address

ABA Number

Account Name	Account Number

Additional Information

*Withrawals can be done via wire transfer only.
Dear Sir/Madam: The undersigned hereby requests withdrawal, subject to all the terms and conditions of the Agreement of Limited Partnership ("Partnership Agreement") of MA Managed Futures Fund, LP of $   (insert dollar amount to be withdrawn; minimum of $1,000 if less than all of the Units are to be withdrawn, subject to remaining investment of at least $5,000 (or such minimum as was in effect at the time such limited partner initially acquired its Units). (IF NO DOLLAR AMOUNT IS ENTERED HERE, IT WILL BE ASSUMED THAT THE LIMITED PARTNER WISHES TO WITHDRAW ALL UNITS) of the undersigned's Units in the Fund. Withdrawals shall be effective as of the month-end not earlier than 30 days after receipt by the Fund of this request for withdrawal. The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this request for withdrawal relates with full power and authority to request such withdrawal. Such Units are not subject to any pledge or otherwise encumbered in any fashion.
United States Limited Partners Only: Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this request for withdrawal is the undersigned's true, correct and complete Social Security Number or Taxpayer ID Number, that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code of 1986 and that the undersigned is a U.S. person.

C-1

Non-United States Persons Only: Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate, or trust.
Signature(s) Must Be Identical to Name(s) in Which Units Are Registered
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Limited Partner Signature Date (MM/DD/YYYY)	Joint Limited Partner (if any) or Custodian Signature Date(MM/DD/YYYY)

Authorized Signatory Date (MM/DD/YYYY)	Title
By: (Authorized Corporate Officer, Partner, Custodian or Trustee)

C-2

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution

MA Managed Futures Fund, LP (the "Fund") is responsible for all expenses in connection with the organization of the Registrant and the initial offering of the Units up to $120,000. Any expenses in excess of $120,000 will be borne by the General Partner. The Fund also bears its ongoing offering expenses. The General Partner will assume liability for ongoing offering and operating expenses, when considered together, in excess of 1.00% of average month-end net assets per year of the Fund. Initial and ongoing offering expenses in connection with this Registration Statement include:

	Approximate Amount

Securities and Exchange Commission Registration Fee	$5,730	*
Financial Industry Regulatory Authority, Inc. Filing Fee	8,000
Printing Expenses	2,500
Fees of Certified Public Accountants (Organization)	1,000
Fees of Certified Public Accountants (Offering)	29,935
Blue Sky Expenses (Excluding Legal Fees)	30,000
Fees of Counsel (Organizational)	5,000
Fees of Counsel (Offering)	12,325
EDGAR Printing Fees	15,840
Administrator Setup Cost	2,000
NFA Member Fee, CPO Registration	2,955
Escrow Fees	4,000
Delaware Registration	715	*

Total	$120,000

*	Fees marked with an asterisk are exact rather than estimated.

Item 14. Indemnification of Directors and Officers

Article 8 of the Partnership Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of the General Partner and certain of its controlling persons by the Fund in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with the Fund; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or such controlling persons. The Fund is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above. Advances of funds by the Fund to cover legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a limited partner are prohibited.

Item 15. Recent Sales of Unregistered Securities

Monty Agarwal has made a capital contribution of $3,000 to the Fund as the Fund's "Initial Limited Partner." There have been no other sales of unregistered Units in the Fund in the past three years.

Item 16. Exhibits and Financial Statement Schedules

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

Exhibit Number	Description of Document
[3.1]	Certificate of Limited Partnership of the Registrant*
[3.2]	Form of Agreement of Limited Partnership of the Registrant (included as Exhibit A to the Prospectus)
[5.1]	Opinion of Malik Law Group LLC relating to the legality of the Units
[8.1]	Opinion of Malik Law Group LLC with respect to federal income tax consequences
[10.1]	Form of Subscription Agreement (included in Exhibit B to the Prospectus)
[10.2]	Form of Administration Agreement between Registrant and Administrator*
[10.3]	Form of Escrow Agreement between Registrant and Escrow Agent
[23.1]	Consent of Arthur F. Bell, Jr. & Associates, L.L.C. (included as Exhibit D to the Prospectus)
[23.2]	Consent of Mark Escoffrey, P.A. (included as Exhibit E to the Prospectus)

*            Previously filed

The following exhibit is incorporated by reference herein from the exhibit of the same description filed on June 1, 2012 with Registrant's Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-180166):

10.2 Form of Administration Agreement between Registrant and Administrator

Item 17.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provide, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining any liability under the Securities Act of 1933, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(c) The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 11 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, United States, on the 25th day of July, 2014.

MA Management Futures Fund, LP

By:	MA Capital Management, LLC
General Partner

By:	/s/ Monty Agarwal Monty Agarwal
Managing Partner
          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 11 to the Registration Statement has been signed below by the following persons on behalf of the General Partner of the Registrant, in the capacities and on the date indicated.

Signature	Title with Registrant	Date

/s/ Monty Agarwal	Managing Partner (Principal Executive Officer)	July 25th, 2014
Monty Agarwal

/s/ Mark Stephan	Chief Compliance Officer	July 25th, 2014
Mark Stephan

          Being the principal executive officer and the other executive officer of MA Capital Management, LLC.

MA Capital Management, LLC

By:	MA Capital Management, LLC
General Partner

By:	/s/ Monty Agarwal Monty Agarwal	July 25th, 2014
Managing Partner